     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 1998.



                                                      REGISTRATION NO. 333-48701

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                  DELAWARE                                         3089            11-3423157
       (STATE OR OTHER JURISDICTION OF                 (PRIMARY STANDARD INDUSTRIAL (I.R.S. EMPLOYER IDENTIFICATION NO.)
       INCORPORATION OR ORGANIZATION)                   CLASSIFICATION CODE NUMBER)

                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.
                             320 BROAD HOLLOW ROAD
                          FARMINGDALE, NEW YORK 11735
                                 (516) 752-1950
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                    ANDREW FRANZONE, CHIEF EXECUTIVE OFFICER
                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.
                             320 BROAD HOLLOW ROAD
                          FARMINGDALE, NEW YORK 11735
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------


                                   Copies to:

                     CARL SELDIN KOERNER, ESQ.                                            ROBERT H. COHEN, ESQ.
                       GUIDO A. PANZERA, ESQ.                                               PHILIP MAGRI, ESQ.
                  KOERNER SILBERBERG & WEINER, LLP                                MORRISON COHEN SINGER & WEINSTEIN, LLP
                         112 MADISON AVENUE                                                750 LEXINGTON AVENUE
                      NEW YORK, NEW YORK 10016                                           NEW YORK, NEW YORK 10022
                     TELEPHONE: (212) 689-4400                                           TELEPHONE:(212) 735-8600
                     FACSIMILE: (212) 689-3077                                           FACSIMILE:(212) 735-8708

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement is declared effective.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                                              PROPOSED MAXIMUM
                                                                                          PROPOSED MAXIMUM       AGGREGATE
                                                                           AMOUNT TO       OFFERING PRICE         OFFERING
          TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED             BE REGISTERED       PER SHARE            PRICE(3)
Common Stock, par value $.001 per share...............................     1,437,500(1)               4.50          $6,468,750
Redeemable Common Stock Purchase Warrants, each to purchase one share
of Common Stock.......................................................     1,437,500(2)                .10            $143,750
Common Stock, par value $.001 per share, issuable upon exercise of the
Warrants..............................................................        1,437,500               5.00          $7,187,500
Underwriter's Warrants................................................          125,000                (4)                 (4)
Common Stock, par value $.001 per share, issuable upon exercise of the
Underwriter's Warrants................................................          125,000               5.63            $703,750
Redeemable Common Stock Purchase Warrants underlying the Underwriter's
Warrants..............................................................          125,000                .13             $16,250
Common Stock, par value $.001 per share, issuable upon exercise of the

Redeemable Common Stock Purchase Warrants underlying the Underwriter's
Warrants..............................................................          125,000               5.00            $625,000
    Total.............................................................                                             $15,145,000

                                                                           AMOUNT OF
          TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED            REGISTRATION FEE
Common Stock, par value $.001 per share...............................            $1,909
Redeemable Common Stock Purchase Warrants, each to purchase one share
of Common Stock.......................................................               $43
Common Stock, par value $.001 per share, issuable upon exercise of the
Warrants..............................................................            $2,121
Underwriter's Warrants................................................               (4)
Common Stock, par value $.001 per share, issuable upon exercise of the
Underwriter's Warrants................................................              $208
Redeemable Common Stock Purchase Warrants underlying the Underwriter's
Warrants..............................................................                $5
Common Stock, par value $.001 per share, issuable upon exercise of the
Redeemable Common Stock Purchase Warrants underlying the Underwriter's
Warrants..............................................................              $185
    Total.............................................................            $4,471

(1) Includes 187,500 shares of Common Stock which the Underwriter has the option to purchase solely to cover over-allotments, if any.
(2) Includes 187,500 Warrants which the Underwriter has the option to purchase solely to cover over-allotments, if any.
(3) Estimated solely for the purpose of calculating the registration fee.
(4) Pursuant to Rule 457(g), no additional registration fee is required on these securities.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                    SUBJECT TO COMPLETION DATED JUNE 11, 1998



PROSPECTUS
                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.

                        1,250,000 SHARES OF COMMON STOCK
              1,250,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

                            ------------------------


     This Prospectus relates to an offering (the 'Offering') by International Plastic Technologies, Inc., a Delaware corporation (the 'Company'), of 1,250,000 shares of common stock of the Company, par value $.001 per share (the 'Common Stock'), and 1,250,000 Redeemable Common Stock Purchase Warrants (the 'Warrants') (collectively, the 'Securities'). The shares of Common Stock and the Warrants may be purchased separately. Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at a price of $5.00, subject to adjustment under certain circumstances, for a five-year period commencing 12 months from the date of this Prospectus. The Warrants are redeemable by the Company at any time, commencing 12 months from the date of the Prospectus, upon notice of not less than 30 days, at a price of $.10 per Warrant, provided that the average closing bid quotation of the Common Stock as reported on the Nasdaq SmallCap Market ('Nasdaq SmallCap') or the Boston Stock Exchange ('BSE'), if traded thereon, or if not traded thereon, the average closing sale price if listed on a national or regional securities exchange, for any 20 trading days within a period of 30 consecutive trading days ending on the 15th day prior to the day on which the Company gives notice equals or exceeds 150% of the then current Warrant exercise price, subject to the right of the holder to exercise such Warrants prior to redemption. See 'Description of Securities.'



     Prior to the Offering, there has been no public market for the Common Stock or Warrants and there can be no assurance that any such market will develop, or if developed, be sustained. It is anticipated that the Common Stock and Warrants will be quoted on Nasdaq SmallCap under the symbols 'IPTX' and 'IPTXW,' respectively, and on the BSE as 'IPT' and 'IPTW,' respectively . The respective offering prices of the Common Stock and Warrants, and the exercise price of the Warrants, were determined pursuant to negotiations between the Company and Network 1 Financial Securities, Inc. (the 'Underwriter') and do not necessarily relate to the Company's book value or any other established criteria of value. For a discussion of the factors considered in determining the Offering prices, see 'Underwriting.'

                           ------------------------

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD NOT BE PURCHASED BY INVESTORS
   WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE 'RISK
                         FACTORS' COMMENCING ON PAGE 8.

                           ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

[CAPTION]

                                                                               UNDERWRITING DISCOUNTS
                                                        PRICE TO PUBLIC          AND COMMISSIONS(1)      PROCEEDS TO COMPANY(2)
Per Share.........................................           $4.50                      $.45                     $4.05
Per Warrant.......................................            $.10                      $.01                      $.09
Total(3)..........................................         $5,750,000                 $575,000                 $5,175,000

(1) In addition, the Company has agreed to pay to the Underwriter a 3% nonaccountable expense allowance and to sell to the Underwriter, for nominal consideration, warrants to purchase up to 125,000 shares of Common Stock and/or up to 125,000 Warrants. The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See 'Underwriting.'

(2) Before deducting expenses, estimated at $1,350,000, payable by the Company, including the Underwriter's nonaccountable expense allowance.

(3) The Company has granted the Underwriter an option, exercisable within 45 days from the date of this Prospectus, to purchase up to 187,500 additional shares of Common Stock and/or 187,500 additional Warrants on the same terms and conditions as set forth above, solely for the purpose of covering over-allotments, if any. If such option is exercised in full, the Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $6,612,500, $661,250 and $5,951,250, respectively.
                            ------------------------

     The Common Stock and Warrants are being offered, subject to prior sale, when, as and if delivered and accepted by the Underwriter and subject to the approval of certain legal matters by counsel and to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part. It is expected that delivery of certificates representing the Common Stock and Warrants contained therein, will be made against payment therefor at the offices of Network 1 Financial
Securities, Inc. on or about               , 1998.

                      NETWORK 1 FINANCIAL SECURITIES, INC.


              THE DATE OF THIS PROSPECTUS IS                , 1998

     The inside front cover shows three photographs with accompanying descriptions. A photograph in the upper right corner of the page shows two models of the Ultratherm(Registered), one standing up straight and the other laying down. Above the photo is the heading: 'DURALOGIC TECHNOLOGIES, INC. a wholly-owned subsidiary of International Plastic Technologies, Inc.' To the left of the photo is the following description:

          'ULTRATHERM(Registered) Hot/Cold Massager

          The Ultratherm(Registered) is a portable massaging system which works on the principle of providing heat and cold therapy. This proprietary hand-held unit offers massage capabilities for the relief of discomfort associated with sports and occupational injuries. Ultratherm(Registered) weighs 21 ounces, measures eight inches long and maintains temperatures of 42degreesF--115degreesF. Its ergonomically-shaped die-cast aluminum body contains a rechargeable battery that lasts for approximately one hour. Once placed against the body, the contour fitting thermal dome concentrates and directs the heat (or cold) and massage vibrations into the affected areas underlying the soft tissue.

          The Ultratherm(Registered), patented and currently being sold through specialty catalogs and stores, won the grand prize in Hammacher Schlemmer's annual Search for Invention in 1992 and was awarded Editors' Choice with a four star rating by Golf Magazine in 1996. The Ultratherm(Registered) is currently under small-scale manufacturing and the Company's goal is to implement full-scale manufacturing by the end of 1998.'

     The other two photographs appear on the bottom half of the page. Each of the photographs show prototype models of the Pull Pack(Trademark). The photograph on the far left shows two hands opening the prototype Pull Pack(Trademark) packaging. The accompanying photograph shows two hands removing a Compact Disc from the Pull Pack(Trademark) packaging system. Above the photographs is the heading 'COMPACT DISC PACKAGING CORP. a wholly-owned subsidiary of International Plastic Technologies, Inc.' To the right of the photographs is the caption, 'Convenient and reliable, the Pull Pack(Trademark) offers a simple and effective solution to problems associated with conventional disc packaging.' Below the photographs is the following description:

          'The Pull Pack(Trademark) is a redesigned 'Jewel Box,' the packaging used currently for Compact Discs, CD ROMs and Digital Video Discs ('DVD') and won the International Design Magazine Award for Packaging in 1993. The Pull Pack(Trademark) is a prototype in the developmental stage which the Company plans, with no assurance, to have manufactured. See 'Business.'

          The patented Pull Pack(Trademark) employs a drawer-like mechanism, avoiding the problems associated with Disc packaging that is currently available, involving fragile hinges, difficulty in opening and the removal of Discs and descriptive literature.'

     At the bottom of the page, the following appears:

                   'INTERNATIONAL PLASTIC TECHNOLOGIES, INC.
                  320 Broad Hollow Road, Farmingdale, NY 11735
                      1.800.752.1680     FAX 516.752.1971'

CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING PURCHASES OF THE COMMON STOCK TO STABILIZE ITS MARKET PRICE, PURCHASES OF THE COMMON STOCK TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE 'UNDERWRITING.'

IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS AND SELLING GROUP MEMBERS (IF ANY) MAY ENGAGE IN PASSIVE MARKET-MAKING TRANSACTIONS IN THE COMMON STOCK

AND WARRANTS ON THE NASDAQ SMALLCAP MARKET IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE 'UNDERWRITING.'

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this prospectus (the 'Prospectus'). References to the 'Company' include International Plastic Technologies, Inc., a Delaware corporation, and its wholly-owned subsidiaries, Electronic Hardware Corp., a New York corporation ('EHC'), Compact Disc Packaging Corp., a Delaware corporation ('CDP'), and Duralogic Technologies, Inc., a New York corporation ('DTI'), unless otherwise indicated. Unless the context otherwise requires, this Prospectus assumes (i) the reorganization of the Company effective immediately prior to the date of this Prospectus (the 'Reorganization') described more fully in 'Certain Transactions,' (ii) that the Underwriter's over-allotment option will not be exercised, (iii) that the 125,000 shares of Common Stock and 125,000 Warrants issuable upon the exercise of the warrant granted to the Underwriter in connection with this Offering will not be outstanding ('Underwriter's Warrants') and (iv) that the Redeemable Common Stock Purchase Warrants ('Warrants') will not be exercised, unless otherwise indicated. This Prospectus contains forward-looking statements involving risk and uncertainties. The Company's actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in 'Risk Factors.'


                                  THE COMPANY

     The Company, through its principal subsidiary, EHC, has over 28 years of experience in the design, marketing and manufacture of injection molded plastic components and assemblies, including consumer, industrial and military knobs and custom and mechanical assemblies, including Micro Verniers, push or pull-to-turn clutch knobs and detent knobs. EHC also produces hardware items, including shaft locks, mounting brackets, test jack covers, cabinet bumpers and captive screws. The Company believes that EHC's long-term success is due to the average 29-year experience of its management team, strategic acquisitions of complementary companies, products and product lines and its ability to adapt new technologies and advanced manufacturing concepts to produce high-quality products at competitive prices.

GROWTH STRATEGY


     The Company intends to expand its operations through (i) the acquisition and development of injection molded plastic products and assemblies manufactured in the United States having niche markets, (ii) the redesigning of such products and assemblies, if necessary, to improve their function and appearance and (iii) the manufacturing of such products and assemblies in the People's Republic of China ('China') at lower prices and improved profit margins. Through a consultant who is also an independent director of the Company (the 'Consultant'), the Company has established direct contact with manufacturers in

China and has initiated pilot overseas manufacturing projects in China of small-scale production runs of the Ultratherm(Registered) and separate projects through an affiliated company, Allen Field Co., Inc. ('AFC'). See 'Risk Factors--Risks Relating to Manufacturing in China.'


     While small businesses comparable in size to the Company often encounter major difficulties in securing manufacturing projects in China due to prohibitive broker commissions and agency fees incurred both domestically and abroad, which, based upon the Company's experience, could account for up to 25% of the entire manufacturing project, the Company, through the Consultant, has established direct contact with certain manufacturers in China, allowing the Company to avoid such commissions and fees and realize the benefit from lower costs of raw materials and labor. For example, two of EHC's principal raw materials at this time, AcrylonitirleButadiene Styrene ('ABS') and polycarbonate, cost up to 50% less in China and the cost of labor for factory workers in China was approximately $.33 per hour for the year ended December 27, 1997. Based on its assessment of pilot manufacturing projects in China through AFC, the Company believes that it can reduce its overall domestic manufacturing costs, including shipping and tariffs, by more than 25%. See 'Risk Factors-- Risks Relating to Manufacturing in China' and 'Certain Transactions.'

PRODUCTS

     Control Knobs and Assemblies

     The Company, through its wholly-owned subsidiary EHC, manufactures a full line of instrument control knobs, handles, value-added custom molding, dials and similar devices for consumer, industrial and military electronics equipment. EHC's knobs are used for precise setting of switches, on/off switches, volume controls and critical setting of instrumentation switches. EHC manufactures many of the knobs based on the customers' exacting specifications as well as its standard line. Customers of EHC order the knobs by specifying particular descriptions and features, including the shaft diameter, outer diameter, overall size, height, color, illumination, dials and markings, such as lines, dots or numbers.

     The Pull Pack(Trademark)

     The Company, through its wholly-owned subsidiary, CDP, has entered into a five-year exclusive international licensing agreement to manufacture, market, sell and sub-license the Pull Pack(Trademark), a proprietary Disc packaging system. The Pull Pack(Trademark) is a redesigned 'Jewel Box,' the packaging used currently for Compact Discs, CD ROMs and Digital Video Discs ('DVD'), and won the International Design Magazine Award for Packaging in 1993. The Pull Pack(Trademark) implements a drawer-like mechanism, avoiding the problems associated with currently available Disc packaging involving fragile hinges, difficulty in opening and the removal of Discs and descriptive literature. See 'Business--Patents, Trademarks, Licenses and Royalty Rights.'


     The Company is currently negotiating with offshore manufacturers in China to produce the Pull Pack(Trademark) and plans, with no assurance, to market the product as a specialty packaging system to a targeted niche market, including CD ROM, special production, retail replacement packaging and rental and institutional markets such as video stores, lending libraries and technical research facilities. For the year ended December 28, 1996, the market for Jewel Boxes sold in the music industry in the United States was approximately $82,000,000 and the Company believes that the target niche market for the Pull Pack(Trademark) is approximately $50,000,000. See 'Risk Factors--Developmental Stage Products.'


     The Ultratherm(Registered)

     The Company, through its wholly-owned subsidiary, DTI, has entered into an exclusive international license agreement to manufacture, market and sell the Ultratherm(Registered), a proprietary portable hand-held massager implementing alternating hot and cold therapy and massage capabilities for the relief of discomfort associated with sports and occupational injuries. The Ultratherm(Registered) weighs 21 ounces, measures eight inches long and maintains temperatures ranging from 42degreesF to 115degreesF for approximately one hour on a rechargeable battery contained within its ergometrically-shaped die-cast aluminum body. Once placed against the body, the contour fitting thermal dome concentrates and directs the heat or cold and massage vibrations into the affected areas underlying the soft tissue. See 'Business--Patents, Trademarks, Licenses and Royalty Rights.'


     The Ultratherm(Registered) is currently being sold through specialty catalogs and stores, including Brookstone. The Ultratherm(Registered) won the grand prize in Hammacher Schlemmer's annual Search for Invention in March 1992 and was awarded Editors Choice with a four star rating by Golf Magazine in June 1996. The Ultratherm(Registered) has been historically manufactured by the Company in the United States and retails at approximately $200 per unit. A manufacturer in China has commenced small-scale manufacturing of the Ultratherm(Registered) at reduced costs and the Company believes that such reduced costs will be passed on to consumers. The Company anticipates full-scale manufacturing of the Ultratherm(Registered) by the end of 1998. See 'Risk Factors--Developmental Stage Products.'



     The Company was formed in 1970 as EHC, a New York corporation, and will be reorganized immediately prior to the effective date of the Registration Statement of which this Prospectus is a part (the 'Effective Date') as a Delaware holding company for its three wholly-owned subsidiaries, EHC, CDP and DTI. The Company maintains its principal executive offices at 320 Broad Hollow Road, Farmingdale, New York 11735. The Company's telephone number is
(516)752-1950 and its internet address is http://www.ehcknobs.com. See 'Certain Transactions.'

                                  THE OFFERING



SECURITIES OFFERED...................  1,250,000 shares of Common Stock and 1,250,000 Warrants to purchase one share of Common Stock at an exercise price of $5.00. The shares of Common
                                       Stock and the Warrants may be purchased separately. See 'Risk
                                       Factors--Possible Redemption of Warrants and Effect on Common Stock' and
                                       'Description of Securities.'

COMMON STOCK TO BE OUTSTANDING AFTER
  THE OFFERING(1)....................  3,195,000

WARRANTS TO BE OUTSTANDING AFTER THE
  OFFERING(2)........................  1,250,000

TERMS OF THE PUBLIC WARRANTS.........  Each Warrant is exercisable for a five-year period commencing 12 months from the date of this Prospectus and entitles the holder thereof to purchase one share of Common Stock at an exercise price of $5.00 per share, subject to adjustment in certain circumstances. The Warrants are redeemable by the Company at any time commencing 12 months after the date of this Prospectus, at a price of $.10 per Warrant, upon not less than 30 days prior written notice to the registered holders of the Warrants, provided that the average closing bid quotations of the Common Stock as reported on Nasdaq or BSE, if traded thereon, or if not traded thereon, the average closing sale price if listed on a national or regional securities exchange equals or exceeds 150% of the Offering price per share of Common Stock for any 20 trading days within a period of 30 consecutive trading days ending on the 15th day prior to the day on which the Company gives notice of redemption. See 'Description of Securities-- Warrants.'

USE OF PROCEEDS......................  The Company intends to use the net proceeds of the Offering for product development, working capital and general corporate purposes and potential acquisitions. See 'Use of Proceeds.'

RISK FACTORS.........................  The Securities offered hereby are speculative and involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. See 'Risk
                                       Factors' and 'Dilution.'

PROPOSED NASDAQ SMALLCAP MARKET
  SYMBOLS(3).........................  Common Stock: IPTX
                                       Warrants: IPTXW

PROPOSED BOSTON STOCK EXCHANGE
  SYMBOLS(3).........................  Common Stock: IPT
                                       Warrants: IPTW


------------------

(1) Does not include (i) 1,250,000 shares of Common Stock reserved for issuance upon exercise of the Warrants; (ii) 187,500 shares of Common Stock issuable upon exercise of the Underwriter's over-allotment option; (iii) 187,500 shares of Common Stock issuable upon exercise of the Warrants underlying the Underwriter's over-allotment option; (iv) 125,000 shares of Common Stock reserved for issuance upon exercise of the Underwriter's Warrants; (v) 125,000 shares of Common Stock issuable upon exercise of the Warrants underlying the Underwriter's Warrants and (vi) 300,000 shares of Common Stock or options which may be granted pursuant to the Company's Stock Option and Grant Plan. See 'Management--Stock Option and Grant Plan,' 'Description of Securities' and 'Underwriting.'


(2) Does not include (i) 125,000 Warrants issuable upon exercise of the Underwriter's Warrants and (ii) 187,500 Warrants issuable upon exercise of the Underwriter's over-allotment option.

(3) The Nasdaq SmallCap Market and Boston Stock Exchange trading symbols do not imply that a liquid and active market will be developed or sustained for the Common Stock or Warrants upon completion of the Offering.

                        SUMMARY OF FINANCIAL INFORMATION



     The summary financial information as of December 27, 1997 and for each of the years in the two years in the period ended December 27, 1997 has been abstracted from the included financial statements of the Company included elsewhere herein (audited, with the exception of the pro-forma information). The summary financial information as of March 28, 1998 and for the three months ended March 28, 1998 and March 29, 1997 have been derived from the Company's unaudited financial statements. In the opinion of management, these interim financial statements have been prepared on the same basis as the Company's audited financial statements and include all adjustments necessary for the fair presentation of the Company's financial position and results of operations. These interim results are not necessarily indicative of results that can be expected for the year ended December 26, 1998. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Consolidated Financial Statements.'


                           HISTORICAL                     HISTORICAL                    PRO-FORMA(1)          PRO-FORMA(1)
                     -----------------------   ---------------------------------   -----------------------   ---------------
                       THREE MONTHS ENDED                 YEAR ENDED                 THREE MONTHS ENDED        YEAR ENDED
                     -----------------------   ---------------------------------   -----------------------   ---------------
                      MARCH 28     MARCH 29      DECEMBER 28       DECEMBER 27      MARCH 28     MARCH 29      DECEMBER 28
                        1998         1997           1997              1996            1998         1997           1997
                     ----------   ----------   ---------------   ---------------   ----------   ----------   ---------------


STATEMENT OF
  OPERATIONS DATA:

Net Sales..........  $1,437,525   $1,525,061     $ 6,054,747       $ 5,398,041     $1,437,535   $1,525,061     $ 6,054,747

Cost of Sales......     901,632    1,060,588       3,831,599         3,668,420        901,632    1,060,588       3,831,599

Net Income Before
  Pro-forma Income
  Taxes(2).........      48,038      101,556         245,255            64,045         32,787       91,446         155,625

Pro-forma Income
  Taxes............      19,000       40,000          98,000            26,000         19,000       40,000          98,000

Pro-forma Net
  Income
  (Loss)(2)........      29,038       61,556         147,355            38,045         13,787       51,446          57,625

Pro-forma Net
  Income (Loss) Per
  Share(2).........        0.02         0.04            0.10              0.03           0.01         0.03            0.03

Number of Shares...   1,500,000    1,500,000       1,500,000         1,500,000      1,945,000    1,945,000       1,945,000


                       DECEMBER 27
                          1996
                     ---------------
STATEMENT OF
  OPERATIONS DATA:
Net Sales..........    $ 5,398,041
Cost of Sales......      3,668,420
Net Income Before
  Pro-forma Income
  Taxes(2).........         19,543
Pro-forma Income
  Taxes............         26,000
Pro-forma Net
  Income
  (Loss)(2)........         (6,457)
Pro-forma Net
  Income (Loss) Per
  Share(2).........             --
Number of Shares...      1,945,000
BALANCE SHEET DATA:




                                                       DECEMBER 27, 1997                   MARCH 28, 1998
                                                       -----------------    --------------------------------------------
                                                            ACTUAL            ACTUAL      PRO-FORMA(1)    AS ADJUSTED(3)
                                                       -----------------    ----------    ------------    --------------
Current Assets......................................      $ 2,172,248       $2,077,905     $1,978,350       $6,378,350
Total Assets........................................        2,907,820        2,934,264      2,834,709        7,234,709
Current Liabilities.................................        1,447,192        1,505,504      1,505,504        1,505,504
Long Term Debt......................................          771,244          706,925        855,086          855,086
Stockholders' Equity................................          450,844          498,882        251,166        4,651,166


------------------

(1) Reflects an anticipated $100,000 stockholder dividend subsequent to March 31, 1998 and the proposed acquisition of CDP by the Company.



(2) The pro forma provisions for income taxes have been included to show, for comparative purposes, the Company's results of operations for the three month periods ended March 28, 1998 and March 29, 1997 and for the years ended December 28, 1997 and December 27, 1996, as if the Company had been subject to Federal income tax as a C corporation under the Internal Revenue Code of 1986, as amended (the 'Code'). For the years ended December 28, 1997 and December 27, 1996 and for the period beginning December 29, 1997 up to the Effective Date of this Offering, the Company had been treated for federal income tax purposes as a closely-held corporation under Subchapter S of the Code. Upon the Effective Date, the Company's


                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

    S corporation election will be terminated and thereafter the Company will be taxed as a C Corporation under the Code. The Company has agreed to distribute, through a dividend to its existing shareholders, 38% of the earnings of the Company for the period from December 29, 1997 to the Effective Date, which amounts approximate the amounts such shareholders would be expected to pay personally for income taxes based on such earnings. Although it is impossible to determine the exact amounts of the distributions at this time, based on the expected financial results for the first six months of 1998, the Company estimates that it will distribute approximately $25,000 to the stockholders in proportion to their stockholdings. To the extent the Company has additional income from June 30, 1998 through the Effective Date, said amounts will increase. The extent of such additional liabilities cannot be ascertained at this time. The pro forma stockholders equity at March 28, 1998 has been reduced by the amount of an estimated $100,000 dividend subsequent to March 28, 1998, which includes the aforementioned $25,000 distribution and $75,000 representing the balance of taxes owed by the stockholders for the year ended December 27, 1997.



(3) Adjusted to reflect the sale of 1,250,000 shares of Common Stock and 1,250,000 Warrants offered hereby and use of proceeds thereof. Assumes no exercise of the Underwriters over-allotment option.

                                  RISK FACTORS

     The purchase of the Securities is speculative and involves a high degree of risk including, but not necessarily limited to, the Risk Factors described below. The Securities should not be purchased by investors who cannot afford the loss of their entire investment. Prospective investors should carefully review and consider the following risks as well as the other information contained in this Prospectus.

RISKS RELATING TO MANUFACTURING IN CHINA


     Dependence on Single Consultant. The Company relies on the Consultant, who is also an independent director of the Company, to serve as its agent in connection with its dealings with manufacturers in China. There can be no assurance that the Consultant will continue working with the Company in the Consultant's present capacity. The Company has an agreement with the Consultant's company, B.C. China Business, Inc., whereby the Consultant is to provide such consulting services until March 1, 2008. The Consultant is entitled to receive $50 per hour plus 1.5% of the net cost of products manufactured in China up to $5,000,000 per year and 1% of net costs exceeding $5,000,000. Such fee arrangement is subject to review after the first year of the agreement by the Company's Board of Directors. The Consultant shall also be entitled to shares of Common Stock and options to purchase Common Stock pursuant to the Company's Stock Option and Grant Plan. Various factors may sever the non-exclusive consultancy agreement between the Consultant and the Company, including termination by either party for cause or otherwise, the death or incapacity of the Consultant or the overseas manufacturers' unwillingness to work with the Consultant on current terms, if at all. In addition, there can be no assurance that the remuneration of the Consultant and related costs will not become prohibitive in the future. In the event of the termination of the Company's consulting agreement with the Consultant, there can be no assurance that the Company will be able to find a comparable consultant, if any, or be able to establish direct manufacturing relationships in China. Such loss or inability to find a new consultant would have a material adverse effect on the financial prospects and international operations of the Company. See 'Certain Transactions' and 'Management--Stock Option and Grant Plan.'



     Internal Political and Other Risks. The Company intends to manufacture a significant number of products in China, including the Ultratherm(Registered)

and Pull Pack(Trademark), if possible, and other products which have yet to be determined. As a result, the Company's operations and assets are subject to significant political, economic, legal and other uncertainties. Changes in policies by the Chinese government resulting in changes in laws, regulations, or the interpretation thereof, confiscatory taxation, restrictions on imports and exports and sources of supply, currency devaluations or the expropriation of private enterprise could materially adversely affect the Company. Under its current leadership, the Chinese government has been pursuing economic reform policies, including the encouragement of private economic activity and greater economic decentralization. There can be no assurance, however, that the Chinese government will continue to pursue such policies, that such policies will be successful if pursued, that such policies will not be significantly altered from time to time or that business operations in China would not become subject to the risk of nationalization, which could result in the total loss of investments. Economic development may be limited as well by the imposition of austerity measures intended to reduce inflation, the inadequate development of an infrastructure and the potential unavailability of adequate power and water supplies, transportation, satisfactory roads, communications, raw materials and parts. If for any reason the Company is unable to establish its proposed manufacturing projects in China, the Company's profitability could be impaired substantially, its competitiveness and market position could be jeopardized materially and there can be no assurance that the Company could continue its operations.


     Uncertain Legal System and Application of Laws. The legal system of China relating to foreign outsourcing is both new and continually evolving, and currently there can be no certainty as to the application of its laws and regulations in particular instances. China does not have a comprehensive system of laws. Enforcement of existing laws or agreements may be sporadic and implementation and interpretation of laws inconsistent. The Chinese judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even where adequate laws exist in China, it may not be possible to obtain swift and equitable enforcement of such laws.


     Lack of United States Jurisdiction. There is no international treaty governing nor is there an acknowledgment of recognition regarding enforcement of judgments or jurisdiction between the United States and China. Due to such lack of United States' jurisdiction in China, the Company might not be able to bring legal actions or enforce judgments against manufacturers or other business entities situated in China. In the event of a dispute with a manufacturer or other business entity in China, the Company could be precluded from relief, including damages and equitable remedies, which could have a material adverse effect on the Company's business and operations.


     Inflation and China's Rapid Economic Growth.  China's economy has been growing rapidly, creating problems such as inflation. The Chinese government has imposed measures attempting to check inflation but to date, these methods have not been effective. There could be an adverse impact on the Company's business if widespread social or political unrest results from the economic climate.

     Dependence on China Factories. Many of the Company's newly acquired or developed products will be manufactured at factories located in China. Firefighting and disaster relief or assistance in some parts of China are primitive by Western standards. The Company does not maintain insurance for its products manufactured in Chinese factory buildings. Any material damage to, or the loss of, any of the Company's manufacturers in China due to fire, severe weather, flood, or other act of God or cause, could have a material adverse effect on the Company's financial condition, business and prospects. The Company does not maintain any business interruption insurance.

     Possible Changes and Uncertainties in Economic Policies. As part of its economic reform, China has designated certain areas, including areas where the Company intends to maintain certain of its manufacturing relationships, as Special Economic Zones. Foreign enterprises in these areas benefit from greater economic autonomy and more favorable tax treatment than enterprises in other parts of China. Changes in the policies or laws governing Special Economic Zones could have a material adverse effect on the Company.

     Recent Turbulent Relations with the United States; Entry into the World Trade Organization. The United States has in the past considered revocation of China's most favored nation ('MFN') trade status, which provides China with the trading privileges available generally to trading partners of the United States, and the United States and China have recently been involved in controversy over the protection of intellectual property rights that threatened a trade war between the countries. In 1996, President Clinton extended China's MFN status and the United States and China reached an agreement that averted a trade war. However, there can be no assurance that future controversies will not arise that again threaten the status quo involving trade between the United States and China, or that the United States will not revoke or refuse to extend China's MFN status. In either of such eventualities, the businesses of the Company could be adversely affected. In addition, while the United States has announced a change in policy that may make it easier for China to join the World Trade Organization (the 'WTO'), the successor to the General Agreement on Tariffs and Trade, if China does not join the WTO, the Company and its manufacturers located in China may not benefit from the lower tariffs and other privileges enjoyed by competitors located in countries which are members of the world trade system and, as a result, the Company's business could be adversely affected.

     International Business Risks. The Company intends to increase revenue through an international manufacturing strategy. The Company's operations will be subject to the wide range of general business risks associated with international operations, including unexpected changes in legal and regulatory requirements; changes in tariffs, exchange rates and other barriers; political and economic instability; inability to repatriate net income from foreign markets; difficulty in protecting the Company's intellectual property; and potentially adverse tax consequences. Additionally, the Company has had relatively few pilot overseas manufacturing projects. Such inexperience combined with various other international manufacturing risks could cause the Company's attempted international growth strategy to fail, causing a material adverse affect to the operations of the Company. See 'Business.'

FOREIGN CURRENCY AND FOREIGN EXCHANGE REGULATION


     The Company intends to manufacture a significant number of products in China, including the Ultratherm(Registered) and Pull Pack(Trademark), if possible, and other products which have yet to be determined. The Company may be required to accomplish such transactions through the use of foreign currencies, directly or indirectly. The Company does not currently engage in currency exchange rate hedging transactions. To the extent, however, that the Company may engage in any such hedging transactions in the future, there can be no assurance that any currency hedging policies implemented by the Company in the future will be successful. As a result, fluctuations in exchange rates of the U.S. dollar against foreign currencies could adversely affect the Company's results of operations.


RISKS RELATING TO THE USE OF FOREIGN SUPPLIERS



     The Company intends to manufacture certain products overseas. Such overseas manufacturers will be dependent upon foreign suppliers. The Company will not have contractual agreements with suppliers and the overseas manufacturers may not have contractual agreements with such suppliers. Prices for and supply of those products may be adversely affected by changing economic conditions internationally. The Company may also be subject to other risks associated with its international relationships, including tariff regulations and requirements for export licenses, unexpected changes in regulatory requirements, potentially adverse tax consequences, economic and political instability, restrictions on repatriation of earnings and the burdens of complying with a wide variety of foreign laws. In addition, the laws of certain countries may not protect the Company's products and intellectual property rights to the same extent as the laws of the United States. There can be no assurance that such factors will not have a material adverse effect on the Company's future sales or licenses and, consequently, on the Company's business, prospects, results of operations or financial condition as a whole. See 'Business.'


DEPENDENCE ON KEY PERSONNEL

     The success of the Company will be largely dependent on the personal efforts of Andrew Franzone, Chief Executive Officer and President, David L. Kassel, Chairman, Harry Goodman, Vice President, and other key personnel. Although the Company has entered into 10-year employment agreements with Messrs. Franzone, Kassel and Goodman, each dated as of March 15, 1998, such employment agreements are terminable by the employee at any time, subject only to noncompetition provisions. All other key personnel are 'at-will' employees. The employment of each such key employee may be terminated by the individual officer or the Company at any time, for any reason, if at all. While the Company maintains 'key man' life insurance in the amount of $200,000 and is applying for an additional $300,000 on the life of Mr. Franzone, the loss of the services of Messrs. Franzone, Kassel, Goodman or certain other key employees could have a material adverse effect on the Company's business and prospects. The success of the Company is also dependent upon its ability to hire and retain qualified operational, financial, technical, marketing, sales and other personnel. There can be no assurance that the Company will be able to hire or retain such necessary personnel. See 'Risk Factors-- Dependence on Single Consultant,' 'Management--Employment Agreements' and 'Certain Transactions.'

DEPENDENCE ON UNION EMPLOYEES

     Of the Company's 105 employees, 45 employees are factory workers and factory supervisors represented in a collective bargaining agreement by Local 531, International Brotherhood of Teamsters, AFL-CIO. The current collective bargaining agreement expired on May 9, 1998 and was extended until June 9, 1998. While the Company has never experienced a work stoppage, there can be no assurance that a work stoppage will not result in the future. The collective bargaining agreement regulates various employment issues between the Company and the union employees, including pay, overtime, working conditions, vacations and benefits. No assurance can be given that the Company will continue to be in compliance with the collective bargaining agreement or that it will negotiate successfully extensions to the collective bargaining agreement. In the event conflicts with the union arise or the Company fails to negotiate an extension to the current collective bargaining agreement or future extensions, the Company could incur higher ongoing labor costs and could experience a significant disruption of its operations in the event of a strike or other work stoppage, which could have a material adverse effect on the Company's business, financial condition and results of operations.


BROAD UNSPECIFIED DISCRETION OF MANAGEMENT IN APPLICATION OF PROCEEDS OF THE OFFERING



     Approximately 30.7% of the net proceeds of the Offering will not be allocated for a specific use, but rather for working capital (19.3%) and future potential acquisitions (11.4%). In addition, management may from time to time reallocate funds among the uses discussed in 'Use of Proceeds' or to new uses if it believes such reallocation to be in the Company's best interests. Accordingly, management of the Company will have broad discretion in allocating the Offering proceeds. See 'Use of Proceeds.'

CONTROL BY CURRENT OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS


     Upon consummation of the Offering, the officers, directors and existing stockholders of the Company will beneficially own approximately 59.5% of the

Company's outstanding Common Stock (56.2% if the Underwriter's over-allotment option is exercised in full). While no individual will be a beneficial owner of a majority of the outstanding shares of Common Stock of the Company, such persons collectively may be able to effectively control the decisions on matters including election of the Company's directors, increasing the authorized capital stock, dissolution, merger or sale of the assets of the Company and generally may be able to direct the affairs of the Company. This concentration of ownership may also have the effect of delaying, deferring or preventing a change in control of the Company and making certain transactions more difficult or impossible absent the support of such stockholders, including proxy contests, mergers involving the Company, tender offers, open-market purchase programs or other purchases of Common Stock that could give public, minority stockholders of the Company the opportunity to realize a premium over the then-prevailing market price for shares of Common Stock. See 'Principal Stockholders.'



OFFERING PROCEEDS TO BENEFIT OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS



     The Company intends to distribute an estimated aggregate amount of $100,000 to its three principal stockholders and executive officers, Andrew Franzone, David Kassel and Harry Goodman, which shall be taken from the proceeds of the Offering, in the form of cash for federal and state taxes incurred by such individuals for the year ended December 27, 1997 and the six months ended June 30, 1998 due to the Company's Subchapter S corporation status. Additionally, the Company has various bank credit facilities which are personally guaranteed by Messrs. Franzone, Kassel and Goodman. The Company has received a letter agreement from Republic National Bank of New York to release such personal guarantees upon the successful completion of the Offering and is negotiating to establish a new credit facility following the Offering. The Long Island Development Corporation will not release the personal guarantees of Messrs. Franzone, Kassel and Goodman. The estates of Messrs. Franzone, Kassel and Goodman are also each entitled, to the extent that the Company receives proceeds from insurance on the lives of the deceased, to redeem up to 250,000 shares of the Company for $500,000 and may sell the remaining shares pursuant to Rule 144 under the Securities Act. Therefore, such officers, directors and principal stockholders may have various interests differing from those of the investors of the Offering. See 'Certain Transactions,' 'Dividend Policy,' 'Use of Proceeds' and 'Underwriting.'



RELATED PARTY TRANSACTIONS



     Certain officers, directors and affiliates of the Company have engaged in business transactions with the Company which, by nature, could not have been the result of arms'-length negotiations between independent parties, thereby providing benefit to certain officers, directors and affiliates of the Company, without providing the same benefits, if any, to the Company or its stockholders. Notwithstanding, the Company believes that the terms of these transactions were as favorable to the Company as those that could have been obtained from unaffiliated parties under similar circumstances at the time. However, all future transactions between the Company and its officers, directors and affiliates must be approved by a majority of disinterested, independent members of the board of directors of the Company and will be on terms no less favorable than could be obtained from unaffiliated third parties. In the event such transactions are not approved by such disinterested directors, thereby precluding the Company from entering into such transactions, and the Company is unable to enter into any transactions with unaffiliated third parties on equal or more favorable terms, the operations of the Company may be adversely affected. See 'Certain Relationships and Related Transactions' and 'Notes to Consolidated Financial Statements.'



RISKS RELATING TO GROWTH THROUGH UNSPECIFIED ACQUISITIONS



     An element of the Company's strategy for the future is expansion through the acquisition of companies having complementary businesses capable of utilizing or enhancing the Company's existing capabilities and resources or expanding the Company's existing product lines. The Company expects to allocate approximately $500,000, or 11.4%, of the Offering Proceeds to such acquisitions. As a result, the Company will evaluate potential acquisition opportunities, some of which may be material in size or scope. Pursuant to the Certificate of Incorporation and By-laws of the Company, the directors have the discretion to effect any acquisition made in good faith, thereby precluding the Company's stockholders from voting on such matters. Acquisitions generally involve a number of special risks, including (i) the time associated with identifying and evaluating acquisition candidates, (ii) the diversion of management's attention to the integration of the operations and personnel of the acquired companies, (iii) the incorporation of acquired or licensed products or services into the Company's current products and services,
(iv) possible adverse short-term effects on the Company's operating results, (v) the inability to maintain uniform standards, controls, procedures and policies,
(vi) the impairment of relationships between employees and customers as a result of change of management, (vii) the realization of acquired intangible assets and
(viii) the loss of key employees of the acquired companies. Acquired operations typically operate independent marketing, customer support, billing systems and other functions. Any acquisition by the Company could result in difficulties in the integration and consolidation of customer bases or operations. Pending such integration and consolidation, it would be necessary for the Company to maintain separate billing systems and other functions of the acquired operation, which could cause inefficiencies and significant operational complexity and expense and increase the risk of billing delays and financial reporting difficulties. Additionally, in connection with an acquisition, the Company could experience rates of customer attrition that would be significantly higher than the rate of customer attrition that it ordinarily experiences. There can be no assurance that the Company would be successful in overcoming these risks or any other problems encountered with any future acquisitions, investments, strategic alliances or related efforts. The Company may issue equity securities and other forms of consideration in connection with future acquisitions, which could cause dilution to investors purchasing Common Stock of the Company. There can be no assurance that the Company will be able to identify additional suitable acquisition candidates, that it will be able to consummate or finance any such acquisitions on favorable terms, if at all, or that it will be able to integrate any such acquisitions successfully into its operations. See 'Use of Proceeds,' 'Business' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'



DIFFICULTIES IN INTEGRATING CDP INTO THE COMPANY



     The Company recently entered into an agreement to acquire CDP, a company with a five-year exclusive international licensing agreement to manufacture, market, sell and sublicense the Pull Pack(Trademark),a proprietary Disc packaging system. The Company has no experience in Disc packaging and such industry may involve risks and uncertainties which are unknown to the Company and which could have a material adverse effect on the Company's financial condition and results of operations. In addition, the Company faces various difficulties in integrating CDP into the Company's present business, including diversion of management's attention, increased burdens on the Company's management and financial controls, increased marketing demands and possible adverse effects to the Company's operating results. As a result, the integration of CDP into the Company could have a material adverse effect on the Company's results of operations and financial performance. See 'Business.'



DEVELOPMENTAL STAGE PRODUCT; NO ASSURANCE OF MARKET ACCEPTANCE



     One of the Company's wholly-owned subsidiaries, CDP, intends to market and manufacture a developmental stage product, the Pull Pack(Trademark). Although the Company has commenced market-study surveys, the Company has not commenced marketing activities or generated revenues from the sale of the Pull Pack(Trademark). The Company's product candidates will require additional development, marketing and investment prior to commercialization. The Company may also enter into agreements with investors and entrepreneurs, and may be dependent upon those individuals and their subsequent success in performing their responsibilities. In addition, the Company's product is subject to the risks of failure inherent in the development of products based on innovative technologies. Accordingly, there can be no assurance that the Company's research and development efforts will be successful, that the Company's product will be developed successfully, that the sale of the product will generate revenue or that others will not develop competitive or superior products. As a result of the early stage of development of the product, the Company cannot predict with certainty when it will be able to market the product profitably, if at all. The

Company's failure to develop the Pull Pack(Trademark) and other commercially viable products could have a material adverse effect on the Company's business, operating results and financial condition. See 'Business.'

LACK OF PROFITS OF THE COMPANY'S WHOLLY-OWNED SUBSIDIARY, DTI; INITIAL MANUFACTURING PHASE OF THE ULTRATHERM(REGISTERED)



     One of the Company's wholly-owned subsidiaries, DTI, is in the beginning stages of manufacturing the Ultratherm(Registered) in China. The Ultratherm(Registered) will require additional marketing and investment prior to full-scale manufacturing of the product. The Ultratherm(Registered) is subject to the risk of failure inherent in products in their initial development phase. Accordingly, there can be no assurance that the Company's efforts concerning the marketing and manufacturing of the Ultratherm(Registered) will be successful, that the Ultratherm(Registered) will generate revenue or that other newly-developed products will not be competitive or superior to the Ultratherm(Registered). The Company's failure to successfully manufacture and market the Ultratherm(Registered) could have a material adverse effect on the Company's business, operating results and financial condition. See 'Business' and 'Risk Factors--Risks Relating to Manufacturing in China.'


RISKS RELATING TO LICENSING AGREEMENTS


     The Company, through its wholly-owned subsidiary, CDP, has entered into an exclusive worldwide license agreement with Inch, Inc. dated as of March 1, 1998 whereby the Company has obtained the right and license to manufacture, use, sell and sublicense a Disc packaging system. CDP holds the exclusive license for a minimum of five years and a maximum of the life of the patent. The Company applied for a new trademark under the name 'Pull Pack(Trademark)' in March 1998. The agreement generally requires the Company to pay royalties on sales of products developed from the licensed technologies and fees on revenues from sublicensees, where applicable. The agreement also requires that CDP obtain an unspecified $1,000,000 capital investment by February 28, 2000, which provision shall be satisfied from the proceeds of this Offering, and provides that Inch, Inc. will act as a consultant to CDP for the design and manufacture of the Pull Pack(Trademark) at certain hourly rates based on the number of units sold. Should the Company default on its obligations to Inch, Inc. under the license agreement, its license could terminate or become non-exclusive and could have a material adverse effect on the Company's operations and prospects. See 'Business--Patents, Trademarks, Licenses and Royalty Rights.'


     The Company, through DTI, entered into an exclusive license agreement with Dr. Richard Deutsch dated as of February 1, 1998 for exclusive worldwide licensing rights to the Ultratherm,(Registered) a proprietary hot and cold massager. DTI must make certain payments, including $100,000 immediately after the Effective Date and various royalty payments each year thereafter. Should DTI default in its obligations to Dr. Deutsch under the license agreement, its license could terminate or become non-exclusive and could have a material adverse effect on the Company's operations and prospects. See
'Business--Patents, Trademarks, Licenses and Royalty Rights.'

UNCERTAINTY REGARDING PATENTS AND PROPRIETARY INFORMATION


     The Company's ability to effectively compete may in part depend on its success in protecting its proprietary technology in the United States and abroad. The Company holds five patents and has filed two patent applications with the United States Patent and Trademark Office (the 'PTO'). There can be no assurance that the PTO or any foreign jurisdiction will grant the Company's patent applications or that the Company will obtain any patents or other protection for which application for patent protection has been made. No assurance can be given that patents issued to or licensed by the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide any competitive advantage or that the Company will have the resources to pursue any litigation against any party the Company believes to be an infringer. The Company will also rely on trade secrets, know-how and continuing technological advancement in seeking to achieve a competitive position. No assurance can be given that the Company will be able to protect its rights to its unpatented trade secrets or that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets. See 'Business--Patents, Trademarks, Licenses and Royalty Rights.'


     In addition to protecting its proprietary technology and trade secrets, the Company may be required to obtain additional licenses to patents or other proprietary rights from third parties. No assurance can be given that any additional licenses required under any patents or proprietary rights would be made available on acceptable terms, if at all. If the Company does not obtain required licenses, it could encounter delays in product development while it attempts to design around blocking patents, or it could find that the development, manufacture or sale of products requiring such licenses could be foreclosed.

     The Company could also incur substantial costs in defending any patent infringement suits or in asserting any patent rights, including those granted by third parties. The PTO could institute interference proceedings against the Company in connection with one or more of the Company's patents or patent applications, and such proceedings could result in an adverse decision as to priority of invention. The PTO or others could also institute reexamination proceedings with the PTO against the Company in connection with one or more of the Company's patents or patent applications and such proceedings could result in an adverse decision as to the validity or scope of any patents that the Company may obtain or have the right to use.

RISKS RELATING TO PROPOSED EXPANSION


     The Company intends to use the proceeds of the Offering to seek to expand its current level of operations through acquisitions of companies, products and product lines and international manufacturing. Successful expansion of the Company's operations will be dependent, among other things, on the Company's ability to achieve significant market acceptance for its new products, enter into satisfactory marketing arrangements, secure adequate sources of supply on a timely basis and on commercially reasonable terms, if at all, and successfully manage growth, including monitoring operations, controlling costs and maintaining effective quality controls. Failure of the Company to expand successfully could have a material adverse effect on its business. See 'Business.'

DEPENDENCE UPON SUPPLIERS AND RAW MATERIALS


     The Company does not have any oral or written contracts or agreements with suppliers of its raw materials. In the event that a relationship with a supplier upon which the Company depends is terminated, there can be no guarantee that the Company would be able to locate other satisfactory suppliers, or even if other suppliers could be located, that the Company would be able to establish commercial relationships with any such suppliers on favorable terms, if at all. If the Company is unable to establish commercial relationships with other suppliers, it may be required to suspend or curtail some of its current services and product lines. In addition, the Company's principal raw materials are currently readily available, but there can be no guarantee that a general shortage of such raw materials will not occur. Such a shortage could also suspend or curtail some of the Company's services. In the event the Company cannot secure such raw materials or any other raw materials on reasonable commercial terms, it may have to go to other sources and may not be able to secure similar quality or prices. Any suspension or curtailment of raw materials could have a material adverse effect on the Company. See 'Business.'



DEPENDENCE UPON DISTRIBUTORS



     Approximately 20% of the products manufactured by EHC, one of the Company's wholly-owned subsidiaries, are sold through distributors. The Company does not have any oral or written contracts or agreements with any of its distributors. In the event that a relationship with a distributor upon which the Company depends is terminated, there can be no guarantee that the Company would be able to locate other satisfactory distributors, or even if other distributors could be located, that the Company would be able to establish commercial relationships with any such distributors on favorable terms, if at all. In such case, the Company would be forced to distribute 100% of its manufactured products on its own, which may force the Company to suspend or curtail some of its product lines or hire additional workforce to handle such additional distribution, which in either event could have a material adverse effect on the Company's results of operations. See 'Business--Distribution Methods.'



GOVERNMENT REGULATION OF TECHNOLOGY

     Expansion into foreign markets may require the Company to comply with certain regulatory requirements of the U.S. or foreign governments. The technology contained in the Company's products may be subject to U.S. export controls. There can be no assurance that such export controls, either in their current form or as may be subsequently enacted, will not delay introduction of new products or limit the Company's ability to distribute products outside of the U.S. Further, various countries may regulate the import of certain technologies contained in the Company's products. Any such export or import restrictions, future legislation or regulation or government enforcement could have a material adverse effect on the Company's business, operating results and financial condition. In addition, the Company must qualify certain of its products on government-regulated Qualified Product Lists in order to sell such products to the U.S. Military. Failure to qualify products on such lists would have adverse effects on the Company's ability to sell products to the U.S. Military. Any such export or import restrictions, new legislation or regulation or government enforcement of existing regulations could have a material adverse effect on the Company's business, operating results and financial condition. There can be no assurance that the Company will be able to comply with additional applicable laws and regulations without excessive cost or business interruption, if at all, and failure to comply could have a material adverse effect on the Company. See 'Business--Government Approval.'

LEGAL RESTRICTIONS ON SALES OF SHARES UNDERLYING THE WARRANTS

     The Warrants are not exercisable unless, at the time of the exercise, the Company has an effective Registration Statement covering the shares of Common Stock issuable upon exercise of the Warrants, and such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the Warrants. Although the Company has agreed to maintain the effectiveness of the Registration Statement of which this Prospectus is a part, covering the shares of Common Stock issuable upon the exercise of the Warrants effective for the term of the Warrants, the Company's failure to do so would deprive the Warrants of any value. See 'Description of Securities--Warrants.'


     The Common Stock and Warrants may be purchased separately. Purchasers may buy Warrants in the aftermarket in, or may move to, jurisdictions in which the shares underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In this event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants, and holders of Warrants would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised. See 'Description of Securities--Warrants.'



POSSIBLE DELISTING OF SECURITIES FROM NASDAQ SMALLCAP OR BSE




     Upon approval, the Securities will be listed on Nasdaq SmallCap and BSE. There can be no assurance, however, that the Company will satisfy the maintenance criteria for continued listing on either Nasdaq SmallCap or BSE. In order to remain quoted on Nasdaq SmallCap, under recently amended maintenance criteria, a company must have net tangible assets (total assets, excluding goodwill, minus total liabilities) of $2 million (or alternatively, net income of $500,000 in two of the three most recent fiscal years, or a market capitalization of $35 million). In addition, continued inclusion requires that the listed security have a minimum bid price of $1.00 per share, public float (shares not held directly or indirectly by any officer or director or any person who is the beneficial owner of more than 10% of the total outstanding shares) of at least 500,000 shares and the market value of such shares be at least $4,000,000. There must also be 300 registered holders of the Common Stock.



     The Securities will also be listed on the BSE, if approved. There can be no assurance that the Company will satisfy the criteria for continued listing. In order to remain quoted on BSE, a company must have total assets of $1,000,000, public float of 150,000 shares with a market value of $500,000, 250 beneficial holders and Stockholders' Equity of $500,000.



     If the Company is unable to satisfy Nasdaq SmallCap's or BSE's listing standards, its securities may be delisted from Nasdaq SmallCap or BSE. In such event, trading, if any, in the Securities would thereafter be conducted in the over-the-counter market on the so-called 'pink sheets' or the NASD's 'Electronic Bulletin Board.' As a consequence of such delisting, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Securities. Consequently, the liquidity of the Securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analyst and news media coverage of the Company and lower prices for the Securities than might otherwise be attained.

'PENNY STOCK' RESTRICTIONS

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a 'penny stock.' Regulations of the Securities and Exchange Commission (the 'Commission') define a 'penny stock' to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered underwriter and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


     The foregoing required penny stock restrictions will not apply to the Securities if such Securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. However, there can be no assurance that the Securities will qualify for exemption from these restrictions. In any event, even if the Securities are exempt from such restrictions, the Company would remain subject to Section 15(b)(6) of the Securities Exchange Act of 1934 , as amended (the 'Exchange Act'), which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If the Securities were subject to the rules on penny stocks, the market liquidity for the Securities could be severely adversely affected. See 'Risk Factors--Possible Delisting of Securities from Nasdaq SmallCap or BSE.'


RISKS OF LOW-PRICED STOCK


     If the Securities are delisted from Nasdaq SmallCap or BSE, they will become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers selling such securities to persons other than established customers and 'accredited investors' (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses, for the last two years). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Securities and may adversely affect the ability of purchasers in the Offering to sell in the secondary market any of the Securities acquired hereby. See 'Risk Factors--Possible Delisting of Securities from Nasdaq SmallCap or BSE.'


NO PRIOR PUBLIC MARKET

     Prior to the Offering, there has been no public market for the Securities. Accordingly, there can be no assurance that an active trading market will develop or, if developed, be sustained subsequent to the Offering.

ARBITRARY DETERMINATION OF OFFERING PRICE

     The Offering price of the Securities and the exercise price and terms of the Warrants have been determined arbitrarily by negotiations between the Company and the Underwriter. Factors considered in such negotiations, in addition to prevailing market conditions, included the history and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure and certain other factors deemed relevant. Therefore, the Offering price of the Common Stock and the exercise price and terms of the Warrants do not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the Common Stock. See 'Underwriting.'

POSSIBLE REDEMPTION OF WARRANTS AND EFFECT ON COMMON STOCK


     The Warrants are redeemable by the Company at any time commencing 12 months from the date of this Prospectus, for $.10 per Warrant upon 30 days prior written notice, provided that the average closing price or bid price of the Common Stock as reported on Nasdaq SmallCap or BSE, if traded thereon, or if not traded thereon, the average closing sale price if listed on a national or regional securities exchange has been in excess of 150% of the then current Warrant exercise price for any 20 trading days within the 30 consecutive trading days ending on the 15th day prior to notice of redemption. Redemption of the Warrants by the Company could force the holders to (i) exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants or (iii) accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. In the event of the exercise of a substantial number of Warrants within a reasonably short period of time after the right to exercise commences, the resulting increase in the amount of Common Stock of the Company in the trading market could substantially affect the market price of the Common Stock. See 'Description of Securities--Warrants.'

POSSIBLE VOLATILITY OF STOCK PRICE

     The stock market generally has experienced and is likely in the future to experience significant price and volume fluctuations which could adversely affect the market price of the Common Stock without regard to the significant fluctuations in response to variations in quarterly operating results, shortfalls in sales or earnings below analyst estimates, stock market conditions and other factors. There can be no assurance that the market price of the Securities will not experience significant fluctuations or decline below the Offering price.

LACK OF DIVIDENDS

     The Company has not paid any dividends, except distributions by EHC as a Subchapter S corporation, and does not contemplate paying dividends in the foreseeable future. It is currently anticipated that earnings, if any, will be retained by the Company to finance the development and expansion of the Company's business. See 'Dividend Policy.'

ANTITAKEOVER EFFECT OF CERTIFICATE OF INCORPORATION


     The Company's Certificate of Incorporation authorizes the Board of Directors to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock, $.001 par value per share (the 'Preferred Stock'), and to fix the number of shares of any series of Preferred Stock and the designation of any such series, without any vote or action by the Company's stockholders. Thus, the Board of Directors can authorize and issue up to 1,000,000 shares of Preferred Stock with voting or conversion rights that could adversely affect the voting or other rights of holders of the Company's Common Stock. In addition, the issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change of control of the Company, since the terms of the Preferred Stock that might be issued could potentially prohibit the Company's consummation of any merger, reorganization, sale of substantially all of its assets, liquidation or other extraordinary corporate transaction without the approval of the holders of the outstanding shares of the Common Stock. The Company, however, has no intention of adopting a stockholder rights plan ('poison pill') in the foreseeable future. See 'Description of Securities--Preferred Stock.'

IMMEDIATE AND SUBSTANTIAL DILUTION


     The Offering will result in an immediate and substantial dilution of $3.04 (67.6%) per share between the Offering price and the pro forma net tangible book value per share of Common Stock. See 'Dilution.'


UNDERWRITER'S INFLUENCE ON THE COMPANY

     Upon consummation of the Offering, the Underwriter has been granted, for a period of five years, the right to designate one individual to serve on the Board of Directors of the Company. If the Underwriter were to exercise such right, it could be deemed under certain circumstances to be in a position to assert influence over the Company. See 'Underwriting.'

SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS

     Upon the consummation of the Offering, the Company will have 3,195,000 shares of Common Stock outstanding (3,382,500 shares if the Underwriter's over-allotment option is exercised in full and assuming no exercise of Warrants or the Underwriter's Warrants). Of these shares, the 1,250,000 shares sold in the Offering (1,437,500 shares if the Underwriter's over-allotment option is exercised in full) will be freely tradeable. The remaining 1,945,000 shares are deemed to be 'restricted securities,' as that term is defined under Rule 144 ('Rule 144') promulgated under the Securities Act of 1933, as amended (the 'Securities Act'), in that such shares were issued and sold by the Company in private transactions not involving a public offering and are not covered currently by an effective registration. Except for an aggregate of 1,945,000 shares of Common Stock beneficially owned by the officers, directors and principal stockholders of the Company subject to 'lock-up' agreements between such persons and the Underwriter, whereby such persons agree not to directly or indirectly, sell, offer, pledge, contract to sell, hypothecate, grant any option to purchase or otherwise dispose for a period of two years, subject to certain exceptions, such shares are subject to the resale restrictions of Rule 144 and will become so eligible at various times. In addition, the Company has granted the Underwriter demand and piggyback registration rights with respect to the securities issuable upon exercise of the Underwriter's Warrants. See 'Shares Eligible for Future Sale.'

     Under Rule 144, a stockholder who has beneficially owned restricted shares for at least one year (including persons who may be deemed to be 'affiliates' of the Company under Rule 144) may sell within any three month period a number of shares that does not exceed the greater of: (i) 1% of the then outstanding shares of a particular class of the Company's Common Stock as reported on its 10-Q filing, or (ii) the average weekly volume on Nasdaq during the four calendar weeks preceding such sale and may only sell such shares through unsolicited brokers' transactions. A stockholder who is not deemed to have been an 'affiliate' of the Company for at least 90 days and who has beneficially owned his shares for at least two years would be entitled to sell such shares under Rule 144 without regard to the volume limitations described above.

     Prior to the Offering, there has been no public market for the Company's Securities. Sales of substantial amounts of shares of the Company's Common Stock, pursuant to Rule 144 or otherwise, could have a depressive effect on the market price of the Securities, and consequently make it more difficult for the Company to raise capital through the sale of equity securities in the future at a time and price which the Company deems appropriate. See 'Shares Eligible for Future Sale.'

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the General Corporation Law of the State of Delaware contains provisions entitling directors and officers of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company provided said officers or directors acted in good faith. The Company's Certificate of Incorporation contains provisions indemnifying officers and directors of the Company to the fullest extent permitted by Delaware law. These provisions provide, among other things, that a director of the Company shall not be liable either to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. These provisions may limit the ability of the Company's stockholders to collect any monetary liability damages owed to them by an officer or director of the Company.

RELATIONSHIP OF UNDERWRITER TO TRADING

     The Underwriter may act as a broker or dealer with respect to the purchase or sale of the Securities in the over-the-counter market where each is expected to trade. The Underwriter may engage in transactions that stabilize, maintain or otherwise affect the market price of the Securities in accordance with Rule 103 of Regulation M, pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market prices. The Underwriter also has the right to act as the Company's exclusive agent in connection with any future solicitation of Warrant holders to exercise their Warrants. Unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Underwriter will be prohibited from engaging in any market-making activities or solicited brokerage activities with regard to the Company's Securities during a period beginning five business days prior to the commencement of any such solicitation and ending on the later of the termination of such solicitation activity of the termination (by waiver or otherwise) of any right the Underwriter may have to receive a fee for the exercise of the Warrants following such solicitation. As a result, the Underwriter and soliciting broker/dealers may be unable to continue to make a market in the Company's securities during certain periods while the exercise of the Warrants is being solicited. Such a limitation could impair the liquidity and market price of the Securities.

                                USE OF PROCEEDS

     Assuming the sale of the Securities offered hereby, the net proceeds to the Company, after deducting estimated underwriting discounts and commissions and expenses payable by the Company in connection with the Offering, are estimated to be approximately $4,400,000 (approximately $5,200,000 if the Underwriter's over-allotment option is exercised in full). The Company expects to use such proceeds as follows:


                                                             APPROXIMATE AMOUNT      % OF NET
INTENDED APPLICATION OF NET PROCEEDS                          OF NET PROCEEDS        PROCEEDS
----------------------------------------------------------   ------------------    ------------
Inventory Purchases and Staffing(1).......................       $1,215,000             27.6%
Potential Acquisitions....................................       $  500,000             11.4%
Tooling(2)................................................       $  485,000             11.0%
Sales and Marketing(3)....................................       $  455,000             10.3%
Facilities and Equipment(4)...............................       $  412,000              9.4%
Research and Development..................................       $  382,000              8.7%
Dividends to Existing Stockholders(5).....................       $  100,000              2.3%
Working Capital...........................................       $  851,000             19.3%
                                                             ------------------       ------
     Total................................................       $4,400,000            100.0%
                                                             ------------------       ------


------------------

(1) Includes the hiring of nine additional engineering and procurement personnel and additional inventory manufactured in China.


(2) Consists of molds, castings and dies for the products under development.


(3) This amount will be used for trade journal advertisements, mailings, sales literature and public relations.


(4) Includes engineering, computer and mold-making programs, improved communications equipment and additional warehouse and office space within the Company's existing facility.


(5) This amount approximates the amount of income taxes existing stockholders would have to pay personally based upon earnings for the year ended December 27, 1997 and the six months ended June 30, 1998. To the extent that the Company has additional earnings from June 30, 1998 to the Effective Date, this amount would be increased by 38% of such additional earnings. See 'Dividend Policy.'


     In the event that the Company's plans change or its assumptions change or prove to be inaccurate or if the proceeds of the Offering prove insufficient to fund operations (due to unanticipated expenses or difficulties or otherwise), the Company may find it necessary or advisable to reallocate some of the proceeds within the above-described categories or to use portions thereof for other purposes or may be required to seek additional financing or curtail its operations. Future events, including changes in economic or industry conditions or the Company's planned operations, may require the Company to reallocate proceeds among the various intended uses if it is determined at a later date that an increase in any expenditures or reallocation of proceeds is necessary or desirable. Any such determination would be based on, among other things, whether and to what extent revenue from sales is sufficient to offset operating expenses and the capital requirements associated with expanding its operations.


     The Company may, if and when the opportunity arises, use a portion of the proceeds of the Offering, possibly including a portion of the proceeds allocated to working capital, together with the issuance of debt or equity securities, to acquire rights to products or to acquire existing companies in businesses the Company believes are compatible with its business. Any decision to make such an acquisition will be based upon a variety of factors, including, among others, the purchase price and other financial terms of the transaction, the business prospects and competitive position of, and technology or products provided by, the acquisition candidate and the extent to which any technology or business would enhance the Company's prospects. Potential acquisition candidates may include companies with products that are compatible with the Company's products, or that the Company believes would provide the Company with additional distribution channels. As of the date of this Prospectus, the Company has no agreements, understandings or arrangements with respect to any such acquisition and is not in the process of reviewing specific acquisition opportunities or engaged in negotiations with any potential acquisition candidates. There can be no assurance that the Company will be able to successfully consummate any acquisition or successfully integrate any acquired business into its operations. Investors in the Offering will not have an opportunity to evaluate the specific merits or risks of any acquisition.


     Proceeds not immediately required for the purposes set forth above will be invested in short-term, investment-grade, interest-bearing securities.

                                DIVIDEND POLICY

     The Company intends for the foreseeable future to retain future earnings, if any, to provide funds for the development and expansion of the Company's operations. Except as discussed below, any payment of dividends after the completion of the Offering, as determined at the discretion of the Board of Directors, will be dependent upon the financial condition, capital requirements and earnings of the Company, and other factors the Board of Directors may deem relevant.


     From its inception until immediately prior to the date of this Prospectus, EHC has been treated as a closely-held corporation under Subchapter S of the Code and, therefore, did not pay federal or state income taxes on amounts earned during such periods. EHC distributed dividends to its stockholders for the years ended December 30, 1995 and December 28, 1996 in the aggregate amounts of $207,243 and $133,379, respectively. The Company will distribute $75,000 to its stockholders for the balance of taxes owed for the year ended December 27, 1997 from the proceeds of this Offering. EHC has agreed to distribute, through a dividend to its existing stockholders upon the Effective Date of the Offering, a minimum of 38% of the earnings of EHC from December 28, 1997 until the Effective Date, which amount approximates the amount such stockholders would be expected to pay personally for income taxes based on such earnings. Although it is impossible to determine the exact amounts of the distributions at this time, based on the Company's projections of the financial results for the six months ended June 1998, the Company estimates that as of June 30, 1998, such distribution will be approximately $25,000 to such stockholders in proportion to their respective holdings. To the extent EHC has additional income for June 30, 1998 through the date of this Prospectus, the amount of such distribution will increase. The extent of such additional liabilities, if any, cannot be ascertained at this time. See 'Use of Proceeds.'

                                    DILUTION


     At March 28, 1998, the pro forma net tangible book value of the Company after giving effect to the acquisition of CDP and an anticipated $100,000 stockholder dividend subsequent to March 31, 1998 was $251,166, or $0.13 per share of Common Stock, based on 1,945,000 shares of Common Stock outstanding. The net tangible book value per share represents the amount of the Company's total assets less total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the receipt of the net proceeds (estimated to be approximately $4,400,000) from the sale of 1,250,000 shares of Common Stock offered hereby at an assumed Offering price of $4.50 per share and 1,250,000 Warrants at $.10 per Warrant, the pro forma net tangible book value of the Company at December 27, 1997 would be $4,651,166 or $1.46 per share of Common Stock. This would result in dilution to the public investors (i.e., the difference between the estimated Offering price per share of Common Stock and the net tangible book value thereof after giving effect to the Offering) of approximately $3.04 per share, or 67.6% of the Offering price per share. The following table illustrates the per share dilution:



                                                                                              PER SHARE OF
                                                                                              COMMON STOCK
                                                                                              ------------
Assumed Offering price (1)........................................................               $ 4.50
  Net tangible book value at March 28, 1998.......................................   $0.13
  Increase in net tangible book value attributable to new investors...............    1.33
                                                                                     -----
Pro forma net tangible book value after the Offering..............................                 1.46
                                                                                                 ------
Pro forma dilution of net tangible book value to the new investors................               $ 3.04
                                                                                                 ------
                                                                                                 ------


------------------
(1) Offering price before deduction of estimated expenses of the Offering and underwriting discounts and exclusive of the purchase price of $.10 per Warrant.


     The following table summarizes as of March 28, 1998, the number and percentage of shares of Common Stock purchased from the Company, the percentage and amount of total consideration paid and the average price per share paid by existing stockholders and by new investors pursuant to the Offering.


                                                          SHARES PURCHASED       TOTAL CONSIDERATION
                                                        --------------------    ---------------------    AVERAGE PRICE
                                                         NUMBER      PERCENT      AMOUNT      PERCENT      PER SHARE
                                                        ---------    -------    ----------    -------    -------------
Existing stockholders................................   1,945,000      60.9     $  319,441       5.4         $0.16
New investors........................................   1,250,000      39.1      5,625,000      94.6         $4.50
                                                        ---------    -------    ----------    -------
       Total.........................................   3,195,000       100%    $5,944,441       100%
                                                        ---------    -------    ----------    -------

     The above table assumes no exercise of the Underwriter's over-allotment option. If the Underwriter's over-allotment option is exercised in full, the new investors will have paid $6,468,750 for 1,437,500 shares of Common Stock, representing approximately 95.3% of the total consideration, for 42.5% of the total number of shares of Common Stock outstanding.

                                 CAPITALIZATION


     The following table sets forth as of March 31, 1998: (i) the actual capitalization of the Company and (ii) the capitalization of the Company as adjusted to reflect (a) the issuance and sale of the 1,250,000 shares of Common Stock and 1,250,000 Warrants offered hereby; (b) the anticipated acquisition of CDP; and (c) receipt of the net proceeds therefrom, after deducting underwriting discounts and commissions and estimated offering expenses. This table should be read in conjunction with the Company's consolidated financial statements and the notes thereto included elsewhere in this Prospectus.



                                                                                        MARCH 31, 1998
                                                                         --------------------------------------------
                                                                           ACTUAL      PRO FORMA(1)    AS ADJUSTED(2)
                                                                         ----------    ------------    --------------

Notes payable.........................................................   $1,861,698     $2,009,859       $2,009,859
                                                                         ----------    ------------    --------------

Stockholders' Equity:

  Common Stock, $.001 par value, 10,000,000 shares authorized,
     1,945,000 issued and outstanding, actual; 10,000,000 shares
     authorized, 3,195,000 issued and outstanding, as adjusted(1).....        1,500          1,945            3,195

  Additional paid-in capital..........................................      317,941        421,937        4,820,687

  Retained earnings...................................................      179,441       (172,716)        (172,716)
                                                                         ----------    ------------    --------------

     Total stockholders' equity.......................................      498,882        251,166        4,651,166
                                                                         ----------    ------------    --------------

     Total capitalization.............................................   $2,360,580     $2,261,025       $6,661,025
                                                                         ----------    ------------    --------------
                                                                         ----------    ------------    --------------


------------------

(1) Reflects the proposed merger of the Company and CDP and an anticipated stockholder dividend of $100,000 subsequent to March 31, 1998.



(2) Assumes no exercise of the (i) Warrants; (ii) Underwriter's over-allotment option; and (iii) Underwriter's Warrants.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The Company was formed for the purpose of developing or acquiring domestically manufactured injection molded plastic products or assemblies, redesigning the products to improve function and appearance and, by using its relationships with vendors in China, to manufacture the products offshore in order to deliver them at lower prices and improved profit margins. EHC, the Company's principal subsidiary, has over 28 years of experience in the design, marketing and manufacture of injection molded plastic components used in industrial, consumer and military products. The Company believes that its long-term experience in the manufacture and assembly of injection molded plastic components, coupled with direct access to manufacturing facilities in China, will enable the Company to provide improved products at lower prices with improved profit margins.


RESULTS OF OPERATIONS



     For the three months ended March 28, 1998 compared to the three months ended March 29, 1997:



NET SALES



     Net sales decreased $87,526, or 6%, to $1,437,535 for the three months ended March 28, 1998 from $1,525,061 for the three months ended March 29, 1997. This decrease was attributable to the redesigning of a key customer's product and generally slower bookings. The customer has redesigned its product and placed new tooling and production orders for delivery in the third quarter of 1998.



GROSS PROFITS




     The Company realized an overall gross profit margin percentage for the three months ended March 28, 1998 of 37% which represents an increase from the 30% experienced during the three months ended March 29, 1997. This increase can be attributed to the continuous effort to improve manufacturing process, quality and purchasing controls.



     Improved manufacturing processes, including the use of cellular manufacturing, 'Just-in-Time' systems and the Kanban method of inventory control, which allows representatives of each department stage of the manufacture process to directly reorder inventory and factors of production, continue to reduce the cost of manufacturing. Products are being produced in small lots with short lead times. Small lot production in the manufacturing cells combined with operator training, statistical process control and certified suppliers has continued the overall improvement in the Company's gross profit. Continued improvement has also come from the new purchasing software that is linked to the Company's inventory control system.



SELLING, GENERAL AND ADMINISTRATIVE EXPENSES



     Selling, general and administrative expenses increased $125,402, or 40%, to $438,519 for the three months ended March 28, 1998 from $313,117 for the three months ended March 29, 1997. Such increase can be attributed to increases in expenses associated with the development of the Ultratherm(Registered), consulting fees, accounting fees and freight and shipping supplies.



LIQUIDITY AND CAPITAL RESOURCES



     The Company's liquidity needs arise from working capital requirements, capital expenditures and principal and interest payments. Historically, the Company's primary source of liquidity has been cash flow generated internally from operations, supplemented by bank borrowings and long term equipment financing. The Company's cash decreased to $253,186 on March 28, 1998 from $351,740 on December 27, 1997. Cash flow provided by operating activities was $51,425 for the three months ended March 28, 1998 on net income of $48,038. The decrease in accounts receivable and increases in accounts payable were the result of the decrease in volume of business.



     Cash used in investing activities for the three months ended March 28, 1998 and March 29, 1997 was $73,167 and $114,419, respectively, which consisted of cash for purchase of tooling, molds and machinery and equipment. As of the date of this Prospectus, the Company does not plan on any material commitments for capital expenditures.

     Net cash used in financing activities for the three months ended March 28, 1998 was $76,812. Cash of $40,000 was provided from borrowings on available credit lines, which was offset by principal payments on loans of $116,812.



     EHC has settled one of its legal proceedings for a nominal amount. The Company will vigorously defend the remaining proceeding. The Company does not believe that the outcome of this action will have a material adverse effect on the Company's financial position or overall trends in results of operations. See 'Business--Legal Proceedings.'


RESULTS OF OPERATIONS

     For the year ended December 27, 1997 compared to the year ended December 28, 1996:

NET SALES


     Net sales increased $656,706, or 12%, to $6,054,747 for the year ended December 27, 1997 from $5,398,041 for the year ended December 28, 1996. This increase was attributable to changes in marketing and increased expenditures for advertising, new catalogs, web sites and database marketing. The Company restructured its marketing budget to implement a trade publication advertising campaign taking advantage of new catalogs and mailing literature developed within the last two years. Such advertising material includes trade publications, catalogs, post cards, faxback mailers and an Internet web site. Funds for the new advertising campaign were derived from the reorganization of the Company's field sales force. The Company believes that it has found progressive ways of selling its products without incurring the overhead costs associated with a large field sales force.



     For example, through the use of the Company's new contact management software and database marketing techniques, the Company systematically identifies and maintains information concerning existing and potential customers, including names of engineers and purchasing agents and the Company's sales history with such entities, enabling the Company to efficiently highlight its manufacturing capabilities. Through this process, the Company believes that it is generating additional business from existing customers who are not aware of its complete capabilities, while also attracting new customers.



     The Company's on-time deliveries (97%) and excellent quality (less than 1%

rejection) were also factors in the increased sales volume. A substantial portion of the Company's business comes from large established customers who certify their suppliers based on delivery performance and quality rating. The Company believes that improvements in these areas have helped with repeat business. A substantial portion of the Company's sales are made to large publicly owned customers, generally on an open account basis.


GROSS PROFITS

     The Company realized an overall gross margin percentage for the year ended December 27, 1997 of 37% which represents an increase from the 32% experienced during the year ended December 28, 1996. This increase can be attributed to improved manufacturing processes, quality and purchasing controls, as well as price increases on certain products.


     Improved manufacturing processes, including the use of cellular manufacturing, 'Just-in-Time' systems and the Kanban method of inventory control, which allows representatives of each departmental stage of the manufacturing process to directly reorder inventory and factors of production, have contributed to the reduced cost of manufacturing. Products are being produced in small lots with short lead times, allowing the Company to carry less inventory and produce the desired quantity of products at a faster rate than in the Company's prior history. Small lot production in the manufacturing cells combined with operator training, statistical process control and certified suppliers has led to an overall improvement in the Company's gross profit. Additional improvements have come from new purchasing software that is linked to the inventory control system. See 'Business--The Company.'



     The Company recently performed market research to determine which product prices could be increased. The result was that prices on product lines requiring many operations and having limited competition were increased to meet the Company's targeted revenues. At the same time, standard products, such as the Mil-spec line and the regent series, were adjusted to cover increased material and labor costs.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSE


     Selling, general and administrative expenses increased $298,455, or 20%, to $1,770,893 for the year ended December 27, 1997 from $1,472,438 for the year ended December 28, 1996. Such increase can be attributed to increases in consulting, advertising and officers' compensation. In addition, there were approximately $101,000 of expenses incurred for the development of the Ultratherm(Registered).


LIQUIDITY AND CAPITAL RESOURCES


     The Company's liquidity needs arise from working capital requirements, capital expenditures and principal and interest payments on debt. Historically, the Company's primary source of liquidity has been cash flow generated internally from operations, supplemented by bank borrowings and long-term equipment financing. The Company's cash increased to $351,740 on December 27, 1997 from $67,910 at December 28, 1996. Cash flow provided by operating activities was $424,244 for the year ended December 27, 1997 on net income of $245,355. Increases in inventory were a result of an increase in production levels to meet anticipated sales. The increases in accounts receivable and accounts payable were the result of the increase in volume of business.

     Cash used in investing activities for the years ended December 27, 1997 and December 28, 1996 was $190,089 and $122,944, respectively, which consisted of cash for purchase of tooling, molds and machinery and equipment. As of the date of this Prospectus, the Company does not plan on any material commitments for capital expenditures.


     Net cash used in financing activities for the year ended December 27, 1997 was $196,000. Cash of $357,000 was provided from borrowings on available credit lines, which was offset by $348,000 principal repayment on loans, $133,000 in distributions to shareholders and $71,000 in payments to officers and affiliated companies. For the year ended December 28, 1996, cash that was provided by financing activities was primarily due to a new financing facility with Republic National Bank. Cash used in financing activities for the year ended December 28, 1996 was due to the Company's repayment of a financing facility with Citibank with the funds received from Republic National Bank and repayment of various long-term equipment loans. The Company currently has no plans or agreements to seek loan financing. The Company may choose to seek additional financing to provide additional working capital for expansion at some time in the future. Such financing may include further bank financing or long-term equipment loans. See 'Certain Transactions--Credit Facilities.'


     The Company believes that the proceeds of the Offering combined with its cash balances and cash generated from operations will satisfy the Company's working capital, business development and capital expenditures for at least the next 12 months. The Company may require additional sources of liquidity to fund future growth, including additional equity offerings or debt financings. The Company routinely evaluates potential acquisitions of businesses, products and technologies that complement its business. As of the date of this Prospectus, the Company has no agreements with respect to such transactions. Increased costs or expenses, acquisition prospects and opportunities for growth or expansion may increase the demand for working capital, necessitating additional capital infusions.


NEW ACCOUNTING PRONOUNCEMENTS


     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, 'Accounting for Stock-Based Compensation' ('SFAS No. 123'), which prescribes a method of accounting for stock-based compensation that determines compensation expenses based on fair market value measured at grant date. SFAS No. 123 gives companies that grant stock options or other equity instruments to employees, the option of either adopting the new rules or continuing current accounting; however, disclosure would be required of the pro forma amounts as if the new rules had been adopted. SFAS No. 123 is effective for transactions entered into in fiscal years that begin after December 15, 1995.


     In 1997, the Financial Accounting Standards Board issued Statement No. 130, 'Reporting Comprehensive Income' ('SFAS 130'), which establishes standards for reporting and display of comprehensive income and its components, and Statement No. 131, 'Disclosures about Segments of an Enterprise and Related Information' ('SFAS 131'), which establishes standards for the way public business enterprises are to report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosure about products and services, geographic areas and major customers. SFAS No. 130 and No. 131 are effective for years beginning after December 15, 1997.

                                    BUSINESS

THE COMPANY

     The Company, through its principal subsidiary, EHC, has over 28 years of experience in the design, marketing and manufacture of injection molded plastic components and assemblies, including consumer, industrial and military knobs and custom and mechanical assemblies, including Micro Verniers, push or pull-to-turn clutch knobs and detent knobs. EHC also produces hardware items, including shaft locks, mounting brackets, test jack covers, cabinet bumpers and captive screws. The Company believes that EHC's long-term success is due to the average 29-year experience of its management team, strategic acquisitions of complementary companies, products and product lines and its ability to adapt new technologies and advanced manufacturing concepts to produce high-quality products at competitive prices.


     The management team at EHC is comprised of molding, mechanical, industrial and design engineers, enabling EHC to provide early and total involvement with customers in the design and development of products. The Company believes that such concurrent engineering results in reduced costs and shorter lead times while improving quality. The technical staff at EHC has improved efficiency by 64% since 1995, due in large part to the use of Computer Aided Design technology, cellular manufacturing and the Kanban manufacturing system. Computer Aided Design technology utilizes computer generated graphic models during the prototype phase and aids in optimal method planning for manufacturing. The Kanban manufacturing system is a method of inventory control which allows representatives of each departmental stage of the manufacturing process to directly reorder inventory, as needed, thereby reducing overhead costs associated with material control functions. EHC's products and technical strengths are promoted by an aggressive, customer-focused internal sales force.



     EHC meets a full range of its clients' needs by maintaining early and total involvement, from the design and development to the ultimate manufacture and packaging of the product. When a custom-made product is initially requested, experienced EHC application engineers assist the customer during the concept design stage, which the Company considers critical to the success of the manufacturing process. During this stage, EHC application engineers draw upon the Company's experience, expertise and technological innovation to assist clients in reducing costs, meet accelerated market schedules and ensure high quality workmanship.


     Once EHC has successfully assisted the client in creating an efficient design, such design is converted into a model. EHC currently has a relationship with a local university whereby EHC utilizes such university's Computer Assisted Manufacturing three dimensional computer graphics database, which is compatible with EHC's system, to generate a drawing used to manufacture tooling, a Computer Aided Design ('CAD'). The CAD is then used in conjunction with a Rapid Prototype Machine to produce a design model for aesthetic evaluations.


     The Company incorporates many other technological innovations and advanced manufacturing practices to consolidate the Company's workplace. Through such innovations, the Company is able to achieve state-of-the-art quality control procedures and consistently produce high quality products. For the fiscal year ended December 27, 1997, 97% of EHC's manufacturing projects were delivered on time and less than 1% of its products were returned due to unsatisfactory quality.

     The Company is currently having its facility certified for International Quality Standard ('ISO') 9001, a manufacturing certification required by European companies and looked upon favorably throughout the world. ISO 9001 requires the Company to meet certain stringent requirements established in Europe to ensure that the facility's manufacturing processes, equipment and associated quality control systems will satisfy specific customer requirements. The Company believes that obtaining ISO 9001 certification will benefit the Company in the plastic manufacturing market, both nationally and internationally.

     The Company's factory is divided into manufacturing cells, which the Company believes accounts for a more efficient workplace and improved quality. Each cell is responsible for a complete manufacturing process, from machining to assembly and from indicia marking to the ultimate packaging of the product. The cells are operated by teams of cross-trained employees knowledgeable of both the product and the manufacturing process. The cell teams meet regularly to solve problems and develop more efficient manufacturing methods. The

Company believes that this consolidated manufacturing approach results in high quality, on-time delivery, competitive pricing and a loyal customer base.

     Additionally, the Company believes that it has created a cost-effective workplace by decreasing inventory costs. The Company's 'pull' (also known as

'JIT,' which stands for Just-in-Time) system is designed to introduce raw materials and components at the time necessary to fulfill customer orders. This system eliminates costs associated with the storage and handling of large amounts of inventory. The Company believes that it also accounts for a more timely rate of delivery. The 'pull' system depends on long-term relationships with suppliers. The Company believes that due to its strong relationships with suppliers and its well-trained workforce, the system will continue to provide efficient and prompt delivery.

     The Company offers secondary operations on its molded products. Services such as hand painting, pad printing, hot stamping and engraving are provided at a customer's request. These marking systems can be used on most materials and varying contours. The Company believes that these extra manufacturing services allow for greater flexibility and increased customer satisfaction.


     The Company was originally formed in 1970 as EHC, a New York corporation, and will be reorganized immediately prior to the Effective Date as a Delaware holding company for its three wholly-owned subsidiaries, EHC, CDP and DTI. As part of the Reorganization, the stockholders of each of the subsidiaries will exchange the following percentage ownership in the respective subsidiaries for the percentage of shares of the Company: David Kassel will exchange 33% of EHC and 90% of CDP for 46.3% of the Company; Andrew Franzone will exchange 33% of EHC for 25.7% of the Company; Harry Goodman will exchange 33% of EHC for 25.7% of the Company; and David Cowan will exchange 10% of CDP for 2.3% of the Company.


GROWTH STRATEGY


     The Company intends to expand its operations through (i) the acquisition and development of injection molded plastic products and assemblies manufactured in the United States having niche markets, (ii) the redesigning of such products and assemblies, if necessary, to improve their function and appearance and (iii) the manufacturing of such products and assemblies in China at lower prices and improved profit margins. Through a Consultant who is also an independent director of the Company, the Company has established direct contact with manufacturers in China and has initiated pilot overseas manufacturing projects in China of small-scale production runs of the Ultratherm(Registered) and separate projects through an affiliated company, AFC. See 'Risk Factors--Risks Relating to Manufacturing in China.'


     While small businesses comparable in size to the Company often encounter major difficulties in securing manufacturing projects in China due to prohibitive broker commissions and agency fees incurred both domestically and abroad, which, based upon the Company's experience could account for up to 25% of the entire manufacturing project, the Company, through the Consultant, has established direct contact with certain manufacturers in China, allowing the Company to avoid such commissions and fees and realize the benefit from lower costs of raw materials and labor. For example, EHC's principal raw materials at this time, ABS and polycarbonate, cost up to 50% less in China and the cost of labor for factory workers in China was approximately $.33 per hour for the year ended December 27, 1997. Based on its assessment of pilot manufacturing projects in China through AFC, the Company believes that it can reduce its overall domestic manufacturing costs, including shipping and tariffs, by more than 25%. See 'Risk Factors--Risks Relating to Manufacturing in China' and 'Certain Transactions.'

PRODUCTS

  Control Knobs and Assemblies

     The Company, through its wholly-owned subsidiary EHC, manufactures a full line of instrument control knobs, handles, value-added custom molding, dials and similar devices for consumer, industrial and military electronics equipment. EHC's knobs are used for precise setting of switches, on/off switches, volume controls and critical setting of instrumentation switches. EHC manufactures many of the knobs to order based on the customers' exacting specifications as well as its standard line. Customers of EHC order the knobs by specifying particular descriptions and features, including the shaft diameter, outer diameter, overall size, height, color, illumination, dials and markings, such as lines, dots or numbers. EHC also has a standard product line of consumer industrial and military knobs available for sale through catalogs.


     Overall, the number of different types of knobs EHC has manufactured in its history is in the order of tens of thousands. Some knobs are manufactured with mechanical devices built into the knob. For example, one of the Company's locking knobs turns freely and sets upon depression, resisting shock, vibration or accidental movement. A clutch knob is one that continues to turn even after the device has reached a pre-set limit so that the pressure of the turning knob does not damage the equipment. Most knobs are resin-based and injection molded. Some knobs are painted and some are delivered 'as molded.' Certain knobs are made with aluminum inlays, caps, dials or skirts and may have fittings of screws, bushings, springs or set screws.

     The knobs and assemblies can be sold in lots of as few as one knob or as large as 500,000 units or more. EHC requires a $150 per order minimum charge. Knob prices to the customer range from as low as $.09 per unit to as much as $150 per unit.

  The Pull Pack(Trademark)

     The Company, through its wholly-owned subsidiary, CDP, has entered into an exclusive international licensing agreement to manufacture, market, sell and sub-license the Pull Pack(Trademark), a proprietary Disc packaging system. The Pull Pack(Trademark) is a redesigned 'Jewel Box,' the packaging used currently for Compact Discs, CD ROMs and DVD, and won the International Design Magazine Award for Packaging in 1993. The Pull Pack(Trademark) implements a drawer-like mechanism, avoiding the problems associated with currently available Disc packaging involving fragile hinges, difficulty in opening and the removal of

Discs and descriptive literature. The drawer carries the Disc, and a tray above the drawer holds the descriptive booklet. When the drawer is opened, the tray is pushed forward one-half inch beyond the outer housing, providing the user with the option of removing the Disc or the booklet or both. The drawer also holds an inlay card, which provides the graphics for the spine and the bottom of the package. See 'Business--Patents, Trademarks, Licenses and Royalty Rights.'


     While no contracts or agreements are in place, the Company is currently negotiating with manufacturers in China to produce the Pull Pack(Trademark) and plans, with no assurance, to market the product as a specialty packaging system to a targeted niche market, including CD ROM, special production, retail replacement packaging and rental and institutional markets such as video stores, lending libraries and technical research facilities. The Pull Pack(Trademark) won the International Design Magazine Award for Packaging in 1993. For the year ended 1996, the market for Jewel Boxes sold in the music industry in the United States was approximately $82,000,000 and the Company believes that the target niche market for the Pull Pack(Trademark) is approximately $50,000,000. See 'Risk Factors--Developmental Stage Product,' and 'Risk Factors--Risks Relating to Manufacturing in China.'



     The Company believes that the Pull Pack(Trademark) is well positioned to be sold in specialty niche markets. The Company believes that the Pull Pack(Trademark) receives favorable reviews because it complements what has made the Compact Disc the preferred format in both the entertainment and educational industries, ease of use and durability.


     The Company intentionally relies upon current technologies and materials used for the Pull Pack(Trademark) so that it can be interchangeable with current Jewel Boxes. The Pull Pack(Trademark) is exactly the same size as the standard Jewel Box and is made from the same clear plastic. It also uses the same graphic inserts as Jewel Boxes, a booklet and inlay card, which allows Compact Disc distributors to use Jewel Boxes or the Pull Pack(Trademark) interchangeably without requiring special graphics to be printed. The Company believes that this complete compatibility will also allow the Pull Pack(Trademark) to be sold directly to consumers who want to replace their broken Jewel Boxes with a more durable and convenient package.


     The Company anticipates that a pre-production model of the Pull Pack(Trademark) will be ready in May 1998 for market research and small production runs. Once the Company has determined that the product is ready for production, it will commence manufacturing. However, due to the early stage of development of the product, there are currently no contracts or agreements with potential suppliers, distributors, manufacturers or customers concerning production of the Pull Pack(Trademark). The Company will initially target market opportunities such as replacement packaging, CD ROM packaging, rental and institutional markets, such as video stores, lending libraries and technical research facilities, special production markets and newly developed discs. As consumers become familiar with the Pull Pack(Trademark), the Company intends to sell directly to the OEMs, who are the original content providers in both the music and CD ROM industries.

     Replacement Market. The Company will target several key distribution avenues in the replacement market, including mass merchandisers, office supply, computer and music chains. The Company believes that it is important to sell the Pull Pack(Trademark) in all of the above channels, and not just in music stores. The Company estimates that approximately 100 million replacement units are sold per year at an average price of $0.15 per unit, or an aggregate of $15,000,000.

     Computer stores and music retailers sell replacement Jewel Boxes so that consumers can replace broken packages. Compact Discs distributed in paperboard sleeves also fuel the replacement market as consumers replace such packaging with Jewel Boxes. The Company believes that individual retail chains sell approximately 30,000 replacement packages per month. Chain stores, office supply stores, computer chains, mail order companies and music stores all sell replacement Jewel Boxes, usually in packs of three, five or ten.

     CD Rom Market. CD ROMs are frequently housed in Jewel Box packaging. CD ROM volume in the United States is estimated to have reached 278 million units in 1995. Computer and CD ROM use continues to increase, as consumer retail store purchases supplement software sold with computers by OEMs.

     Industrial Market. Many businesses prepare demonstration or promotional discs for music, software, and product promotion, including such retailer catalogs as L.L. Bean, Williams-Sonoma and Tiffany. Although those Compact Discs or CD ROMs which are distributed free of charge are not included in statistical data bases, the Company estimates that approximately 20 million of these units were distributed in the year ended December 27, 1997. Consequently, the Company believes that the market available for the Pull Pack(Trademark) is statistically understated.


     Special Production Market. Special packaging is frequently created to meet the demands of major recording artists or provide a uniquely distinctive package for special promotions. Such packaging is assembled by hand because automated insertion machines cannot accommodate non-standard packaging. The Company believes it has the ability to provide such packaging at reasonable costs. The Company estimates that approximately five to ten million units are packaged in this manner each year.


     Newly Developed Discs. The Company believes that new disc formats that have recently reached the market or are expected to do so in the near future will also expand market opportunities. These formats include the Photo Compact Disc and the DVD, both of which can be packaged using a variation of the Pull Pack(Trademark) concept. DVDs are the same size as the compact discs now in use, but will be sold in packages two inches larger than a Jewel Box to fit into current retail video racks. The Company believes that the laser packaging may provide an opportunity for the Pull Pack(Trademark) to become the package of choice. Other entertainment formats--Digital Compact Cassettes and Digital Audio Tape--are also available and can be packaged using a variation of the Pull Pack(Trademark) concept.

     OEM Market. The OEM market is the largest user of Compact Disc packaging. The Company estimates that OEMs used approximately one billion units in the United States for the year ended December 27, 1997. Once the Pull Pack(Trademark) has become visible in the replacement market, the Company believes that it is likely to be requested by consumers for new title releases. The Company will attempt to capitalize on this demand by marketing directly to the OEM market. The six major OEMs for music are: Warner/Elektra/Atlantic, Sony, PolyGram, Capitol/EMI, MCA and BMG. These OEMs generally have their Jewel Boxes manufactured by outside sources. Jewel Boxes are delivered partially assembled, and the OEM uses automated equipment to insert the Discs and graphic components and to shrink wrap the packages. If sales volume in the OEM market exceeds the Company's ability to increase production, the Company will consider licensing the right to produce the Pull Pack(Trademark) to the OEM or its supplier.

     The Company also plans to introduce a more durable version of the Pull Pack(Trademark) which will utilize the same tooling as the standard Pull Pack(Trademark), but will be made out of a tough, clear plastic called zylar. These zylar packages will be marketed to rental and institutional markets such as video stores, lending libraries and technical research facilities, so that the Company will have access to different market segments simply by substituting one raw material for another.

  The Ultratherm(Registered)

     The Company, through its wholly-owned subsidiary, DTI, has entered into an exclusive worldwide license agreement for the life of the patent, dated as of February 1, 1998, to manufacture, market and sell the Ultratherm(Registered), a proprietary portable hand-held massager implementing alternating hot and cold therapy and massage for the relief of discomfort associated with sports and occupational injuries. The Ultratherm(Registered) weighs 21 ounces, measures eight inches long and maintains temperatures ranging from 42degreesF to 115degreesF for approximately one hour on a rechargeable battery contained within its ergometrically-shaped die-cast aluminum body. Once placed against the body, the contour fitting thermal dome concentrates and directs the heat or cold and massage vibrations into the affected areas underlying the soft tissue. See 'Business--Patents, Trademarks, Licenses and Royalty Rights.'


     The Ultratherm(Registered) is currently being sold through specialty catalogs and stores, including Brookstone. The Company does not currently have any contracts or agreements with retailers, suppliers or distributors. The Ultratherm(Registered) won the grand prize in Hammacher Schlemmer's annual Search for Invention in March, 1992 and was Editors Choice with a four star rating by Golf Magazine in June 1996. The Ultratherm(Registered) has been manufactured historically by the Company in the United States and retails at approximately $200 per unit. A manufacturer in China has commenced small-scale manufacturing of the Ultratherm(Registered) at reduced costs and the Company believes that such reduced costs will be passed on to consumers. The Company anticipates full-scale manufacturing of the Ultratherm(Registered) at such reduced costs by the end of 1998. See 'Risk Factors--Developmental Stage Products.'


COMPETITION

  Knob and Assembly Manufacturing/Injection Molding

     The Company believes that its segment of the plastic injection molding industry is highly fragmented and that no one participant is dominant in the industry. The Company believes that the most important competitive factor in this industry is investment in tooling, as the high cost of tooling relative to the low revenue of individual products is a barrier to entry in this market. The Company currently owns approximately 1,500 tools, which gives it the ability to manufacture over 10,000 products and assemblies. Other key competitive factors in this industry include quality of products, depth of industry knowledge, a sizable customer base, ability to provide products on a timely basis, level of experience, breadth of products and services offered, responsiveness to customer requests and ability to produce a wide variety of projects in a timely manner and at a competitive price.

     The Company believes that its main competitors in the control knobs and components segment of the injection molding industry are the following: Rogan Corporation, which produces instrument and consumer knobs; Philips Plastic Manufacturing Corporation, which produces consumer knobs; Davies Molding Company, which produces instrument knobs; and Aerospace Knob Company, which produces military avionic knobs. With its range of consumer, instrument and military knobs, EHC strives to provide the broadest and most extensive line of knobs and assemblies in order to maintain an advantage over its competitors.

  Pull Pack(Trademark)

     The Company believes that the primary competition for the Pull Pack(Trademark) is the current Jewel Box manufactured by Atlanta Precision Molding, Auriga and International Packaging Corp. Other companies have developed alternative Compact Disc packaging, but the Company believes that none have proved to be a challenge at this time because production costs are prohibitive or the designs have not been accepted by the general public or OEMs. Three of these packages are the Laserfile, from Laserfile Inc., the Utmost Rotary CD Case, from Co-Joint Corp. and the Alpha Pak, from Alpha Enterprise, Inc.

  Ultratherm(Registered)

     The Ultratherm(Registered) competes with the entire massager market, including those massagers with only massage capability or only heat and massage capability. The Company believes that the Ultratherm(Registered) is unique in this market as it is the only massager which provides both heat and cold, combined with massaging capabilities. See 'Risk Factors--Unrealized Profits from the Ultratherm(Registered).'

SUPPLIERS AND RAW MATERIALS


     EHC's principal raw materials consist of Lexan (polycarbonate), nylon, ABS and polypropylene. Such materials are generally available commodities sold to the injection molding industry by a variety of suppliers. The Company does not have any oral or written contracts or agreements with such suppliers. While a shortage of a particular supplier would not affect the Company, a general shortage of raw materials could adversely impact the Company. The Company has never experienced a shortage in raw materials and does not anticipate any shortages to occur in the reasonably foreseeable future, however, there can be no assurance that there will not be a shortage of raw materials. See 'Risk Factors--Dependence Upon Suppliers and Raw Materials.'


     As the Company begins to contract for the manufacturing of products in China, including the Pull Pack(Trademark) and the Ultratherm(Registered), the Chinese manufacturers will arrange for all raw materials from local suppliers. While the Company believes that there will be no shortage of such materials overseas and that prices will remain comparatively low, there can be no assurance that no shortages will occur. In addition, the Company is subject to the risk of political or economic dislocation which could affect the availability or cost of raw materials. The Company anticipates that the raw materials used for the Pull Pack(Trademark) will consist of either crystal styrene, general purpose styrene, polypropylene or zylar. The principal raw materials used for the Ultratherm(Registered) are die-cast aluminum and electronic components.

DISTRIBUTION METHODS


     EHC sells its products solely to industrial customers either directly or through major distributors. EHC never sells directly to retail consumers. Approximately 20% of EHC's products are principally sold through the following distributors: Newark Electronics, Allied Electronics, Inc., Bisco Industries, Inc., Alatec Electronics, Inc. and Peerless Electronics, Inc. The Company does not have oral or written contracts or agreements with such distributors. The Ultratherm(Registered) is sold directly to retail outlets without the use of distributors.


GOVERNMENT APPROVAL

     The Company is subject to certain regulations in connection with its sale of products to the U.S. Military. In order to sell many of its products to the U.S. Military, a product must be listed on one of the Qualified Product Lists ('QPL'). Certain of the Company's products have been approved for inclusion on QPLs, so that they may be sold to the U.S. Military. The Company's products have been listed on the QPLs each year since 1970. Should the Company lose such QPL approval, it would lose its ability to sell products to the U.S. Military. Expansion into foreign markets may require the Company to comply with additional regulatory requirements. Various countries may regulate the import of the Company's products. Any such export or import restrictions, new legislation or regulation or government enforcement of existing regulations could have a material adverse effect on the Company's business, operating results and financial condition. There can be no assurance that the Company will be able to comply with additional applicable laws and regulations without excessive cost or business interruption and failure to comply could have a material adverse effect on the Company. See 'Risk Factors--Government Regulation of Technology.'

RESEARCH AND DEVELOPMENT


     The Company believes that its commitment to research and development has distinguished the Company among its competitors. The Company estimates that it may spend approximately $225,000 on research and development in 1998, including expenditures on new knob designs, Ultratherm(Registered) and Pull Pack(Trademark) development, computer aided design technology and engineering feasibility studies on potential new product lines. The Company, through EHC, spent approximately $150,000 in 1997 on both new tooling for new knob designs and the Ultratherm(Registered), and $75,000 in 1996 on new tooling for new knob designs. The Company, through CDP, has spent approximately $46,000 for research and development on the Pull Pack(Trademark) since 1995. The Company has secured various federal government and New York State monies for product development, including a $150,000 federal assistance/match funds grant. The Company's customers do not bear research and development costs, as all research and development is funded solely by the Company, some of which is through federal or state funding.

PATENTS, TRADEMARKS, LICENSES AND ROYALTY RIGHTS


     The Company, through its wholly-owned subsidiary, CDP, entered into a minimum five-year license agreement dated as of March 1, 1998 with Inch, Inc., to obtain the exclusive worldwide licensing rights to make, use, sell and sublicense the Pull Pack(Trademark). In consideration of the exclusive license, the Company agreed to pay Inch, Inc. royalties of (i) 2% of the annual gross sales of Pull Pack(Trademark) less any returns, credits and allowances; (ii) 25% of any royalties or fees from sublicensees; and (iii) a $30,000 reimbursement payment for expenses incurred in obtaining a patent. The Company is entitled to exclusive license rights of Pull Pack(Trademark) for a minimum of five years and a maximum of the United States life of the patent, which expires in 2012. If royalties paid to Inch, Inc. do not equal or exceed a minimum total of $30,000 from February 1, 1999 to February 1, 2000, $40,000 for the next 12 month period and $50,000 for each 12 month period thereafter, or if CDP does not obtain a cash capital investment of $1,000,000 by February 28, 2000, Inch, Inc. shall have the right to terminate the exclusive license agreement upon 30 days' notice. The Company intends to obtain the $1,000,000 necessary for the cash capital investment through the proceeds of this Offering. In the event that the exclusive license is terminated, CDP shall continue to hold a non-exclusive license at the above referenced royalty rate. Inch, Inc. has also agreed to provide consulting services to CDP at the rate of $50 per hour prior to the sale of 10,000 units and $110 per hour after the sale of 10,000 units. CDP has agreed to indemnify and hold harmless Inch, Inc. against all damages and liabilities arising out of the manufacture of the Pull Pack(Trademark).



     DTI entered into an agreement dated as of February 1, 1998 with Dr. Richard Deutsch for exclusive worldwide licensing rights for the life of the patent to the Ultratherm(Registered). Under this agreement, DTI is to receive all rights, title and interest in all tooling, schematics, drawings and customer lists relating to the Ultratherm(Registered) and an assignment of the registered trademark in consideration for $100,000 payable immediately following the Effective Date and waiving any financial obligations of Dr. Deutsch to the Company, which the Company estimates to be approximately $20,000. From February 1, 1998 until the Effective Date, Dr. Deutsch will receive reimbursement for tooling expenses in the amount of $1,200 per week. After the Effective Date, Dr. Deutsch will receive royalties in the following amounts: (a) for the first year, the greater of (i) 5% of gross sales per month less any returns, credits, discounts (exclusive of promotions), allowances and shipping expenses, or (ii) $75,000 per year and (b) for each year thereafter, the greater of (i) 5% of net sales per month or (ii) $50,000 per year. The exclusivity of this agreement may be lost if royalty payments are not made in a timely fashion to Dr. Deutsch. EHC will receive a limited right to the patent covering the Ultratherm(Registered), as the original patent covers more products than just the Ultratherm(Registered). EHC has agreed to maintain liability insurance and indemnify Dr. Deutsch from and against all claims and liabilities in connection with the Ultratherm(Registered) and the agreement.



     In 1995, Pull Pack(Trademark) was issued Patent No. 5,383,544, which expires in January 2012. The Ultratherm(Registered) was issued Patent No. 5,097,828 as a Thermoelectric Therapy Device on March 24, 1992, and Patent No. 5,209,227 as a Thermoelectric Therapy Device and Moisturizing Device on May 11, 1993. Patent No. 5,097,828 expires in March 2009 and Patent No. 5,209,227 expires in May 2010.



     The Company's wholly-owned subsidiary, EHC, has applied for patents on a spring locking release apparatus and a tactile detent knob.


     Ultratherm(Registered) is a registered trademark under United States Registration No. 1,949,930 and shall be assigned to the Company upon payment of $100,000 immediately after the Effective Date. The trademark was issued on January 23, 1996 to Dr. Deutsch. The trademark registration may be renewed for as long as the mark is used.

     The Company may apply for additional patents relating to other aspects of its production. There can be no assurance as to the degree of protection which existing or future patents, if any, may afford the Company, or that competitors will not develop similar or superior methods or products outside the protection of any patent issued to the Company. See 'Risk Factors--Risks Relating to Licensing Agreements' and 'Risk Factors--Uncertainty Regarding Patents and Proprietary Information.'

EMPLOYEES

     As of February 1, 1998, the Company had a total of 105 employees. 33 of these employees work on a part-time basis. 45 of the Company's employees are represented in collective bargaining agreements by Local 531, International Brotherhood of Teamsters, AFL-CIO. 15 employees work in Sales and Administration while 90 employees are factory workers.


     The Company believes it has a satisfactory relationship with its unionized labor and has never experienced a work stoppage. The current collective bargaining agreement expired on May 9, 1998 and was extended until June 9, 1998. The Company is currently negotiating to renew such agreement and believes the agreement will be successfully renewed. Union employees are covered by the Sick & Welfare Fund, Local 531, to which the Company contributes a specified amount each year.


PROPERTY


     The Company operates from an approximately 20,000 square foot facility located in Farmingdale, New York. The facility is owned and operated by K&G Realty Associates, a partnership owned by David L. Kassel, the Company's Chairman, and Harry Goodman, the Company's Vice President. The mortgage on the facility is guaranteed by EHC. The Company's lease, currently under a 10-year extension, expires in December 2005. The annual rent is currently $138,000 per year, and provides for annual adjustments equal to the greater of the increase in the Consumer Price Index or 5%. Pursuant to a rider to the lease agreement dated as of March 1, 1998, EHC shall pay as additional rent, any and all real property taxes for the demised premises in excess of $26,000 per annum. The Company believes that the property is suitable for its presently foreseen use. See 'Certain Transactions.'


LEGAL PROCEEDINGS


     On or about August 14, 1997, a non-officer former employee of the Company filed a complaint against EHC with the Division seeking damages for failure to properly handle alleged sexual harassment by another non-officer employee. On or about December 18, 1997, the Company received an Order from the Division dismissing the complaint because the matter is presently being litigated in federal court. The Company received a complaint filed in the United States District Court for the Eastern District of New York on or about February 12, 1998. The Company filed a motion to dismiss the complaint on March 16, 1998. The Company will vigorously defend this action and believes it has a meritorious defense. The Company does not believe that the outcome will have a material adverse effect on the Company's financial position or overall trends in results of operation.



     The Company is not aware of any other legal proceedings to which it is a party.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth information concerning the executive officers, directors and significant employees of the Company.


                        NAME                            AGE                         POSITION
-----------------------------------------------------   ----  -----------------------------------------------------
Andrew Franzone......................................     61  Chief Executive Officer and President, Director
David L. Kassel......................................     63  Chairman of the Board of Directors
Harry Goodman........................................     72  Vice President and Secretary, Director
Steven Sgammato......................................     38  Chief Financial Officer
Frank Pellegrino.....................................     52  Vice President of Engineering
Bao-Wen Chen.........................................     30  Director
Carl Seldin Koerner..................................     49  Director
Mitchell Solomon.....................................     39  Director


     Andrew Franzone has served as President of EHC since 1987. Mr. Franzone has also served as president of AFC since 1984. Mr. Franzone served as Chairman of the Board of Directors and President of Ackerman Bodnar Corp., a manufacturer of interior aircraft lighting, from 1974 through 1983.

     David L. Kassel founded EHC in 1970. Mr. Kassel has served as Chairman of EHC since 1975 and President of CDP since 1995. From 1983 until 1995, he was Chairman of the Board of Directors of American Safety Closure Corp., a company engaged in the manufacturing of bottle caps. Mr. Kassel has been the Chairman and principal stockholder of AFC since 1984. Mr. Kassel has been the Chairman of Memory Protection Devices, Inc., a company engaged in the manufacturing of devices for the protection of computer memory, since 1987. Mr. Kassel has been a partner in K&G Realty Associates, a privately-held real estate company, since 1978.


     Harry Goodman served as Vice President of EHC since 1986. Mr. Goodman served as President of EHC from 1976 to 1986 and began working as an officer of EHC in 1970. Mr. Goodman has been a partner at K&G Realty Associates since 1978. Mr. Goodman has served as an officer of AFC since 1984. Mr. Goodman has served as an officer of Memory Protection Devices, Inc. since 1987.




     Steven Sgammato has served as Chief Financial Officer of EHC since 1987. Mr. Sgammato served as a manager in accounting for Gimbel's Corp. from 1982 to 1986, and a manager in accounting of Conran's Habitat from 1986 to 1987. Mr. Sgammato earned an MBA in Management from Dowling College, located in Oakdale, New York, in 1997.


     Frank Pellegrino has served as the Vice President of Engineering of EHC since 1974.


     Bao-Wen Chen joined the Company in 1998 as an independent director. Ms. Chen currently serves as the president of B.C. China Business Consulting, Inc., a partner of China Trade Limited and Secretary General of the U.S.-China Economics and Trade Promotion Council. In 1995, Ms. Chen formed B.C. China Business Consulting, Inc., a provider of advisory and consulting services to clients engaging in transactions between U.S. and Chinese companies, and currently serves as its president. In January 1998, Ms. Chen became a partner of China Trade Limited, a company comprised of U.S. businessmen, international attorneys and U.S. resident Chinese nationals formed to assist clients in representation and trade, sales and distribution and strategic service in transactions between U.S. and Chinese companies. Since 1992, Ms. Chen has served as General Secretary of the U.S.-China Economics and Trade Promotion Council, a non-profit government trade organization providing a forum to promote economic exchange and trade between Chinese and U.S. companies. See 'Certain Transactions.'




     Carl Seldin Koerner, Esq. joined the Company in 1998 as an independent director. Mr. Koerner is a managing partner in the law firm of Koerner Silberberg & Weiner, LLP, counsel to the Company since 1986. Mr. Koerner has served as a principal of Koerner Kronenfeld Partners, LLC, a conceptual capital development company, since 1996 and has served on the board of directors of ASI Solutions Incorporated (NASDAQ: ASIS), a human resources outsourcing firm, since 1997. See 'Interest of Named Experts and Counsel' and 'Legal Matters.'

     Mitchell Solomon joined the Company in 1998 as an independent director. Mr. Solomon has served as President and director of Eby Electro Inc., a privately held corporation, since 1993 and serves as President and director of Aspro Technology Inc. and ECAM Technology Inc., both privately held corporations.


BOARD COMMITTEES


     The Board of Directors of the Company has established a compensation committee (the 'Compensation Committee') and an audit committee (the 'Audit Committee'). The Compensation Committee, which will consist of David L. Kassel and two independent directors, Bao-Wen Chen and Mitchell Solomon, determines the salaries and bonuses of the Company's executive officers. The Compensation Committee also administers the Company's 1998 Stock Option and Grant Plan. Mr. Kassel, Ms. Chen and Mr. Solomon will serve as members of the Audit Committee. The Audit Committee recommends the appointment of auditors and oversees the accounting and audit functions of the Company.


DIRECTOR COMPENSATION

     Directors receive a fee of $300 per month for serving on the Board of Directors and reimbursement of reasonable expenses incurred in attending meetings. All directors hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Executive officers are elected by the Board of Directors annually and serve at the discretion of the Board.

EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid or accrued by the Company to the Company's Chief Executive Officer and the Company's other executive officer whose compensation exceeded $100,000 for the fiscal year ended December 27, 1997. No other officer received cash compensation in excess of $100,000 in 1997.

                           SUMMARY COMPENSATION TABLE

                                                                               ANNUAL COMPENSATION
                                                                                  FOR YEAR ENDED
                                                                                DECEMBER 27, 1997
                                                                               --------------------     ALL OTHER
NAME AND PRINCIPAL POSITION                                                      SALARY       BONUS    COMPENSATION
----------------------------------------------------------------------------   -----------    -----    ------------
Andrew Franzone
  Chief Executive Officer and President.....................................   $    96,585     $ 0       $  7,800
David L. Kassel
  Chairman of the Board.....................................................   $   226,588(1)  $ 0       $ 10,400

------------------
(1) Includes $150,000 in consideration for consulting services provided by Mr. Kassel to the Company, which payment was postponed in return for a note due January 1, 1999. See 'Certain Transactions.'

EMPLOYMENT AGREEMENTS


     The Company entered into executive employment agreements as of March 15, 1998 with Andrew Franzone, David L. Kassel and Harry Goodman, each an 'Executive.' The term of each of the employment agreements lasts until March 2, 2008 (the 'Term'). The annual base salaries of Messrs. Franzone, Kassel and

Goodman under their employment agreements are $125,000, $100,000 and $100,000, respectively, with annual salary adjustments equal to the greater of 5% or an increase equal to the Consumer Price Index. Each Executive is entitled to fringe benefits and an annual bonus to be determined by the Compensation Committee of the Board of Directors. Each Executive can be terminated for cause (as defined in the employment agreements) with all future compensation ceasing. If the Executive dies during the Term or is unable to competently and continuously perform the duties assigned to him because of ill health or other disability (as defined in the employment agreements), the Executive or the Executive's estate or beneficiaries shall be entitled to full compensation for three years following the date thereof. If the Executive is terminated without cause, the Executive shall be entitled to full compensation for the remainder of the Term. If the Executive resigns, his compensation ceases as of the date of his resignation. During the period of employment and for a period of two years thereafter, the Executives are prohibited from competing with the Company; provided, however, that the Executives may provide services to other noncompeting businesses. In order for a restrictive covenant to be enforceable under applicable state law, the covenant must be limited in terms of scope and duration. While the Company believes that the covenants in the employment contracts are enforceable, there can be no assurance that a court will declare them to be enforceable under particular circumstances.

CASH GAIN SHARING PROGRAM

     The Company's wholly-owned subsidiary, EHC, has a Cash Gain Sharing Program (the 'Program'), which entitles all full-time, non-union employees (including supervisory union employees) and other key EHC employees (excluding officers), as determined by the Company, to extra compensation based on the cash profits of EHC. The distributions are based on a schedule of Company objectives determined each year by the Company. If positive cash flow averages less than $2,000 per week in a quarter, the Company will not make any distributions. The Company considers a full-time employee to work at least 30 hours per week. Employees must complete a 90-day probationary period before they are eligible to participate in the Program. For the year ended December 27, 1997, the Company distributed $87,000 pursuant to the Program.

STOCK OPTION AND GRANT PLAN

     The Stock Option and Grant Plan (the 'Grant Plan') was adopted by the Company's Board of Directors as of March 17, 1998 and approved by its stockholders as of March 17, 1998. Officers, directors, employees, consultants and key persons of the Company are eligible to participate in the Grant Plan. The Grant Plan is designed to provide employees and such other individuals with a performance incentive, a direct stake in the Company's future welfare and an incentive to remain with the Company. The Company believes that the Grant Plan will encourage qualified persons to seek employment with the Company.


     The Grant Plan provides for grants of an aggregate of 300,000 shares of Common Stock or options to purchase shares of Common Stock intended to qualify as incentive stock options ('Incentive Options'), under Section 422 of the Code as well as options that do not so qualify ('Non-Qualified Options'). The Incentive Options shall be granted only to employees or employee-directors of the Company. Such Incentive Options shall be exercisable for shares of Common Stock at an exercise price no less than the fair market value of the shares of Common Stock on the date of grant and are not exercisable after the tenth anniversary of the date of grant. Notwithstanding the foregoing, pursuant to
Section 422 of the Code, optionees who beneficially own in excess of 10% of the Company's voting stock are not entitled to receive Incentive Options unless the exercise price of such options is no less than 110% of the fair market value of the Common Stock on the date of grant and such options are not exercisable more than five years from the date of grant. Additionally, to the extent that the aggregate fair market value of the Common Stock with respect to which the Incentive Options are exercisable for the first time during any calendar year exceeds $100,000, the options attributable to the excess over $100,000 shall be treated as Nonqualified Options under the Code. Non-Qualified Options shall be exercisable for shares of Common Stock at an exercise price of no less than 85% of the fair market value of the Common Stock on the date of grant and are not exercisable after the tenth anniversary of the date of grant.



     The Grant Plan provides that it will be administered by the Compensation Committee. The Compensation Committee determines which officers, directors, employees, consultants and key persons shall receive shares or options, whether the individual shall receive shares or options and if options, the terms and conditions of the options, including the exercise price of each option, the term of each option, the number of shares of Common Stock to be covered by each option and any performance objectives or vesting standards applicable to each option. Subject to the requirements of the Code, the Compensation Committee will also designate whether the options granted shall be Incentive Options or Non-Qualified Options. Pursuant to an agreement between the Company and the Underwriter, no grants of options or shares which are not covered under the Grant Plan can be made for 24 months after the Effective Date, without the approval of the Underwriter. The Company intends to register all or a portion of the shares under the Grant Plan with the Securities and Exchange Commission within three months after the Offering. See 'Underwriting.'

401(K) PLAN

     The Company sponsors, through EHC and an affiliated company, AFC, a 401(k) Plan (the 'Plan') available for all non-union employees and union supervisors who have attained the age of 21 and have completed three months of service with the Company. The Plan was adopted effective August 1, 1993 and was amended effective August 1, 1997. Under the Plan's qualified cash or deferred arrangement, a participant may, under an arrangement with the Company, elect to contribute 1% to 15% of his or her annual compensation to the Plan on behalf of the participant, in lieu of the participant's current receipt of such compensation. In addition to the employee's contribution, the Company may, but need not, make discretionary contributions to the Plan in such amounts as it determines. As of the date of this Prospectus, the Company has not contributed to the Plan. A participant's contributions made under the qualified cash or deferred arrangement are 100% vested at all times. Discretionary contributions become vested thereafter at the rate of 20% for each additional full year of service, until 100% vested. Benefits are payable upon a participant's termination of employment for any reason, in the form of one lump sum payment or in installments extending over a fixed period of years, depending upon the employee's election.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of the date of the Prospectus, based upon 1,945,000 shares of Common Stock outstanding and as adjusted to reflect the sale of 1,250,000 shares of Common Stock by the Company, with respect to the beneficial ownership of shares of Common Stock by (i) each person or a group of persons known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table under the caption 'Management,' and (iv) all officers and directors as a group.


                                                                                             PERCENTAGE OF OUTSTANDING
                                                                              AMOUNT AND           SHARES OWNED
                                                                              NATURE OF      -------------------------
                                                                              BENEFICIAL     PRIOR TO         AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                      OWNERSHIP(2)    OFFERING      OFFERING(3)
--------------------------------------------------------------------------   ------------    --------      -----------
David L. Kassel...........................................................       900,000       46.3%          28.2%
Andrew Franzone...........................................................       500,000       25.7%          15.6%
Harry Goodman.............................................................       500,000       25.7%          15.6%
All Directors and Officers as a Group.....................................     1,900,000       97.7%          59.5%


------------------

(1) Unless otherwise indicated, the address of each individual is c/o the Company, 320 Broad Hollow Road, Farmingdale, New York 11735.

(2) For purposes of the above table, a person or group of persons is deemed to have 'beneficial ownership' of any shares that such person or group has the right to acquire within 60 days after such date; and for purposes of computing the percentage of outstanding shares held by each person or group on a given date, such shares are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

    Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and is generally determined by voting power or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the Company believes that the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


(3) Does not include (i) 1,250,000 shares of Common Stock reserved for issuance upon exercise of the Warrants; (ii) 187,500 shares of Common Stock reserved for issuance upon exercise of the Underwriter's over-allotment option; (iii) 187,500 shares of Common Stock issuable upon exercise of the Warrants underlying the Underwriter's over-allotment option; (iv) 125,000 shares of Common Stock reserved for issuance upon exercise of the Underwriter's Warrants; (v) 125,000 shares of Common Stock issuable upon exercise of the Warrants underlying the Underwriter's Warrants and (vi) 300,000 shares of Common Stock or options which may be granted pursuant to the Company's Stock Option and Grant Plan.

                              CERTAIN TRANSACTIONS

REORGANIZATION


     The Company was founded in 1970 as EHC, a New York corporation, and will be reorganized immediately prior to the Effective Date as a Delaware holding company with three wholly-owned subsidiaries, EHC, CDP and DTI (the 'Reorganization'). As part of the Reorganization, the Company acquired, solely in exchange for 1,945,000 shares of Common Stock of the Company, all of the outstanding capital stock of EHC (three shares) and CDP (500 shares). The value and number of shares to be issued to former holders of the outstanding capital stock of CDP and EHC was determined by negotiations between the Company and Andrew Franzone, David L. Kassel, Harry Goodman, Robert Gillings and David Cowan. Mr. Gillings subsequently transferred his shares of CDP to David L. Kassel in an arms' length transaction dated May 29, 1998 in return for a nonrecourse promissory note from Mr. Kassel in favor of Mr. Gillings in the principal amount of $450,000 bearing interest at the rate of 6% per annum, payable in full on August 1, 2000 or earlier as provided in such promissory note. The Reorganization exchange is an arm's-length transaction acceptable to each of the parties based upon such negotiations. The amount of shares to be issued is based on a ratio of shares held in CDP and EHC to a percentage of shares of the Company. The Company also acquired in March 1998 all of the outstanding capital stock of DTI (200 shares) for $1,000.


LEASES


     EHC leases its facility in Farmingdale, New York from K&G Realty Associates ('K&G'), a partnership owned by David L. Kassel and Harry Goodman, both officers and directors of the Company. The lease agreement has been extended until December 31, 2005. The annual rent is currently $138,000, with increases equal to the greater of the increase in the Consumer Price Index or 5%. The mortgage agreement between Long Island Commercial Bank and K&G dated November 28, 1995 is a 15 year self-liquidating adjustable mortgage currently bearing 9 1/2% interest in the original principal amount of $610,000. The mortgage is guaranteed by EHC. By agreement dated November 28, 1995, K&G has assigned all rents due from EHC to the Long Island Commercial Bank. The Company believes that the terms and consideration of this lease are no less favorable to the Company than a lease from a third party.


     EHC subleases 400 square feet of its facilities to Memory Protection Devices, Inc. ('MPD') for $250 per month. Two officers of the Company, David L. Kassel and Harry Goodman, also serve as the Chairman and Vice President of MPD, respectively. Aside from the sublease, there are no intercompany transactions between EHC and MPD. The Company believes that the terms and consideration of this sublease are commensurate with subleases to third parties.

CREDIT FACILITIES


     On July 29, 1996, EHC entered into a term loan agreement (the 'Term Loan') with Republic National Bank of New York for the principal amount of $500,000, of which $375,000 remains outstanding as of December 27, 1997. The Term Loan bears interest at 1% above the annual interest rate established by Republic National Bank as its reference rate for domestic commercial loans and is payable in 11 quarterly installments, commencing on October 31, 1996 with a final payment of the remaining balance due and payable on July 31, 1999. EHC may prepay the loan without penalty. The Term Loan is guaranteed by David L. Kassel, Harry Goodman, Andrew Franzone and AFC, an affiliate of the Company. The guarantee provisions which are part of the Term Loan indicate that upon any default under the Term Loan, the bank may immediately cause the related note to be due and payable by the guarantors. The guarantors also waive their right to trial by jury, the right to interpose any set-off or counterclaim or any claim for consequential, punitive or special damages. See 'Certain Transactions--Affiliated Transactions.'


     On July 29, 1996, EHC entered into a demand loan agreement (the 'Demand Loan') with Republic National Bank for the principal amount of $1,000,000, of which $753,000 remains outstanding as of December 27, 1997. The Demand Loan bears interest at 1/2% above the interest rate established by Republic National Bank.

     EHC entered into a loan agreement (the 'Loan' and together with the Term Loan and Demand Loan, the 'Indebtedness') with Long Island Development Corporation ('LIDC') for the principal amount of $250,000 on

February 21, 1997, of which $235,171 remains outstanding as of December 27, 1997, and granted LIDC a security interest in all of its personal property. The Loan is payable in 120 monthly installments with interest at 7% per annum, commencing on March 1, 1997 and continuing until February 1, 2007. The loan is guaranteed by AFC, Andrew Franzone, David L. Kassel and Harry Goodman. The guarantors jointly and severally represent and agree to identical provisions of the Loan as EHC, including guarantee provisions which provide that in the event of default of the Loan, the bank may declare the related promissory note due and payable. Additionally, AFC guarantees a security agreement between EHC and LIDC relating to the Loan. Under the security agreement, both EHC and AFC grant and convey a security interest in all of their property, goods and chattels and promise to retain possession of their collateral, keep collateral in its location, in good repair and fully insured and defend title of the collateral. Upon any default of the Loan, the obligations of the security agreement become immediately due and payable by sale of the collateral of EHC and AFC.



     The Company has received a letter agreement from Republic National Bank of New York stating that it will release the personal guarantees of Messrs. Franzone, Kassel and Goodman under the Term Loan upon the successful completion of the Offering. LIDC will not release the personal guarantees of Messrs. Franzone, Kassel and Goodman under the Loan.


OFFICER LOANS

     Messrs. Kassel and Goodman have advanced funds to the Company for working capital. The loans are evidenced by five notes bearing interest at a rate of 10% per annum and requiring monthly payments over the term of five years. As of December 27, 1997, three loans are payable to David L. Kassel, two from EHC in the amounts of $171,186 and $53,185, respectively and one from CDP is in the amount of $107,500, of which the Company is a guarantor. Two loans are payable to Harry Goodman, one for $50,972 and another for $133,911.

     During 1997, David L. Kassel rendered services to the Company in consideration for the sum of $150,000. At the request of the Company, in lieu of a lump sum payment, Mr.Kassel accepted a promissory note due on January 1, 1999, with interest at 6% per annum.

AFFILIATED TRANSACTIONS


     EHC is a guarantor of two loan agreements between AFC, an affiliate of the Company, and Republic National Bank for the aggregate principal amount of $1,000,000, of which $738,000 has been borrowed and remains outstanding as of December 27, 1997. Each of the directors of EHC are also stockholders, directors and officers of AFC, a New York corporation incorporated in 1985. The Vice President and General Manager of AFC, Andrew Franzone, Jr., is the son of the President and Chief Executive Officer of the Company. Additionally, EHC and AFC have entered into an engineering consulting and services agreement on a fee-for-services basis. Under such agreement, (a) EHC will have the exclusive right to manufacture or contract for the manufacturing of certain AFC products on a time and materials basis, and (b) EHC will not develop products in the following lines other than for AFC: (i) point of sale display items; (ii) cabinet and furniture plastic hardware; and (iii) endcaps on cylinders or mailing tubes. The Company believes the terms and consideration of this agreement are no less favorable to the Company than agreements with similar unrelated third party companies. The Company recorded sales to AFC in the approximate amounts of $84,000 for the three months ended March 28, 1998 and $70,000 for the three months ended March 29, 1997. The Company's profit on such sales was $4,100 for the three months ended March 28, 1998 and $11,000 for the three months ended March 29, 1997. The Company recorded sales to AFC in the approximate amounts of $371,000 for the year ended December 27, 1997 and $320,000 for the year ended December 28, 1996. The Company's profit on such sales was $30,000 for the year ended December 27, 1997 and $20,000 for the year ended December 28, 1996.



     Ms. Bao-Wen Chen, an independent director of the Company, also provides consulting services to the Company on behalf of her company, B.C. China Business, Inc. ('BCI'), in connection with the Company's manufacturing in China. The agreement between the Company and BCI provides that BCI will provide such consulting services until March 1, 2008 at the minimum hourly rate of $50 per hour and an amount equivalent to 1.5% of the net cost of products manufactured in China up to $5,000,000 per year and 1% of net costs exceeding $5,000,000. In consideration for her services to the Company, Ms. Chen shall receive an aggregate of 50,000 shares of Common Stock, consisting of (i) 25,000 shares of unregistered Common Stock to be issued in 5,000 shares increments, commencing on the Effective Date and each anniversary of the Effective Date for four years thereafter and (ii) 25,000 shares of registered Common Stock granted pursuant to the Company's Stock Option and Grant Plan, to be issued as outright grants in 5,000 share increments, commencing on the Effective Date and each anniversary of the Effective Date for four years thereafter. The Company intends to register all or a portion of the shares under its Stock Option and Grant Plan with the Securities and Exchange Commission within three months after the Offering. The Company believes that consulting fees paid to Ms. Chen and grants of Common Stock or options are no less favorable to the Company than consulting fees it would pay to other third party consultants. See 'Management--Stock Option and Grant Plan.'



     Carl Seldin Koerner, an independent director of the Company and Secretary of the Company's wholly-owned subsidiary, CDP, is a managing partner of the law firm of Koerner Silberberg & Weiner, LLP. Such firm has been general counsel to the Company since 1976 and is acting as counsel to the Company in connection with this Offering. The Company believes that the fees paid to Koerner Silberberg & Weiner, LLP are comparable to those fees that would have been paid to an unrelated third party law firm. Mr. Koerner is entitled to receive a fee of $300 per month and reimbursement of reasonable expenses in attending meetings in connection with his serving as a member of the Board of Directors.


     In order to obtain the benefit of better purchasing opportunities, some goods or services, including insurance, are purchased jointly by one or more of EHC, AFC, K&G and MPD and the cost of such goods or services are shared by the parties.



     All future transactions and loans between the Company and its officers, directors, affiliates and five percent shareholders will be made or entered into on terms no less favorable than could be obtained from unaffiliated third parties and such transactions and loans, including the forgiveness of any loans, must be approved by a majority of disinterested, independent members of the board of directors of the Company.


KEY MAN LIFE INSURANCE

     EHC is the beneficiary of a key man life insurance policy on behalf of Andrew Franzone, the Chief Executive Officer of the Company. In the event of Mr. Franzone's death or disability the Company will receive $200,000. The Company currently is applying for an additional $300,000 of key man insurance on the life of Mr. Franzone.

                           DESCRIPTION OF SECURITIES

     The authorized capital stock of the Company upon completion of the Offering will consist of 10,000,000 shares of Common Stock, of which 3,195,000 shares will be issued and outstanding, and 1,000,000 shares of undesignated Preferred Stock issuable in series by the Board of Directors, of which no shares will be issued and outstanding. The following summary description of the capital stock of the Company is qualified in its entirety by reference to the Company's Certificate of Incorporation (the 'Certificate') and By-laws (the 'By-laws'), copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. The Certificate and By-laws have been duly adopted by the stockholders and the Board of Directors of the Company.

COMMON STOCK

     The holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders. The holders of Common Stock are not entitled to cumulative voting rights. Therefore, the holders of a majority of the shares voted in the election of directors can elect all of the directors then standing for election, subject to the rights of the holders of Preferred Stock, if and when issued. The holders of Common Stock have no preemptive or other subscription rights.

     The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors from funds legally available therefor, with each share of Common Stock sharing equally in such dividends. The possible issuance of Preferred Stock with a preference over Common Stock as to dividends could impact the dividend rights of holders of Common Stock.

     There are no redemption provisions with respect to the Common Stock. All outstanding shares of Common Stock, including the shares offered hereby, are, or will be upon completion of the Offering, fully paid and non-assessable.

     The By-laws provide that the number of directors shall be fixed by the

Board of Directors. Any director of the Company may be removed from office only for cause by the holders of two-thirds of the outstanding shares of the Company entitled to vote at an election of directors.

UNDESIGNATED PREFERRED STOCK

     The Board of Directors of the Company is authorized, without further action of the stockholders of the Company, to issue up to 1,000,000 shares of Preferred Stock in one or more classes or series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series or the designation of such series. However, pursuant to the Certificate, the holders of Preferred Stock would not have cumulative voting rights with respect to the election of directors. Any such Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock.

     The purpose of authorizing the Board of Directors to issue Preferred Stock is, in part, to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Preferred Stock could adversely affect the voting power of the holders of Common Stock and could have the effect of delaying, deferring, or preventing a change in control of the Company.

WARRANTS

     The following is a brief summary of certain provisions of the Warrants, but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the warrant agreement (the 'Warrant Agreement') among the Company, the Underwriter, and Continental Stock Transfer and Trust Company (the 'Warrant Agent'). A copy of the Warrant Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. As of the date hereof, there are no Warrants outstanding. See 'Additional Information.'


     Exercise Price and Terms. Each Warrant entitles the registered holder thereof to purchase, at any time over a five year period, commencing one year after the Effective Date, one share of Common Stock at $5.00 per share, subject to adjustment in accordance with the anti-dilution provisions and other provisions referred to below. The holder of any Warrant may exercise such Warrant by surrendering the certificate representing the Warrant to the Warrant Agent, with the subscription form thereon properly completed and executed, together with payment of the exercise price. The Warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the Warrants. No fractional shares will be issued upon the exercise of the Warrants.

     The exercise price of the Warrants bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price of the securities offered hereby.

     Adjustments. The holders of the Warrants are protected against dilution of their interests by adjustments, as set forth in the Warrant Agreement, of the exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassification of the Common Stock, or sale by the Company of shares of its Common Stock or other securities convertible into Common Stock at a price below the then-applicable exercise price of the Warrants. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company in order to enable warrantholders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon the exercise of the Warrant.


     Redemption Provisions. Commencing 12 months after the date of this Prospectus, all, but not less than all, of the Warrants are subject to redemption at $0.10 per Warrant on not less than 30 days' prior written notice to the holders of the Warrants provided the per share closing price or bid quotation of the Common Stock as reported on Nasdaq SmallCap or BSE, if traded thereon, or if not traded thereon, the average closing sale price if listed on a national or regional securities exchange equals or exceeds 150% of the then current exercise price (subject to adjustment) for any 20 trading days within a period of 30 consecutive trading days ending on the 15th day prior to the date on which the Company gives notice of redemption. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption in such notice. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.


     Transfer, Exchange and Exercise. The Warrants are in registered form and may be presented to the Warrant Agent for transfer, exchange or exercise at any time commencing one year after the Effective Date and prior to their expiration date five years from the date of this Prospectus, at which time the Warrants become wholly void and of no value. If a market for the Warrants develops, the holder may sell the Warrants instead of exercising them. There can be no assurance, however, that a market for the Warrants will develop or continue.

     The Warrants are not exercisable unless, at the time of the exercise, the Company has an effective Registration Statement including the shares of Common Stock issuable upon exercise of the Warrants, and such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the Warrants. Although the Company will use its best efforts to have all the shares of Common Stock issuable upon exercise of the Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, there can be assurance that it will be able to do so.


     The Warrants are separately transferable immediately upon issuance. Although the Warrants will not knowingly be sold to purchasers in jurisdictions in which the Warrants are not registered or otherwise qualified for sale or exemption, purchasers may buy Warrants in the after-market in, or may move to, jurisdictions in which Warrants and the Common Stock underlying the Warrants are not so registered or qualified or exempt. In this event, the Company would be unable lawfully to issue Common Stock to those persons desiring to exercise their Warrants (and the Warrants would not be exercisable by those persons) unless and until the Warrants and the underlying Common Stock are registered, or qualified for sale in jurisdictions in which such purchasers reside, or any exemption from registration or qualification exists in such jurisdiction.

     Warrantholder Not a Stockholder. The Warrants do not confer upon holders any voting, dividend or other rights as stockholders of the Company.

     Modification of Warrants. The Company and the Warrant Agent may make such modifications to the Warrants as they deem necessary and desirable that do not adversely affect the interests of the warrantholders. No modifications may be made to the Warrants without the consent of two-thirds of the warrantholders.

UNDERWRITER'S WARRANTS

     In connection with the Offering, the Company has agreed to issue to the Underwriter the Underwriter's Warrants, which consist of up to 125,000 shares of Common Stock and 125,000 Warrants, initially exercisable at 125% of the Offering price as of the Effective Date. The Underwriter's Warrants will be exercisable for a period of four years commencing one year after the closing of the Offering. The Underwriter is entitled to certain registration rights under the Securities Act relating to the shares of Common Stock received upon the exercise of the Underwriter's Warrants. The Underwriter's Warrants may not be sold, transferred, assigned, pledged or hypothecated during the first year after issuance, except to the Underwriter and persons who are officers and partners thereof. The exercise price and the number of shares of Common Stock that may be purchased are subject to adjustment pursuant to anti-dilution provisions of the Underwriter's Warrants. See 'Underwriting.'

DELAWARE LAW WITH RESPECT TO BUSINESS COMBINATIONS

     As of the date of this Prospectus, the Company will be subject to the State of Delaware's 'business combination' statute, Section 203 of the Delaware General Corporation Law. In general, such statute prohibits a publicly-held Delaware corporation from engaging in a 'business combination' with a person who is an 'interested stockholder' for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A 'business combination' includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An 'interested stockholder' is a person who, together with affiliates, owns (or, within three years prior to the proposed business combination, did own) 15% or more of the Delaware corporation's voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.


LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS


     As permitted by the Delaware General Corporation Law, the Company has included in its Certificate a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, except for liability for breaches of duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law or for any transaction from which a director derives an improper personal benefit. This provision does not alter a director's liability under the federal securities laws and does not affect the availability of equitable remedies, such as an injunction or recission, for breach of fiduciary duty. In addition, the By-laws of the Company provide that the Company is required to indemnify its officers and directors, employees and agents under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The By-laws provide that the Company, among other things, will indemnify such officers and directors, employees and agents against certain liabilities that may arise by reason of their status or service as directors, officers, or employees (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted. The Company believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company on the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is Continental Stock

Transfer and Trust Company.

REPORTS TO STOCKHOLDERS

     The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

     As of the Effective Date, the Company has registered its Common Stock and Warrants under the provisions of Section 12(g) of the Exchange Act, and the Company has agreed that it will use its best efforts to continue to maintain such registration for a minimum of five years from the Effective Date. Such registration will require the Company to comply with periodic reporting, proxy solicitation and certain other requirements of the Exchange Act.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon the consummation of the Offering, the Company will have 3,195,000 shares of Common Stock outstanding (3,382,500 shares if the Underwriter's over-allotment option is exercised in full and assuming no exercise of Warrants or the Underwriter's Warrants). Of these shares, the 1,250,000 shares sold in the Offering (1,437,500 shares if the Underwriter's over-allotment option is exercised in full) will be freely tradeable. The remaining 1,945,000 shares are deemed to be 'restricted securities,' as that term is defined under Rule 144, in that such shares were issued and sold by the Company in private transactions not involving a public offering and are not currently part of an effective registration. Except for the 'lock-up' agreements described below, such shares are eligible for sale under Rule 144, or will become so eligible at various times. In addition, the Company has granted the Underwriter demand and piggyback registration rights with respect to the securities issuable upon exercise of the Underwriter's Warrants. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or even the availability of such shares for sale will have on the market prices prevailing from time to time. If the holders of the shares, eligible for registration so choose, they could require the Company to register all of said shares at anytime. See 'Underwriting.'

     In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or other persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on Nasdaq, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.


     Except upon the consent of the Underwriter, all executive officers, all directors and holders of substantially all of the outstanding stock of the

Company have agreed not to, directly or indirectly, issue, offer, agree or offer to sell, sell, transfer, assign, encumber, grant an option for the purchase or sale of, pledge, hypothecate or otherwise dispose of any beneficial interest in such securities for a period of 24 months following the Effective Date. Provided, however, that if either of Messrs. Franzone, Kassel or Goodman dies during the lock-up period, each estate of the deceased may, to the extent that the Company receives proceeds from insurance on the life of the deceased, cause the Company to redeem up to 250,000 shares for $500,000 and may sell the remaining shares pursuant to Rule 144, provided that the estate does not sell more than 25,000 shares within any three-month period. For a period of two years from the date of this Prospectus, the Company has also agreed not to file any registration statement relating to the offering or sale of the Company's securities (not including a registration statement on Form S-8 on behalf of employees) without the consent of the Underwriter.


     Prior to the Offering, there has been no market for the Securities and no prediction can be made as to the effect, if any, that market sales of shares of the Securities or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

                                  UNDERWRITING

     The Underwriter has agreed, subject to the terms and conditions of the Underwriting Agreement (the 'Underwriting Agreement') to purchase from the Company and the Company has agreed to sell to the Underwriter on a firm commitment basis, 1,250,000 shares of Common Stock and 1,250,000 Warrants.

     The Underwriter is committed to purchase all the shares of Common Stock and Warrants offered hereby, if any of such Securities are purchased. The Underwriting Agreement provides that the obligations of the Underwriter is subject to conditions precedent specified therein.

     The Company has been advised by the Underwriter that the Underwriter proposes initially to offer the Securities to the public at the initial public offering prices set forth on the cover page of this Prospectus and to certain
dealers at such prices less concessions not in excess of $   per share of Common
Stock and $   per Warrant. Such dealers may reallow a concession not in excess
of $   per share of Common Stock and $   per Warrant to certain other dealers.
After the commencement of the Offering, the public offering prices, concession and reallowance may be changed by the Underwriter.

     The Underwriter has informed the Company that it does not expect sales to discretionary accounts.

     The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act that arise out of or are in connection with the Registration Statement, Prospectus and related

Exhibits filed with the Commission. The Company has also agreed to pay to the Underwriter a non-accountable expense allowance equal to 3% of the gross proceeds derived from the sale of the Securities underwritten hereby, provided that the underwriting is successfully completed.

     The Company has granted to the Underwriter an over-allotment option, exercisable during the 45-day period from the Effective Date, to purchase up to an additional 187,500 shares of Common Stock and/or 187,500 Warrants at the Offering price per share of Common Stock and Warrants, respectively, offered hereby, less underwriting discounts and the non-accountable expense allowance. Such option may be exercised only for the purpose of covering over-allotments, if any, incurred in the sale of the Securities offered hereby. To the extent such option is exercised in whole or in part, the Underwriter will have a firm commitment, subject to certain conditions, to purchase the number of the additional securities proportionate to its initial commitment.


     In connection with the Offering, the Company agreed to sell to the Underwriter, for nominal consideration, warrants to purchase from the Company up to 125,000 shares of Common Stock and 125,000 Warrants (the 'Underwriter's Warrants'). The Underwriter's Warrants are initially exercisable at 150% of the Offering price as of the Effective Date, for a period of four years, commencing one year after the Effective Date. The Underwriter's Warrants are restricted from sale, transfer, assignment or hypothecation for a period of 12 months from the date hereof, except to officers of the Underwriter. The Underwriter's Warrants provide for adjustment in the number of shares of Common Stock and Warrants issuable upon the exercise thereof and in the exercise price of the Underwriter's Warrants as a result of certain events, including subdivisions and combinations of the Common Stock. The Underwriter's Warrants grant to the holders thereof certain rights of registration for the securities issuable upon exercise thereof.



     Except upon the consent of the Underwriter, all executive officers, all directors and holders of substantially all of the outstanding stock of the Company have agreed not to, directly or indirectly, issue, offer, agree or offer to sell, sell, transfer, assign, encumber, grant an option for the purchase or sale of, pledge, hypothecate or otherwise dispose of any beneficial interest in such securities for a period of 24 months following the Effective Date. Provided, however, that if either of Messrs. Franzone, Kassel or Goodman dies during the lock-up period, the estate of the deceased may, to the extent that the Company receives proceeds from insurance on the life of the deceased, cause the Company to redeem up to 250,000 shares for $500,000 and may sell the remaining shares pursuant to Rule 144, provided that the estate does not sell more than 25,000 shares within any three month period. If any such transaction is entered into or any such lock-ups are waived or shortened, to the extent that the Company is aware of any such transaction or early release and is required to disclose the same, such information will be disclosed in a timely manner. In addition, without the consent of the Underwriter and except pursuant to the exercise of the Warrants and the Underwriter's Warrants, the Company has agreed that it, its subsidiaries and affiliates shall not sell or offer for sale any of their equity securities commencing the Effective Date for a period of 24 months thereafter. The Company has further agreed for a period of 24 months following the Effective Date
not to file a registration statement covering any of its securities without the prior written consent of the Underwriter, except a registration statement on Form S-8 relating to the Company's employees and Ms. Bao-Wen Chen, a consultant and independent director of the Company who is entitled to receive an aggregate of 25,000 registered shares of Common Stock pursuant to the Grant Plan, issuable in annual increments of 5,000 shares commencing on the Effective Date.


     Upon the exercise of any Warrants more than one year after the date of this Prospectus, which exercise was solicited by the Underwriter, and to the extent not inconsistent with the guidelines of the NASD and the Rules and Regulations of the Commission, the Company has agreed to pay the Underwriter a commission which shall not exceed 5% of the aggregate exercise price of such Warrants in connection with bona fide services provided by the Underwriter relating to any warrant solicitation. In addition, the individual must designate the firm entitled to payment of such warrant solicitation fee. However, no compensation will be paid to the Underwriter in connection with the exercise of the Warrants if (a) the market price of the Common Stock is lower than the exercise price,
(b) the Warrants were held in a discretionary account or (c) the Warrants are exercised in an unsolicited transaction. Unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Underwriter will be prohibited from engaging in any market-making activities with regard to the Company's securities for the period from five business days (or other such applicable periods as Rule 10b-6 may provide) prior to any solicitation of the exercise of the Warrants until the later of their termination of such solicitation activity or the termination (by waiver or otherwise) of any right the Underwriter may have to receive a fee. As a result, the Underwriter may be unable to continue to provide a market for the Company's securities during certain periods while the Warrants are exercisable. If the Underwriter has engaged in any of the activities prohibited by Rule 10b-6 during the periods described above, the Underwriter undertakes to waive unconditionally its right to receive a commission on the exercise of such Warrants.

     In connection with the Offering, the Underwriter and its affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock and Warrants. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock or Warrants for the purpose of stabilizing their respective market prices. The Underwriter also may create a short position for the account of such Underwriter by selling more shares of Common Stock or Warrants in connection with the Offering than it is committed to purchase from the Company, and in such case may purchase shares of Common Stock or Warrants in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriter may also cover all or a portion of such short position by exercising the Underwriter's over-allotment option. In addition, the Underwriter may impose 'penalty bids' under contractual arrangements whereby it may reclaim from a dealer participating in the Offering the selling concession with respect to shares of Common Stock and Warrants that are distributed in the Offering but subsequently purchased for the account of the Underwriter in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock and Warrants at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and if they are undertaken they may be discounted at any time.

     The Company has agreed that the Underwriter may nominate for election one person to the Company's Board of Directors (which person shall be reasonably acceptable to the Company) for a period of three years from the Effective Date. In the event the Underwriter elects not to exercise the right, then the Underwriter may designate one person to attend meetings of the Company's Board of Directors as a non-voting advisor (which person shall be reasonably acceptable to the Company). Such designee shall be entitled to attend all such meetings of the Company's Board of Directors and to receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors. The Company has agreed to reimburse designees of the Underwriter for their out-of-pocket expenses incurred in connection with their attendance of meetings of the Company's Board of Directors.

     Prior to the Offering, there has been no public market for the Common Stock or the Warrants. Consequently, the Offering prices of the Securities has been determined by negotiation between the Company and the Underwriter and does not necessarily bear any relationship to the Company's asset value, net worth or other established criteria of value. The factors considered in such negotiations, in addition to prevailing market conditions, included the history of and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure, the market for initial public offerings and certain other factors as were deemed relevant.


     The Company has agreed to retain the Underwriter as a financial consultant to the Company for a period of 24 months after the Offering for an aggregate fee of $120,000 payable in full upon consummation of the Offering. As the Company's financial consultant, the Underwriter will provide investment banking services to the Company as well as seek out strategic transactions on behalf of the Company and furnish advice to the Company in connection with any such transactions.


     The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to a copy of each such agreement which are filed as exhibits to the Registration Statement. See 'Additional Information.'

                                 LEGAL MATTERS


     The legality of the Securities offered hereby will be passed upon for the

Company by Koerner Silberberg & Weiner, LLP, New York, New York. Morrison Cohen Singer & Weinstein, LLP, New York, New York, has acted as counsel for the Underwriter in connection with the Offering. Carl Seldin Koerner, Esq., a managing partner of the law firm of Koerner Silberberg & Weiner, LLP, is one of the independent directors of the Company and also serves as the Secretary to one of the Company's wholly-owned subsidiaries, CDP. See 'Certain Transactions.'



                                    EXPERTS



     The consolidated financial statements of the Company and its subsidiary, EHC, and the financial statements of CDP appearing in this Prospectus and elsewhere in the Registration Statement, have been audited by Feldman Sherb Ehrlich & Co., P.C. (formerly Feldman Radin & Co., P.C.), independent auditors, as set forth in their report and appearing elsewhere herein, and are included in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports.


                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement on Form SB-2 (the 'Registration Statement') under the Securities Act and the rules and regulations promulgated thereunder, with respect to the Common Stock and Warrants offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information regarding the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as part of the Registration Statement. Statements contained in the Prospectus concerning the provisions or contents of any contract, agreement or other document referred to herein are not necessarily complete with respect to each such contract, agreement or document filed as an exhibit to the Registration Statement. Reference is made to such exhibits for a more complete description of the matters involved, and each statement shall be deemed qualified in its entirety by such reference.

     The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained at the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. The electronically filed documents, including reports, proxy statements and other information, are maintained by the Commission and may be found at the World Wide Web site http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS



                                                                                                         PAGE
                                                                                                     ------------
INTERNATIONAL PLASTIC TECHNOLOGIES, INC.
Independent Accountants' Report...................................................................            F-2
Consolidated Balance Sheets.......................................................................            F-3
Consolidated Statements of Operations.............................................................            F-4
Consolidated Statement of Changes in Stockholders' Equity.........................................            F-5
Consolidated Statements of Cash Flows.............................................................            F-6
Notes to Consolidated Financial Statements........................................................    F-7 to F-11

COMPACT DISC PACKAGING CORP. (A DEVELOPMENT STAGE ENTERPRISE)
Independent Accountants' Report...................................................................           F-12
Balance Sheets....................................................................................           F-13
Statements of Operations..........................................................................           F-14
Statements of Stockholders Equity.................................................................           F-15
Statements of Cash Flows..........................................................................           F-16
Notes to Financial Statements.....................................................................           F-17

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
Description of Unaudited Pro Forma Consolidated Financial Statements..............................           F-18
Unaudited Pro Forma Consolidated Balance Sheet....................................................           F-19
Unaudited Pro Forma Consolidated Statements of Operations.........................................   F-20 to F-23

                        INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors of
International Plastic Technologies, Inc.
Farmingdale, New York

We have audited the accompanying consolidated balance sheet of International Plastic Technologies, Inc. and its subsidiary, Electronic Hardware Corp., as of December 27, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 27, 1997 and December 28, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, the financial position of International Plastic Technologies, Inc. and its subsidiary, Electronic Hardware Corp., as of December 27, 1997 and the results of their operations and their cash flows for each of the years ended December 27, 1997 and December 28, 1996 in conformity with generally accepted accounting principles.


                                          /s/ Feldman Sherb Ehrlich & Co., P.C.
                                          FELDMAN SHERB EHRLICH & CO., P.C.
                                          Certified Public Accountants
                                          (Formerly Feldman Radin & Co., P.C.)


New York, New York
March 6, 1998

                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.
                          CONSOLIDATED BALANCE SHEETS




                                                                                   MARCH 29, 1998
                                                                 MARCH 28, 1998     PRO FORMA(1)     DECEMBER 27, 1997
                                                                 --------------    --------------    -----------------
                                                                  (UNAUDITED)       (UNAUDITED)
                            ASSETS
Current assets:
  Cash........................................................     $  253,186        $  153,186         $   351,740
  Accounts Receivable (net of allowance for doubtful accounts
     of $14,000)..............................................        620,451           620,451             681,471
  Inventory...................................................      1,053,129         1,053,129           1,043,011
  Prepaid expenses............................................        151,139           151,139              96,026
                                                                 --------------    --------------    -----------------
     Total current assets.....................................      2,077,905         1,977,905           2,172,248
Property and equipment--net...................................        632,922           632,922             623,215
Other assets..................................................        223,437           223,437             112,357
                                                                 --------------    --------------    -----------------
                                                                   $2,934,264        $2,834,264         $ 2,907,820
                                                                 --------------    --------------    -----------------
                                                                 --------------    --------------    -----------------
             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.......................     $  447,915        $  447,915         $   392,696
  Current portion of long term debt (including $129,210 to
     officer/stockholders)....................................      1,004,773         1,004,773           1,001,181

  Current portion of obligations under capital lease..........         52,816            52,816              53,315
                                                                 --------------    --------------    -----------------
     Total current liabilities................................      1,505,504         1,505,504           1,447,192
                                                                 --------------    --------------    -----------------
Long term debt (including $280,044 to officer/stockholders)...        706,925           706,925             771,244
Fee payable to officer/shareholder............................        150,000           150,000             150,000
Obligations under capital leases..............................         72,953            72,953              88,540
                                                                 --------------    --------------    -----------------
     Total liabilities........................................      2,435,382         2,435,382           2,456,976
                                                                 --------------    --------------    -----------------

Stockholders' equity:
  Common Stock--Par value .001 authorized, issued and
     outstanding 1,500,000 shares.............................          1,500             1,500               1,500
  Paid in Capital.............................................        317,941           317,941             317,941
  Retained Earnings...........................................        179,441            79,441             131,403
                                                                 --------------    --------------    -----------------
     Total stockholders' equity...............................        498,882           398,882             450,844
                                                                 --------------    --------------    -----------------
                                                                   $2,934,264        $2,834,264         $ 2,907,820
                                                                 --------------    --------------    -----------------
                                                                 --------------    --------------    -----------------


------------------

(1) Reflects an anticipated $100,000 stockholder dividend subsequent to March 31, 1998.



                       See notes to financial statements

                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                THREE MONTHS ENDED                     YEAR ENDED
                                                           ----------------------------    ----------------------------------
                                                            MARCH 28,       MARCH 29,       DECEMBER 27,       DECEMBER 28,
                                                               1998            1997             1997               1996
                                                           ------------    ------------    ---------------    ---------------
                                                                   (UNAUDITED)
Net sales...............................................    $ 1,437,535     $ 1,525,061      $ 6,054,747        $ 5,398,041
Cost of goods sold......................................        901,632       1,060,588        3,831,599          3,668,420
                                                           ------------    ------------    ---------------    ---------------
  Gross profit..........................................        535,903         464,473        2,223,148          1,729,621

                                                           ------------    ------------    ---------------    ---------------
Operating expenses:
  Selling and shipping..................................        136,846         117,775          472,096            427,400
  General and administrative............................        301,673         195,342        1,298,797          1,045,038
                                                           ------------    ------------    ---------------    ---------------
  Total operating expenses..............................        438,519         313,117        1,770,893          1,472,438
                                                           ------------    ------------    ---------------    ---------------
Income from operations..................................         97,384         151,356          452,255            257,183
Interest expense........................................         49,346          49,800          206,900            193,138
                                                           ------------    ------------    ---------------    ---------------
  Net income............................................         48,038         101,556          245,355             64,045
Pro-forma income taxes..................................         19,000          40,000           98,000             26,000
                                                           ------------    ------------    ---------------    ---------------
  Pro-forma net income..................................    $    29,038     $    61,556      $   147,355        $    38,045
                                                           ------------    ------------    ---------------    ---------------
                                                           ------------    ------------    ---------------    ---------------
Pro-forma earnings per share--basic.....................    $      0.02     $      0.04      $      0.10        $      0.03
                                                           ------------    ------------    ---------------    ---------------
Weighted average common shares used.....................      1,500,000       1,500,000        1,500,000          1,500,000
                                                           ------------    ------------    ---------------    ---------------
                                                           ------------    ------------    ---------------    ---------------


                       See notes to financial statements

                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                           COMMON STOCK        ADDITIONAL
                                                        -------------------     PAID IN      RETAINED
                                                         SHARES      AMOUNT     CAPITAL      EARNINGS       TOTAL
                                                        ---------    ------    ----------    ---------    ---------
Balance December 30, 1995............................   1,500,000    $1,500     $ 317,941    $ 162,625    $ 482,066
Net Income...........................................                                           64,045       64,045
Distributions........................................                                         (207,243)    (207,243)
                                                        ---------    ------    ----------    ---------    ---------
Balance December 28, 1996............................   1,500,000    1,500        317,941       19,427      338,868
Net Income...........................................                                          245,355      245,355
Distributions........................................                                         (133,379)    (133,379)
                                                        ---------    ------    ----------    ---------    ---------
Balance December 27, 1997............................   1,500,000    1,500        317,941      131,403      450,844
Net Income...........................................                                           48,038       48,038
                                                        ---------    ------    ----------    ---------    ---------
Balance March 28, 1998 (unaudited)...................   1,500,000    $1,500     $ 317,941    $ 179,441    $ 498,882
                                                        ---------    ------    ----------    ---------    ---------
                                                        ---------    ------    ----------    ---------    ---------



                       See notes to financial statements

                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                               THREE MONTHS ENDED               YEAR ENDED
                                                             ----------------------    ----------------------------
                                                             MARCH 28,    MARCH 29,    DECEMBER 27,    DECEMBER 28,
                                                               1998         1997           1997            1996
                                                             ---------    ---------    ------------    ------------
                                                                  (UNAUDITED)
Cash flows from operating activities:
  Net income..............................................   $  48,038    $ 101,556     $  245,355     $     64,045
                                                             ---------    ---------    ------------    ------------
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Depreciation and amortization...........................      63,460       82,978        346,990          365,931
  Gain on sale of equipment...............................          --           --        (10,000)              --
Changes in assets and liabilities:
  (Increase) decrease in accounts receivable..............      61,020     (141,060)       (41,919)          88,305
  Increase in inventory...................................     (10,118)      (2,023)      (141,311)         (45,381)
  (Increase) in prepaid expenses..........................     (55,113)     (41,183)        (1,400)         (34,823)
  Decrease (increase) in other assets.....................    (111,080)      20,681         41,308         (109,797)
  Increase (decrease) in accounts payable and accrued
     expenses.............................................      55,218       80,589         80,576          (96,466)
  Increase in consulting fee payable......................          --           --        150,000               --
                                                             ---------    ---------    ------------    ------------
            Total Adjustments.............................       3,387          (18)       424,244          167,769
                                                             ---------    ---------    ------------    ------------
Net cash provided by operating activities.................      51,425      101,538        669,599          231,814
                                                             ---------    ---------    ------------    ------------
Cash flows from investing activities:
  Proceeds from sale of equipment.........................          --           --         10,000               --
  Expenditures for property and equipment.................     (73,167)    (114,419)      (200,089)        (122,944)
                                                             ---------    ---------    ------------    ------------
Net cash used in investing activities.....................     (73,167)    (114,419)      (190,089)        (122,944)
                                                             ---------    ---------    ------------    ------------
Cash flows from financing activities:
  Decrease in due to officers and affiliated companies ...          --      (26,750)       (71,352)        (156,184)
  Distributions...........................................          --           --       (133,379)        (207,243)
  Proceeds from loans.....................................      40,000      357,100        357,100        1,647,483
  Payments on loans.......................................    (116,812)    (287,887)      (348,049)      (1,413,942)
                                                             ---------    ---------    ------------    ------------
Net cash (used in) provided by financing activities.......     (76,812)      42,463       (195,680)        (129,886)
                                                             ---------    ---------    ------------    ------------
Net increase (decrease) in cash...........................     (98,554)      29,582        283,830          (21,016)
Cash, beginning of year...................................     351,740       67,910         67,910           88,926
                                                             ---------    ---------    ------------    ------------

Cash, end of year.........................................   $ 253,186    $  97,492     $  351,740     $     67,910
                                                             ---------    ---------    ------------    ------------
                                                             ---------    ---------    ------------    ------------
Supplemental Disclosures of Cash Flow Information:
  Cash paid for interest..................................   $  38,264    $  44,770     $  175,521     $    168,515
                                                             ---------    ---------    ------------    ------------
                                                             ---------    ---------    ------------    ------------
  Cash paid for taxes.....................................   $   5,709           --             --               --
                                                             ---------    ---------    ------------    ------------
                                                             ---------    ---------    ------------    ------------


                       See notes to financial statements

                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS OF THE COMPANY


     International Plastic Technologies, Inc. ('International') was incorporated in February 1998 in Delaware as a holding company for the purpose of acquiring the common stock of Electronic Hardware Corporation ('EHC'), Compact Disc Packaging Corp. ('CDP') and Duralogic Technologies, Inc. ('DTI') in contemplation of an initial public offering of International's stock (the 'Offering') (see note 17).



     Under an agreement and plan of reorganization, dated as of the day immediately preceding the Offering, International will issue 1,500,000 shares of its stock for the stock of EHC. The shareholders of EHC will own the same proportionate interest of International as EHC. EHC, a company located in Farmingdale, New York, manufactures injection molded plastic components used in consumer, industrial and military products sold in the United States. Accordingly, the reorganization has been accounted for as a combination of commonly controlled entities and the accompanying financial statements presented herein present the financial position and results of operations and cash flows of International and EHC as if they had been combined for all periods presented.



     Under another agreement and plan of reorganization, dated as of the day immediately preceding the Offering, International will issue 445,000 shares of its stock for the stock of CDP, a development stage enterprise. CDP is owned by one of the shareholders of EHC and two other shareholders. Such transaction will be accounted for as a pooling of interests commencing on the date of the transaction.



     DTI has not commenced operations as of December 27, 1997 and its stock will be acquired by International in March 1998 for $1,000.


2. SIGNIFICANT ACCOUNTING POLICIES

     (a) Fiscal Year--The Company operates on a '52-53 week' reporting year ending the last Saturday preceding December 31.

     (b) Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


     (c) Recognition of Revenue--Revenue is recognized upon completion of the sale which is when the goods are shipped to the customer.



     (d) Inventories--Inventories are stated at the lower of cost or market. Cost is determined principally by the use of the first-in, first-out method.



     (e) Depreciation and Amortization--Fixed assets are depreciated on the straight line basis over the estimated useful lives of the related assets. Leasehold improvements are being amortized on the straight line basis over 10 years.



     (f) Income Taxes--EHC has made an election to be treated as an S Corporation. Accordingly, under such election, any income taxes due or tax benefits derived are the responsibilities of the stockholders.



     (g) Net Income and Pro Forma Per Share Net Income--Net income per share is computed based on the weighted average of number of common shares outstanding during the period. Pro forma income and pro forma income per share have been calculated as if the EHC was a C corporation for federal and state income tax purposes.



     (h) Accounting for Long-Lived Assets--The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. At December 27, 1997, the Company believes that there has been no impairment of its long-lived assets.

                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

3. INVENTORY

     Inventories consist of the following at December 27, 1997:

Raw Materials...............................................   $   69,409
Work in Process.............................................      116,002
Finished Goods..............................................      347,000
Components..................................................      510,600
                                                               ----------
                                                               $1,043,011
                                                               ----------
                                                               ----------

4. PROPERTY AND EQUIPMENT

     Property and equipment are comprised of the following at December 27, 1997:

                                                                        LIFE
                                                                     ----------
Machinery and Equipment...........................................   5-10 Years    $3,064,825
Tools, Dies and Molds.............................................   5-10 Years     1,193,333
Leasehold Improvements............................................     10 Years       217,836
Office Furniture and Fixtures.....................................      5 Years       148,975
                                                                                   ----------
                                                                                    4,624,969
Less: accumulated depreciation and amortization...................                  4,001,754
                                                                                   ----------
                                                                                   $  623,215
                                                                                   ----------
                                                                                   ----------

5. OBLIGATIONS UNDER CAPITAL LEASES

     The Company leases certain equipment under various capital lease arrangements expiring in April 1998 through February 2002:

                                                                       CURRENT    LONG-TERM
                                                                       PORTION     PORTION      TOTAL

                                                                       -------    ---------    --------
Total minimum lease payments........................................   $63,262    $105,058     $168,320
Less: Amounts representing interest.................................     9,947      16,518       26,465
                                                                       -------    ---------    --------
                                                                       $53,315    $ 88,540     $141,855
                                                                       -------    ---------    --------
                                                                       -------    ---------    --------

                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

6. LOANS PAYABLE

     Loans payable are comprised of the following at December 31, 1997:

(1)   Term loan payable, bank, due August 1999, payable in quarterly installments of $25,000 of principal plus interest at prime plus 1% (9.5% at December 27, 1997). The loan is guaranteed by the Companys three officers/stockholders and requires the Company to
      comply with certain covenants.........................................................      375,000
(2)   Line of credit, bank (available up to $1,000,000), payable upon demand, bearing
      interest at prime plus 1/2% (9% at December 27, 1997).................................      753,000
(3)   Loan agreement payable in monthly installments of $2,903 of principal and interest at
      7% per annum due February 2007. The loan is guaranteed by the Company's three
      officers/stockholders.................................................................      235,171
(4)   Various loans payable to officer/stockholders, all bearing interest at 10% per annum, payable in monthly installments ranging from $2,656 to $4,664 plus interest. The loans
      are due in dates ranging from September 1999 through February 2007....................      409,254
                                                                                               ----------
                                                                                                1,772,425
      Less: current portion.................................................................    1,001,181
                                                                                               ----------
      Long term portion.....................................................................      771,244
                                                                                               ----------
                                                                                               ----------
      Long term debt mature as follows:
           1999.............................................................................      424,715
           2000.............................................................................      111,356
           2001.............................................................................       84,519
           2002.............................................................................       25,082
           2003.............................................................................       26,895
           Thereafter.......................................................................       98,677
                                                                                               ----------
                                                                                               $  771,244
                                                                                               ----------
                                                                                               ----------

     The loans are secured by substantially all the assets of the Company. The

Company estimates that the fair value of the above loans approximates their carrying value.

7. RETIREMENT PLAN

     The Company sponsors a 401(k) savings plan covering all non-union employees who have attained the age of 21 and have completed 3 months of service. Participants may contribute up to 15% of their annual compensation, subject to certain limitations. In addition, the Company may make contributions to the plan. During the years ended December 27, 1997 and December 28, 1996, the Company did not make any contributions to the plan.

8. CASH GAIN SHARING PROGRAM

     The Company's full time, non-union employees and other key company employees receive additional compensation as determined by cash profits, as defined, under the Cash Gain Sharing Program. For the year ended December 27, 1997 employees earned approximately $87,000 under the program. No additional compensation was earned in 1996.

9. STOCK OPTION AND GRANT PLAN

     In March 1998, the Company adopted the Stock Option and Grant Plan (the 'Plan') which provides for the aggregate grant of 300,000 shares of the Companys common stock or options to purchase shares of common stock.

                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

10. KEY MAN LIFE INSURANCE

     The Company is the beneficiary of a $200,000 life insurance policy on the life of the President of the Company.

11. COLLECTIVE BARGAINING AGREEMENT


     The Company's factory employees and factory supervisors are represented by a collective bargaining agreement between Local 531, International Brotherhood of Teamsters, AFL-CIO and the Company. Such agreement expired in May 1998 and has been renewed until June 9, 1998.


12. RELATED PARTY TRANSACTIONS

     a. Sales during the years ended December 27, 1997 and December 28, 1996 included $371,000 and $320,000, respectively to another company owned by the three officer/stockholders of the Company. Profit on such sales was approximately $30,000 and $20,000 for the years ended December 27, 1997 and December 28, 1996, respectively.

     b. The Company leases its premises from a company owned by two of the officer/stockholders of the Company at an annual rental of $138,000. Such lease expires in December 2005. The mortgage on the premises in the amount of $567,514 at December 27, 1997 is guaranteed by the Company.

     c. During the year ended December 27, 1997, the Company entered into a consulting agreement with one of its officer/stockholders for consulting services provided in 1997. The Company executed a $150,000 promissory note due January 1, 1999 with interest at 6% per annum for such services.

     d. The Company subleases part of its premises to another company owned by two of the officers/stockholders for an annual rent of $3,000.

     e. In March 1998, the Company entered into employment agreements with its three officer/stockholders for a period of 10 years at an aggregate annual base salary of $325,000. Such agreement provides for increases at the greater of 5% or the consumer price index and an annual bonus to be determined by the Board of Directors.

     f. In March 1998, the Company and an affiliate entered into an engineering consulting and services agreement on a fee for services basis under which the Company will have the right to manufacture certain of the affiliates products.

     g. The Company is a guarantor of two loans aggregating $132,000 made to CDP by two of its stockholders.

     h. The Company is a guarantor on two loans made to an entity owned by the three officer/stockholders of the Company. At December 27, 1997 the outstanding aggregate balance on such loans was $738,000. The loans are secured by an assignment of the affiliates fixed assets, accounts receivable, inventories and all other assets. The unaudited figures of the affiliate as of December 31,1997 are as follows:

Cash........................................................   $  346,962
Accounts Receivable (Net)...................................      507,806
Inventories.................................................      601,644
Prepaid Expenses............................................       95,313
Fixed Assets (Net)..........................................      542,417
Prepaid and Other Assets....................................      200,044
                                                               ----------
Total Assets................................................   $2,294,186
                                                               ----------
                                                               ----------
Total Liabilities...........................................   $1,706,695
Stockholders' Equity........................................      587,491
                                                               ----------
Total Liabilities and Stockholders' Equity..................   $2,294,186
                                                               ----------
                                                               ----------

                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

13. LEGAL PROCEEDINGS


     The Company is involved in one legal proceeding involving a complaint against the Company alleging sexual harassment. The Company is vigorously defending this action and in the opinion of management, the ultimate disposition of this case will not have a material effect on its financial condition or results of operations.


14. LICENSE AGREEMENT

     In February 1998, DTI entered into an exclusive license agreement with an individual which grants DTI the rights to manufacture, market and sell a thermoelectric massager. In consideration of such rights, DTI shall pay the individual a royalty in the first year of the greater of 5% of the monthly net sales of the massager or $75,000 and in subsequent years the greater of 5% of monthly net sales or $50,000. In addition, DTI shall pay $100,000 upon the earlier of the consummation of an initial public offering of the Company's stock or September 15, 1998, and an additional $1,200 per week until such offering is consummated. The agreement will be terminated if the above mentioned $100,000 is not paid.

15. CONSULTING AGREEMENT

     In March 1998, the Company entered into a ten year consulting agreement in connection with the Company's plans to develop manufacturing resources in the People's Republic of China ('China'). The Consultant will be paid at the rate of $50 per hour and 1.5% of the net cost, as defined, of all products manufactured in China up to $5,000,000 per year and 1% of net costs in excess of $5,000,000. The Consultant will also receive over a five year period 25,000 shares of unregistered common stock of the Company and 25,000 options to purchase shares of common stock.

16. PREFERRED STOCK

     The Board of Directors of the Company is authorized, without further action of the stockholders of the Company, to issue up to 1,000,000 shares of Preferred Stock in one or more classes or series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series or the designation of such series.

17. PROPOSED PUBLIC OFFERING

     In February 1998, the Company entered into a letter of intent with an underwriter for the sale of 1,250,000 shares of common stock at $4.50 per share and 1,250,000 redeemable warrants at $.10 per warrant to purchase one share of common stock at $5 per share. Simultaneously with the offering, International is to acquire 100% of the stock of EHC and two other companies in transactions to be accounted for as a pooling of interests. (note 1). The Company has agreed to retain the underwriter as a consultant for a period of two years after the offering for a fee of $120,000 payable upon the consummation of the offering.

18. STOCKHOLDERS' AGREEMENTS


     In March 1998, the Company entered into an agreement with each of its three officer/stockholders which provides that in the event of the death of the stockholder within 24 months after the consummation of a public offering of the Company's stock, the estate of the stockholder can require the Company to repurchase 250,000 shares of the stockholder's stock for $500,000. The repurchase of stock can only be made through the use of insurance proceeds payable to the Company upon the death of the stockholder.

                        INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors of
Compact Disc Packaging Corp.
Farmingdale, New York

We have audited the accompanying balance sheet of Compact Disc Packaging Corp. as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1997 and 1996 and for the period January 31, 1995 (inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Compact Disc Packaging Corp. as of December 31, 1997 and the results of its operations and its cash flows for each of the years ended December 31, 1997 and 1996 and for the period from January 31, 1995 (inception) through December 31, 1997 in conformity with generally accepted accounting principles.


                                          /s/ Feldman Sherb Ehrlich & Co., P.C.
                                          FELDMAN SHERB EHRLICH & CO., P.C.
                                          Certified Public Accountants
                                          (Formerly Feldman Radin & Co., P.C.)



New York, New York
March 18, 1998

                          COMPACT DISC PACKAGING CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS

                                                                                         DECEMBER 31,     MARCH 31,
                                                                                             1997           1998
                                                                                         ------------    -----------
                                                                                                         (UNAUDITED)
                                        ASSETS
Cash..................................................................................    $      445      $     445
                                                                                         ------------    -----------
                                                                                         ------------    -----------
                         LIABILITIES AND STOCKHOLDERS' EQUITY
Accrued expenses......................................................................           325             --
Due to stockholders...................................................................       132,585        148,161
                                                                                         ------------    -----------
  Total liabilities...................................................................       132,910        148,161
                                                                                         ------------    -----------
Stockholders equity:
  Common stock and capital in excess of .01 par value (authorized 10,000 shares,
     issued and outstanding 500 shares)...............................................        25,000         25,000
  Deficit accumulated during development stage........................................      (157,465)      (172,716)
                                                                                         ------------    -----------
  Total stockholders equity...........................................................      (132,465)      (147,716)
                                                                                         ------------    -----------
                                                                                          $      445      $     445
                                                                                         ------------    -----------
                                                                                         ------------    -----------


                       See notes to financial statements

                          COMPACT DISC PACKAGING CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS



                                                        CUMULATIVE                                          CUMULATIVE
                             THREE MONTHS ENDED      JANUARY 31, 1995             YEAR ENDED             JANUARY 31, 1995
                            ---------------------   (INCEPTION) THROUGH   ---------------------------   (INCEPTION) THROUGH
                            MARCH 31,   MARCH 31,        MARCH 31,        DECEMBER 31,   DECEMBER 31,      DECEMBER 31,
                              1998        1997             1998               1997           1996              1997
                            ---------   ---------   -------------------   ------------   ------------   -------------------
                                 (UNAUDITED)            (UNAUDITED)
Net revenue...............  $     --    $     --         $      --          $     --       $     --          $      --
Costs and expenses:
  Salaries................     6,500       3,500            32,500            26,000             --             26,000
  Professional and
     consulting fees......     7,975       3,000            58,841            21,821         28,310             50,866
  Research and
     development..........                                  45,594            20,010          5,500             45,594
  Other general &
     administrative
     expenses.............       776       3,610            35,781            21,899         10,692             35,005
                            ---------   ---------   -------------------   ------------   ------------   -------------------
Total costs and expenses
  (net loss)..............  $(15,251 )  $(10,110 )       $(172,716)         $(89,730)      $(44,502)         $(157,465)
                            ---------   ---------   -------------------   ------------   ------------   -------------------
                            ---------   ---------   -------------------   ------------   ------------   -------------------


                       See notes to financial statements

                          COMPACT DISC PACKAGING CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       STATEMENTS OF STOCKHOLDERS EQUITY


                                                         COMMON STOCK
                                                  ---------------------------
                                                                 PAR VALUE            DEFICIT
                                                  NUMBER OF    AND CAPITAL IN    ACCUMULATED DURING    TOTAL STOCKHOLDERS'
                                                   SHARES      EXCESS OF PAR     DEVELOPMENT STAGE     EQUITY (DEFICIENCY)
                                                  ---------    --------------    ------------------    -------------------
Balance--January 31, 1995 (inception)..........       --          $     --           $       --            $        --
Issuance of Common Stock.......................      500            25,000                   --                 25,000
Net Loss.......................................                                         (23,233)               (23,233)
                                                     ---       --------------    ------------------    -------------------
Balance--December 31, 1995.....................      500            25,000              (23,233)                 1,767
Net Loss.......................................                                         (44,502)               (44,502)
                                                     ---       --------------    ------------------    -------------------
Balance--December 31, 1996.....................      500            25,000              (67,735)               (42,735)
Net Loss.......................................                                         (89,730)               (89,730)
                                                     ---       --------------    ------------------    -------------------
Balance--December 31, 1997.....................      500          $ 25,000           $ (157,465)           $  (132,465)

Net Loss.......................................                                         (15,251)               (15,251)
                                                     ---       --------------    ------------------    -------------------
Balance--March 31, 1998 (unaudited)............      500          $ 25,000           $ (172,716)           $  (147,716)
                                                     ---       --------------    ------------------    -------------------
                                                     ---       --------------    ------------------    -------------------


                       See notes to financial statements

                          COMPACT DISC PACKAGING CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS


                                                            CUMULATIVE                                       CUMULATIVE
                                                         JANUARY 31, 1995                                 JANUARY 31, 1995
                                  THREE MONTHS ENDED       (INCEPTION)              YEAR ENDED              (INCEPTION)
                                 ---------------------       THROUGH        ---------------------------       THROUGH
                                 MARCH 28,   MARCH 29,      MARCH 28,       DECEMBER 31,   DECEMBER 31,     DECEMBER 31,
                                   1998        1997            1998             1997           1996             1997
                                 ---------   ---------   ----------------   ------------   ------------   ----------------
                                      (UNAUDITED)          (UNAUDITED)
Cash flows from operating
  activities:
  Net loss.....................  $(15,251 )  $(10,110 )     $ (172,716)       $(89,730)      $(44,502)       $ (157,465)
                                 ---------   ---------   ----------------   ------------   ------------   ----------------
  Changes in assets and
     liabilities:
     Increase (decrease) in
       accrued expenses........      (325 )    (3,642 )             --          (3,316)         3,293               325
                                 ---------   ---------   ----------------   ------------   ------------   ----------------
  Net cash used in operating
     activities................   (15,576 )   (13,752 )        172,716         (93,046)       (41,209)         (157,140)
                                 ---------   ---------   ----------------   ------------   ------------   ----------------
Cash flows from financing
  activities:
     Loans payable to
       stockholders............    15,576       2,833          148,161          82,236         27,464           132,585
     Issuance of capital
       stock...................        --          --           25,000              --         25,000            25,000
                                 ---------   ---------   ----------------   ------------   ------------   ----------------
  Net cash provided by
     financing activities......    15,576       2,833          173,161          82,236         52,464           157,585
                                 ---------   ---------   ----------------   ------------   ------------   ----------------
  Net increase (decrease) in
     cash......................        --     (10,919 )            445         (10,810)        11,255               445
  Cash, beginning of period....       445      11,255               --          11,255             --                --
                                 ---------   ---------   ----------------   ------------   ------------   ----------------
  Cash, end of period..........  $    445    $    336       $      445        $    445       $ 11,255        $      445

                                 ---------   ---------   ----------------   ------------   ------------   ----------------
                                 ---------   ---------   ----------------   ------------   ------------   ----------------


                       See notes to financial statements

                          COMPACT DISC PACKAGING CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS OF THE COMPANY

     Compact Disc Packaging Corp. (the 'Company') was incorporated in Delaware on January 31, 1995 to manufacture and market a proprietary compact disc packaging system. As of December 31, 1997 the Company has not generated any revenue.

2. SIGNIFICANT ACCOUNTING POLICIES

          a. Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

          b. Research and Development--Research and development expenditures are charged to operations as incurred.

3. DUE TO STOCKHOLDERS

     On January 1, 1998 the Company executed promissory notes for $107,500 and $25,000, respectively, to two of its stockholders bearing interest at 10% per annum due on January 1, 1999. Such amounts were for monies advanced to the Company by the stockholders to fund company expenses. The notes are guaranteed by an affiliate, International Plastic Technologies, Inc. (note 5).

4. LICENSE AGREEMENT

     In February 1998 the Company entered into an exclusive license agreement with a corporation which grants the Company the rights to manufacture, market and sell a compact disc packaging system. The Company shall pay such a corporation annual royalties of 2% of net sales and 25% of other fees, as defined, plus an initial fee of $30,000. The exclusive provisions of the license agreement are subject to termination if certain minimum royalty levels are not obtained or if the Company does not obtain a $1,000,000 cash investment within 24 months of the agreement.

5. PROPOSED PUBLIC OFFERING



     In February 1998, a Delaware holding company, International Plastic Technologies, Inc. ('International') was incorporated for the purpose of acquiring the stock of the Company and two other affiliated companies. The acquisitions are to occur simultaneously with the successful consummation of an initial public offering of International's common stock. International will issue 445,000 shares of its stock for the stock of CDP in a transaction to be accounted for as a pooling of interests.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


     The following unaudited pro forma consolidated balance sheet presents the pro forma financial position of International Plastic Technologies, Inc. ('International') and its subsidiary, Electronic Hardware Corp. ('EHC,' and together with International, the 'Company') and Compact Disc Packaging Corp. ('CDP') at March 31, 1998 as if the proposed merger of the two companies had been consummated at such date. Included are adjustments to reflect the acquisition of CDP by the Company and an anticipated $100,000 stockholder dividend subsequent to March 31, 1998.



     The unaudited pro forma consolidated statements of operations for the three months ended March 28, 1998 and 1997 and for the years ended December 27, 1997 and December 28, 1996 reflect the combined results of the Company and CDP as if the transaction summarized in the preceding paragraph had occurred at the beginning of the first period presented.


     The unaudited pro forma consolidated statements of operations do not necessarily represent actual results that would have been achieved had the companies been together at the beginning of each respective period, nor are they necessarily indicative of future results. These unaudited pro forma consolidated financial statements should be read in conjunction with the companies' respective historical financial statements and notes thereto.

                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 28, 1998



                                                      HISTORICAL                         PRO FORMA
                                       ----------------------------------------         ADJUSTMENTS
                                       INTERNATIONAL PLASTIC     COMPACT DISC       --------------------
                                        TECHNOLOGIES, INC.      PACKAGING CORP.        DR          CR         TOTAL

                                       ---------------------    ---------------     --------    --------    ----------
               ASSETS
Current assets:
  Cash..............................        $   253,186            $     445                (4)  100,000    $  153,631
  Accounts receivable (net of
     allowance for doubtful accounts
     of $14,000)....................            620,451                                                        620,451
  Inventory.........................          1,053,129                                                      1,053,129
  Prepaid expenses..................            151,139                                                        151,139
                                       ---------------------    ---------------     --------    --------    ----------
Total current assets................          2,077,905                  445                     100,000     1,978,350
Property and equipment--net.........            632,922                                                        632,922
Other assets........................            223,437                                                        223,437
                                       ---------------------    ---------------     --------    --------    ----------
                                            $ 2,934,264            $     445                     100,000    $2,834,709
                                       ---------------------    ---------------     --------    --------    ----------
                                       ---------------------    ---------------     --------    --------    ----------
            LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
  Accounts payable and accrued
     expenses.......................        $   447,915            $      --                                $  447,915
  Current portion of long term
     debt...........................          1,004,773                                                      1,004,773
  Current portion of obligations
     under capital leases...........             52,816                                                         52,816
                                       ---------------------    ---------------     --------    --------    ----------
Total current liabilities...........          1,505,504                   --                                 1,505,504
                                       ---------------------    ---------------     --------    --------    ----------
  Long term debt....................            706,925              148,161                                   855,086
  Fee payable to
     officer/shareholder............            150,000                                                        150,000
  Obligations under capital
     leases.........................             72,953                                                         72,953
                                       ---------------------    ---------------     --------    --------    ----------
Total liabilities...................          2,435,382              148,161                                 2,583,543
                                       ---------------------    ---------------     --------    --------    ----------
Stockholders' equity:
  Common Stock--par value
     .001 authorized issued and
     outstanding 1,945,000
     shares.........................              1,500               25,000(1)       25,000(5)      445         1,945
  Deficit accumulated during
     development stage..............                                (172,716)               (2)  172,716
  Paid in capital...................            317,941                     (5)          445(1)   25,000       421,937
                                                                                            (3)   79,441
Retained earnings (Deficit).........            179,441                     (2)      172,716                  (172,716)
                                                                            (3)       79,441
                                                                            (4)      100,000
                                       ---------------------    ---------------     --------    --------    ----------
Total stockholders' equity..........            498,882             (147,716)        377,602     277,602       251,166
                                       ---------------------    ---------------     --------    --------    ----------
                                            $ 2,934,264            $     445        $377,602    $277,602    $2,834,709
                                       ---------------------    ---------------     --------    --------    ----------

                                       ---------------------    ---------------     --------    --------    ----------

                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                       THREE MONTHS ENDED MARCH 28, 1998



                                                                                HISTORICAL
                                                                 ----------------------------------------    PRO-FORMA
                                                                 INTERNATIONAL PLASTIC     COMPACT DISC      ----------
                                                                  TECHNOLOGIES, INC.      PACKAGING CORP.      TOTAL
                                                                 ---------------------    ---------------    ----------
Net sales.....................................................        $ 1,437,535            $      --       $1,437,535
Cost of goods sold............................................            901,632                   --          901,632
                                                                 ---------------------    ---------------    ----------
Gross profit..................................................            535,903                   --          535,903
                                                                 ---------------------    ---------------    ----------
Operating expenses:
  Selling and shipping........................................            136,846                   --          136,846
  General and administrative..................................            301,673               15,251          316,924
                                                                 ---------------------    ---------------    ----------
Total operating expenses......................................            438,519               15,251          453,770
                                                                 ---------------------    ---------------    ----------
Income from operations........................................             97,384              (15,251)          82,133
Interest expense..............................................             49,346                   --           49,346
                                                                 ---------------------    ---------------    ----------
Net income (loss).............................................             48,038              (15,251)          32,787
Pro-forma income taxes........................................             19,000                   --           19,000
                                                                 ---------------------    ---------------    ----------
Pro-forma net income..........................................        $    29,038            $ (15,251)      $   13,787
                                                                 ---------------------    ---------------    ----------
                                                                 ---------------------    ---------------    ----------
Pro-forma earnings per share--Basic...........................        $      0.02            $      --       $     0.01
                                                                 ---------------------    ---------------    ----------
                                                                 ---------------------    ---------------    ----------
Weighted average common shares used...........................          1,500,000                   --        1,945,000
                                                                 ---------------------    ---------------    ----------
                                                                 ---------------------    ---------------    ----------

                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                       THREE MONTHS ENDED MARCH 28, 1997



                                                                                HISTORICAL
                                                                 ----------------------------------------    PRO-FORMA
                                                                 INTERNATIONAL PLASTIC     COMPACT DISC      ----------
                                                                  TECHNOLOGIES, INC.      PACKAGING CORP.      TOTAL
                                                                 ---------------------    ---------------    ----------
Net sales.....................................................        $ 1,525,061            $      --       $1,525,061
Cost of goods sold............................................          1,060,588                   --        1,060,588
                                                                 ---------------------    ---------------    ----------
Gross profit..................................................            464,473                   --          464,473
                                                                 ---------------------    ---------------    ----------
OPERATING EXPENSES:
  Selling and shipping........................................            117,775                   --          117,775
  General and administrative..................................            195,342               10,110          205,452
                                                                 ---------------------    ---------------    ----------
Total operating expenses......................................            313,117               10,110          323,227
                                                                 ---------------------    ---------------    ----------
Income from operations........................................            151,356              (10,110)         141,246
Interest expense..............................................             49,800                   --           49,800
                                                                 ---------------------    ---------------    ----------
Net income (loss).............................................            101,556              (10,110)          91,446
Pro-forma income taxes........................................             40,000                   --           40,000
                                                                 ---------------------    ---------------    ----------
Pro-forma net income..........................................        $    61,556            $ (10,110)      $   51,446
                                                                 ---------------------    ---------------    ----------
                                                                 ---------------------    ---------------    ----------
Pro-forma earnings per share--Basic...........................        $      0.04            $      --       $     0.03
                                                                 ---------------------    ---------------    ----------
                                                                 ---------------------    ---------------    ----------
Weighted average common shares used...........................          1,500,000                   --        1,945,000
                                                                 ---------------------    ---------------    ----------
                                                                 ---------------------    ---------------    ----------

                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 27, 1997


                                                                                HISTORICAL
                                                                 ----------------------------------------    PRO-FORMA
                                                                 INTERNATIONAL PLASTIC     COMPACT DISC      ----------

                                                                   TECHNOLOGIES INC.      PACKAGING CORP.      TOTAL
                                                                 ---------------------    ---------------    ----------
Net sales.....................................................        $ 6,054,747                   --       $6,054,747
Cost of goods sold............................................          3,831,599                   --        3,831,599
                                                                 ---------------------    ---------------    ----------
Gross profit..................................................          2,223,148                   --        2,223,148
                                                                 ---------------------    ---------------    ----------
Operating expenses:
  Selling and shipping........................................            472,096                   --          472,096
  General and administrative..................................          1,298,797               89,730        1,388,527
                                                                 ---------------------    ---------------    ----------
Total operating expenses......................................          1,770,893               89,730        1,860,623
                                                                 ---------------------    ---------------    ----------
Income from operations........................................            452,255              (89,730)         362,525
Interest expense..............................................           (206,900)                  --         (206,900)
                                                                 ---------------------    ---------------    ----------
Net income (loss).............................................            245,355              (89,730)         155,625
Pro-forma income taxes........................................             98,000                   --           98,000
                                                                 ---------------------    ---------------    ----------
Pro-forma net income..........................................        $   147,355            $ (89,730)      $   57,625
                                                                 ---------------------    ---------------    ----------
                                                                 ---------------------    ---------------    ----------
Pro-forma earnings per share--Basic...........................        $      0.10            $      --       $     0.03
                                                                 ---------------------    ---------------    ----------
                                                                 ---------------------    ---------------    ----------
Weighted average common shares used...........................        $ 1,500,000            $      --       $1,945,000
                                                                 ---------------------    ---------------    ----------
                                                                 ---------------------    ---------------    ----------

                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 28, 1996


                                                                                HISTORICAL
                                                                 ----------------------------------------    PRO-FORMA
                                                                 INTERNATIONAL PLASTIC     COMPACT DISC      ----------
                                                                   TECHNOLOGIES INC.      PACKAGING CORP.      TOTAL
                                                                 ---------------------    ---------------    ----------
Net sales.....................................................        $ 5,398,041                   --       $5,398,041
Cost of goods sold............................................          3,668,420                             3,668,420
                                                                 ---------------------    ---------------    ----------
Gross profit..................................................          1,729,621                   --        1,729,621
                                                                 ---------------------    ---------------    ----------
Operating expenses:
  Selling and shipping........................................            427,400                               427,400

  General and administrative..................................          1,045,038               44,502        1,089,540
                                                                 ---------------------    ---------------    ----------
Total operating expenses......................................          1,472,438               44,502        1,516,940
                                                                 ---------------------    ---------------    ----------
Income from operations........................................            257,183              (44,502)         212,681
Interest expense..............................................           (193,138)                  --         (193,138)
                                                                 ---------------------    ---------------    ----------
Net income (loss).............................................             64,045              (44,502)          19,543
Pro-forma income taxes........................................             26,000                   --           26,000
                                                                 ---------------------    ---------------    ----------
Pro-forma net income (loss)...................................        $    38,045            $ (44,502)      $   (6,457)
                                                                 ---------------------    ---------------    ----------
                                                                 ---------------------    ---------------    ----------
Pro-forma earnings per share--Basic...........................               0.03                   --               --
                                                                 ---------------------    ---------------    ----------
                                                                 ---------------------    ---------------    ----------
Weighted average common shares used...........................          1,500,000                   --        1,945,000
                                                                 ---------------------    ---------------    ----------
                                                                 ---------------------    ---------------    ----------

     The inside back cover shows pictures of various knobs and assemblies manufactured by EHC interspersed throughout the page. In the bottom half of the page is a photograph of a man with a clipboard in front of manufacturing machinery located in EHC's facility.

     The EHC logo appears in the upper right corner of the page. Below the logo is the following description:

          'KNOBS, MECHANICAL DEVICES, CUSTOM MOLDING

          Electronic Hardware Corporation is a customer-focused supplier of molded plastic components and assemblies. Our product line provides the marketplace with many innovative solutions. Our mission is to exceed customer expectations for service, quality and value through continuous improvement of people, processes, and products.'

     At the bottom of the page is the following caption: 'Electronic Hardware Corp. is a wholly-owned subsidiary of International Plastic Technologies, Inc.'

            ------------------------------------------------------
            ------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE

UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
Prospectus Summary..............................    3
Risk Factors....................................    8
Use of Proceeds.................................   19
Dividend Policy.................................   20
Dilution........................................   21
Capitalization..................................   22
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................   23
Business........................................   26
Management......................................   34
Principal Stockholders..........................   38
Certain Transactions............................   39
Description of Securities.......................   42
Shares Eligible for Future Sale.................   46
Underwriting....................................   47
Legal Matters...................................   49
Experts.........................................   49
Additional Information..........................   49
Index to Financial Statements...................  F-1

                            ------------------------

           UNTIL                , 1998 (25 DAYS AFTER THE DATE OF THIS
PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

            ------------------------------------------------------
            ------------------------------------------------------

            ------------------------------------------------------
            ------------------------------------------------------

                               1,250,000 SHARES

                                OF COMMON STOCK


                                     AND

                              1,250,000 REDEEMABLE

                                 COMMON STOCK

                              PURCHASE WARRANTS


                             INTERNATIONAL PLASTIC
                               TECHNOLOGIES, INC.


                            ------------------------
                                   PROSPECTUS
                            ------------------------

                             NETWORK 1 FINANCIAL

                               SECURITIES, INC.

                                            , 1998

            ------------------------------------------------------
            ------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is a Delaware corporation, subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as such with respect to another corporation or other entity at the request of such corporation.

     The Company's Certificate provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any civil or criminal action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by Section 145 of the General Corporation Law of the State of Delaware against all expense, liability and loss (including without limitation attorneys' fees) incurred by such person in connection therewith.

     Nothing contained in the Company's Certificate shall eliminate or limit the liability of directors (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii)

under Section 174 of the General Corporation Law of the State of Delaware; or
(iv) for any transaction from which the director derived an improper personal benefit.

     The Company maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Registration..............................................................   $
NASD Listing Fee..............................................................
Nasdaq Listing Fee............................................................
Transfer Agent Fee............................................................
Printing and Engraving Costs..................................................
Legal Fees and Expenses.......................................................
Accounting Fees and Expenses..................................................
Blue Sky Fees and Expenses....................................................
Miscellaneous.................................................................
                                                                                 ------------
  Total.......................................................................   $
                                                                                 ------------
                                                                                 ------------

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     The following shares of Common Stock were issued by the Company during the past three years without registering the securities under the Securities Act. There were no underwriting discounts or commissions paid in connection with the issuance of any of the securities set forth below.

     The sales of the securities described in the following table were made in reliance upon Section 4(2) of the Securities Act, which provides certain exemptions for transactions not involving a public offering. The purchasers of securities in each transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. All purchasers of securities in each such transaction had adequate information concerning the Company.

     As part of a reorganization, the Company will acquire solely in exchange for Common Stock of the Company, all of the outstanding capital stock of EHC and CDP, to take effect immediately prior to the Effective Date. The value and number of shares to be issued to former holders of the outstanding capital stock of CDP and EHC was determined by negotiations between the Company and Andrew Franzone, David L. Kassel, Harry Goodman, Robert Gillings and David Cowan. Mr. Gillings subsequently transferred his shares of CDP to David L. Kassel in an arms'-length transaction dated May 29, 1998 in return for a nonrecourse promissory note from Mr. Kassel in favor of Mr. Gillings in the principal amount of $450,000 bearing interest at the rate of 6% per annum, payable in full on August 1, 2000 or earlier as provided in such promissory note. The Reorganization exchange is an arm's-length transaction acceptable to each of the parties based upon such negotiations. The amount of shares to be issued is based on a ratio of shares held in CDP and EHC to a percentage of shares of the Company. The Company also acquired all of the outstanding capital stock of DTI for $1,000. Following the reorganization, each of the following individuals will hold the amount of shares of the Company's common stock set forth below:



David L. Kassel....................................................................   900,000
Harry Goodman......................................................................   500,000
Andrew Franzone....................................................................   500,000
David Cowan........................................................................    45,000


ITEM 27. LIST OF EXHIBITS


 EXHIBIT
  NUMBER     DESCRIPTION
----------   ------------------------------------------------------------------------------------------------------
    1        Form of Underwriting Agreement
   *2.1      Agreement and Plan of Reorganization between International Plastic Technologies, Inc. and CDP
   *2.2      Agreement and Plan of Reorganization between International Plastic Technologies, Inc. and EHC
   *3.1      Certificate of Incorporation of International Plastic Technologies, Inc.
   *3.2      By-Laws of International Plastic Technologies, Inc.
    4.1      Form of Common Stock Certificate
    4.2      Form of Warrant Certificate
    4.3      Form of Warrant Agreement between the Company and Continental Stock Transfer and Trust Company
    4.4      Form of Underwriter's Warrant Agreement
   *5        Opinion of Koerner Silberberg & Weiner, LLP
  *10.1      Employment Agreement between the Company and Andrew Franzone
  *10.2      Employment Agreement between the Company and David L. Kassel
  *10.3      Employment Agreement between the Company and Harry Goodman
  *10.4      Consulting Agreement between the Company and B.C. China Business, Inc. and Letter Agreement between the Company and Bao-Wen Chen dated March 1, 1998
   10.5      Consulting Agreement between the Company and Network 1 Financial Securities, Inc.
   10.6      Lease Agreement between the Company and K&G Realty Associates dated December 19, 1989, Rider to Lease
             Agreement dated January 1, 1990, Letter Agreement between the Company and K&G Realty Associates dated
             March 16, 1995 and Riders to Lease Agreement dated March 1, 1998 and May 14, 1998
   10.7      Licensing Agreement between CDP and Inch, Inc.
   10.8      Licensing Agreement between DTI and Dr. Richard Deutsch
  *10.9      Promissory Notes payable to David L. Kassel dated September 13, 1994, August 1, 1996, December 31,
             1997 and Janaury 1, 1998, and Guarantee of CDP Promissory Note dated January 1, 1998 by International
             Plastic Technologies, Inc.
  *10.10     Promissory Notes payable to Harry Goodman dated September 1, 1994 and August 1, 1996

  *10.11     Demand Grid Note between AFC and Republic National Bank of New York dated December 1, 1997, Term Loan
             Agreement Promissory Note between AFC and Republic National Bank of New York dated July 29, 1996 and
             Guaranty and Security Agreement by EHC dated July 25, 1996
  *10.12     Term Loan Agreement between EHC and Republic National Bank of New York dated July 29, 1996 and Term
             Loan Agreement Promissory Note dated July 29, 1996

 EXHIBIT
  NUMBER     DESCRIPTION
----------   ------------------------------------------------------------------------------------------------------
  *10.13     Demand Grid Note between Republic National Bank of New York and EHC dated July 29, 1996
  *10.14     Loan Agreement between EHC and Long Island Development Corporation dated February 21, 1997, Loan
             Promissory Note dated February 21, 1997 and Security Agreement dated February 21, 1997
  *10.15     Mortgage between K&G Realty Associates and Long Island Commercial Bank dated November 28, 1995, Rider to Mortgage dated November 28, 1995, Mortgage Note, Guaranty of Mortgage Note by EHC and Assignment of
             Leases and Rent
  *10.16     Sublease between EHC and MPD dated March 1, 1998
   10.17     Collective Bargaining Agreement between EHC and Local 531, International Brotherhood of Teamsters,
             AFL-CIO and Extension Agreement dated May 8, 1998
   10.18     Stockholders' Agreement between the Company, Andrew Franzone, David L. Kassel and Harry Goodman and
             Amendment No. 1 to the Stockholders' Agreement
  *10.19     International Plastic Technologies, Inc., 1998 Stock Option and Grant Plan
  *10.20     Agreement between AFC and EHC to engineer, manufacture and import products
  *21        List of Subsidiaries of the Company
  *23.1      Consent of Koerner Silberberg & Weiner, LLP (contained in its opinion filed as Exhibit 5 hereto).
   23.2      Consent of Feldman Sherb Ehrlich & Co., P.C. (formerly Feldman Radin & Co., P.C.)
  *24        Power of Attorney (included on the signature page)
   27.1      Financial Data Schedule for International Plastic Technologies, Inc.
   27.2      Financial Data Schedule for Compact Disc Packaging Corp.


------------------

* Previously filed


ITEM 28. UNDERTAKINGS

A. Certificates

     The undersigned registrant (the 'Registrant') hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

B. Rule 415 Offering



     If the Company elects to register the securities under Rule 415 of the Securities Act, the undersigned Company hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement and; (iii) include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

C. Request for Acceleration of Effective Date

     The Company may elect to request acceleration of the Effective Date of the Registration Statement under Rule 461 of the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the

Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D. Rule 430A Offering


     If the Company relies on Rule 430A under the Securities Act, the Company hereby undertakes that:




          (1) For purposes of determinating any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A of the Securities Act and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act deemed to be part of this Registration Statement as of the time it was declared effective.


          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all requirements of filing on Form SB-2 and authorizes this Amendment to the Registration Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on June 11, 1998.


                                          INTERNATIONAL PLASTIC TECHNOLOGIES,
                                          INC.

                                          By:         /s/ ANDREW FRANZONE
     -----------------------------------
                                                       Andrew Franzone
                                                Chief Executive Officer and
                                                        President

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Andrew Franzone his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     In accordance with the requirements of the Securities Act of 1933, this Amendment to the Registration Statement was signed by the following persons in the capacities and on the dates stated.



                SIGNATURE                                         TITLE                              DATE
                ---------                                         -----                              ----

           /s/ ANDREW FRANZONE              Chief Executive Officer, President and Director       June 11, 1998
------------------------------------------
             Andrew Franzone


          /s/  DAVID L. KASSEL              Chairman of the Board                                 June 11, 1998
------------------------------------------
             David L. Kassel

         /s/  HARRY GOODMAN                 Vice President and Director                           June 11, 1998
------------------------------------------
              Harry Goodman

         /s/  STEVEN SGAMMATO               Chief Financial Officer and Controller                June 11, 1998
------------------------------------------
             Steven Sgammato

          /s/ CARL SELDIN KOERNER
------------------------------------------  Director                                              June 11, 1998
             Carl Seldin Koerner

                                 EXHIBIT INDEX


 EXHIBIT                                                                                                    PAGE
  NUMBER     DESCRIPTION                                                                                   NUMBER
  ------     -----------                                                                                   ------
    1        Form of Underwriting Agreement

   *2.1      Agreement and Plan of Reorganization between International Plastic Technologies, Inc. and
             CDP

   *2.2      Agreement and Plan of Reorganization between International Plastic Technologies, Inc. and
             EHC

   *3.1      Certificate of Incorporation of International Plastic Technologies, Inc.

   *3.2      By-Laws of International Plastic Technologies, Inc.

    4.1      Form of Common Stock Certificate

    4.2      Form of Warrant Certificate

    4.3      Form of Warrant Agreement between the Company and Continental Stock Transfer and Trust
             Company

    4.4      Form of Underwriter's Warrant Agreement

   *5        Opinion of Koerner Silberberg & Weiner, LLP

  *10.1      Employment Agreement between the Company and Andrew Franzone


  *10.2      Employment Agreement between the Company and David L. Kassel

  *10.3      Employment Agreement between the Company and Harry Goodman

  *10.4      Consulting Agreement between the Company and B.C. China Business, Inc. and Letter Agreement
             between the Company and Bao-Wen Chen dated March 1, 1998

   10.5      Consulting Agreement between the Company and Network 1 Financial Securities, Inc.

   10.6      Lease Agreement between the Company and K&G Realty Associates dated December 19, 1989,
             Rider to Lease Agreement dated January 1, 1990, Letter Agreement between the Company and
             K&G Realty Associates dated March 16, 1995 and Riders to Lease Agreement dated March 1,
             1998 and May 14, 1998

   10.7      Licensing Agreement between CDP and Inch, Inc.

   10.8      Licensing Agreement between DTI and Dr. Richard Deutsch

  *10.9      Promissory Notes payable to David L. Kassel dated September 13, 1994, August 1, 1996,
             December 31, 1997 and Janaury 1, 1998, and Guarantee of CDP Promissory Note dated January
             1, 1998 by International Plastic Technologies, Inc.

  *10.10     Promissory Notes payable to Harry Goodman dated September 1, 1994 and August 1, 1996

  *10.11     Demand Grid Note between AFC and Republic National Bank of New York dated December 1, 1997,
             Term Loan Agreement Promissory Note between AFC and Republic National Bank of New York dated July 29, 1996 and Guaranty and Security Agreement by EHC dated July 25, 1996

  *10.12     Term Loan Agreement between EHC and Republic National Bank of New York dated July 29, 1996 and Term Loan Agreement Promissory Note dated July 29, 1996

  *10.13     Demand Grid Note between Republic National Bank of New York and EHC dated July 29, 1996

 EXHIBIT                                                                                                    PAGE
  NUMBER     DESCRIPTION                                                                                   NUMBER
  ------     -----------                                                                                   ------
  *10.14     Loan Agreement between EHC and Long Island Development Corporation dated February 21, 1997,
             Loan Promissory Note dated February 21, 1997 and Security Agreement dated February 21, 1997

  *10.15     Mortgage between K&G Realty Associates and Long Island Commercial Bank dated November 28,
             1995, Rider to Mortgage dated November 28, 1995, Mortgage Note, Guaranty of Mortgage Note
             by EHC and Assignment of Leases and Rent

  *10.16     Sublease between EHC and MPD dated March 1, 1998

   10.17     Collective Bargaining Agreement between EHC and Local 531, International Brotherhood of
             Teamsters, AFL-CIO and Extension Agreement dated May 8, 1998


   10.18     Stockholders' Agreement between the Company, Andrew Franzone, David L. Kassel and Harry
             Goodman and Amendment No. 1 to the Stockholders' Agreement

  *10.19     International Plastic Technologies, Inc., 1998 Stock Option and Grant Plan

  *10.20     Agreement between AFC and EHC to engineer, manufacture and import products

  *21        List of Subsidiaries of the Company

  *23.1      Consent of Koerner Silberberg & Weiner, LLP (contained in its opinion filed as Exhibit 5 hereto).

   23.2      Consent of Feldman Sherb Ehrlich Radin & Co., P.C. (formerly Feldman Radin & Co., P.C.)

  *24        Power of Attorney (included on the signature page)

   27.1      Financial Data Schedule for International Plastic Technologies, Inc.

   27.2      Financial Data Schedule for Compact Disc Packaging Corp.


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* Previously filed.

                                                      REGISTRATION NO. 333-48701

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    EXHIBITS
                                       TO
                                AMENDMENT NO. 1
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.
   (EXACT NAME OF REGISTRANT AS SPECIFIED IN THEIR ORGANIZATIONAL DOCUMENTS)

                                    VOLUME I

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